As filed with the Securities and Exchange Commission on July 31, 2015

Registration Nos. 333-204880 and 333-204880-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor

San Francisco, CA 94105

(415) 593-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sachin Adarkar, Esq.

Secretary

221 Main Street, 3rd Floor

San Francisco, CA 94105

(415) 593-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keir D. Gumbs, Esq.

Covington & Burling LLP

One CityCenter, 850 Tenth Street, NW

Washington, DC 20001-4956

(202) 662-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Borrower Payment Dependent Notes	$750,000,000		100%		$750,000,000	(1)	$87,150
PMI Management Rights (2)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(2) Each Borrower Payment Dependent Note will be issued with a PMI Management Right that is attached to and will not be separable from the Borrower Payment Dependent Note. No separate consideration is being paid for or value assigned to the PMI Management Rights and accordingly, no additional registration fee is being paid herewith.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Prosper Funding LLC and Prosper Marketplace, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2015

PROSPER FUNDING LLC

$750,000,000 Borrower Payment Dependent Notes

PROSPER MARKETPLACE, INC.

PMI Management Rights

This is a public offering to investor members of Prosper Funding LLC of up to $750,000,000 in principal amount of Borrower Payment Dependent Notes, or “Notes.” Each Note will come attached with a PMI Management Right issued by Prosper Marketplace, Inc. Prosper Funding LLC will be the sole issuer of the Notes and Prosper Marketplace, Inc. will be the sole issuer of the PMI Management Rights. For the purposes of this prospectus, the Notes and the PMI Management Rights will be collectively referred to as “the Securities.”

Except as the context requires otherwise, as used in this prospectus, “we,” “us,” “our,” and “Registrants” refer to Prosper Marketplace, Inc. (“PMI”), a Delaware corporation, and its wholly owned subsidiary, Prosper Funding LLC (“PFL”), a Delaware limited liability company; and “Prosper” refers to PMI and its wholly owned subsidiaries, PFL and Prosper Healthcare Lending LLC on a consolidated basis. In addition, the unsecured, consumer loans originated through our marketplace are referred to as “Borrower Loans.”

Payments for each series of Notes will be dependent on payments PFL receives on a specific Borrower Loan described in a listing posted to our marketplace. All listings on our marketplace are posted by individual consumer borrower members of PFL requesting individual consumer loans. In addition, each listing will be described in a prospectus supplement.

Important terms of the Notes include the following, each of which is described in detail in this prospectus:

•	The Notes are special, limited obligations of PFL only and are not obligations of its parent company, PMI or of the borrowers under the corresponding Borrower Loans.

•	PFL’s obligation to make payments on a Note will be limited to an amount equal to the Note holder’s pro rata share of amounts PFL receives with respect to the corresponding borrower loan, net of any servicing fees. Neither Prosper Funding LLC nor Prosper Marketplace, Inc. guarantees payment of the Notes or the corresponding Borrower Loans.

•	The Notes will bear interest from the date of issuance, have a fixed rate, be payable monthly and have an initial maturity of three or five years from issuance. PFL may add additional Note terms from time to time.

•	A Note holder’s recourse will be extremely limited in the event that borrower information is inaccurate for any reason.

Important terms of the PMI Management Rights include the following, each of which is described in detail in this prospectus:

•	The PMI Management Rights will not be separable from the Notes offered on the marketplace and will not be assigned a value separate from the Notes.

•	The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders. The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others. Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Investor Registration Agreement, and in this prospectus, which services include, but are not limited to:

•	the existence and operation of the marketplace;
•	verification of borrower information;
•	evaluation and validation of the Prosper Score and Prosper Rating;
•	remitting borrower payments; and
•	collecting on delinquent accounts.

•	Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement. Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.

•	PMI’s obligations to provide services under the Administration Agreement may be terminated by PMI or by PFL under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement-Administration Agreement-Indenture Trustee as Third-Party Beneficiary.” Termination of the Administration Agreement would not affect the rights of holders of previously-issued PMI Management Rights under the federal securities laws.

PFL will offer the Notes to its lender members at 100% of their principal amount.

The Notes and PMI Management Rights will be issued in electronic form only and will not be listed on any securities exchange. The Notes and PMI Management Rights will not be transferable except through the Folio Investing Note Trader platform, or the “Note Trader platform,” operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer. There can be no assurance, however, that a market for Notes will develop on the Note Trader platform. Therefore, note purchasers must be prepared to hold their Notes and PMI Management Rights to maturity.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2015

PART II

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ABOUT THIS PROSPECTUS

This prospectus describes Prosper Funding LLC’s offering of Borrower Payment Dependent Notes, or “Notes.” In addition, a PMI Management Right issued by Prosper Marketplace, Inc. is attached to each Note issued by Prosper Funding LLC. Such PMI Management Right will not be separable from the Note to which it is attached and will not be assigned any value separate from such Note. This prospectus is part of a registration statement filed with the Securities and Exchange Commission, which is referred to herein as the “SEC.” This prospectus, and the registration statement of which it forms a part, speak only as of the date of this prospectus. Prosper Funding LLC and Prosper Marketplace, Inc. will supplement this prospectus from time to time as described below.

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are offered continuously and sales of the Securities through the marketplace occur on a daily basis. When PFL posts a loan request on the marketplace, that posting constitutes an offer by PFL to sell the series of Notes corresponding to that request. As used in this prospectus, a “loan listing” or a “listing” shall refer to a posted loan request. PFL may allocate some of its loan requests to other investor funding channels, including, for example, loans that it sells privately to certain investor members. If it does so, it will allocate loan requests among its various investor channels automatically, based upon a random allocation methodology determined by PFL or PMI. Some loan listings may have been allocated to one of the other investor funding channels first. All such loan listings will be identified for investor members. PFL and PMI prepare regular supplements to this prospectus, which are called “listing reports.” In each listing report, PFL and PMI provide information about the most recent loan listings posted on the marketplace and the series of Notes that correspond to those listings. PFL and PMI will also regularly file prospectus supplements that are called “sales reports,” describing funding, interest rate and maturity date for each series of Notes sold through the marketplace. These prospectus supplements will provide information about the Notes that will correspond to the information contained in the corresponding borrower listings. These listing and sales reports will also be posted on PFL’s website.

PFL and PMI will prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of the offering of the Notes, provide quarterly updates of financial and other information included in this prospectus and disclose other material developments. These prospectus supplements will be filed with the SEC pursuant to Rule 424(b) and will be posted on PFL’s website. When required by SEC rules, such as when there is a “fundamental change” in the offering or the information contained in this prospectus, or when an annual update of financial information is required by the Securities Act or SEC rules, PFL and PMI will file post-effective amendments to the registration statement of which this prospectus forms a part, which will include either a prospectus supplement or an entirely new prospectus to replace this prospectus. PFL and PMI currently anticipate that post- effective amendments will be required, among other times, when there are changes to the material terms of the Notes.

The Securities are not available for offer and sale to residents of every state. PFL’s website indicates the states where residents may purchase the Securities. PFL posts on its website any special suitability standards or other conditions applicable to purchases of the Securities in certain states that are not otherwise set forth in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

PFL and PMI have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, PFL and PMI are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents PFL or PMI has filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. PFL and PMI’s SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to PFL, PMI and the Securities, please refer to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in this prospectus to any of PFL or PMI’s contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

PFL and PMI “incorporate” into this prospectus information filed with the SEC in their Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Annual Report”) filed on April 6, 2015, their Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed on May 20, 2015 (“Quarterly Report”), and their Current Reports on Form 8-K filed on January 20, 2015, January 27, 2015, April 10, 2015, and July 14, 2015 (“Current Reports”). This means that PFL and PMI disclose important information to you by referring you to their Quarterly and Annual Reports and their Current Reports, all of which are available at www.prosper.com. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus automatically updates and supersedes previously filed information.

You may request a copy of PFL and PMI’s Annual Report, Quarterly Reports and their Current Reports, which will be provided to you at no cost, by writing, telephoning or emailing PFL or PMI. Requests should be directed to Customer Support, 221 Main Street, 3rd Floor, San Francisco, CA 94105; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, PFL and PMI’s Annual Reports, Quarterly Reports and Current Reports are available at www.prosper.com.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in this prospectus, including the financial statements and related notes, and the risk factors, before deciding whether to purchase the Notes.

PFL operates a peer-to-peer online credit marketplace, which this prospectus refers to as the “marketplace,” that enables PFL’s borrower members to borrow money and its investor members to purchase Borrower Payment Dependent Notes, or Notes, issued by PFL, the proceeds of which facilitate the funding of the Borrower Loans made to borrower members. The peer-to-peer lending industry is a very innovative and unique industry, and the application of federal and state laws in areas such as securities and consumer finance to PFL’s business is still evolving. PFL is a wholly-owned subsidiary of PMI.

About the Marketplace

PMI developed the marketplace and owned the proprietary technology that makes operation of the marketplace possible. In connection with this offering, PMI transferred ownership of the marketplace, including all of the rights related to the operation of the marketplace, to PFL.

PMI and WebBank entered into a Loan Account Program Agreement, pursuant to which PMI, as agent of WebBank, manages the operation of the marketplace in connection with the submission of loan applications by potential borrowers, the making of related loans by WebBank and the funding of such loans by WebBank. In the future, PMI and/or PFL may enter into agreements with other banks that would act in addition to, or in lieu of, WebBank, in connection with making Borrower Loans through the marketplace. PFL and PMI entered into an Administration Agreement, pursuant to which PMI has agreed to manage all other aspects of the marketplace on behalf of PFL. Prior to the commencement of this offering, PMI operated the marketplace, facilitated the origination of loans by WebBank through the marketplace and issued and sold notes corresponding to those loans. Notes issued and sold through the marketplace prior to the commencement of this offering are referred to as “PMI Notes”. The PMI Notes are not offered pursuant to this prospectus.

Loan Listings. A loan listing, or a listing, is a request by a PFL borrower member for a Borrower Loan in a specified amount that is posted on the marketplace by the borrower member. A borrower member who posts a loan listing on the marketplace is referred to as an “applicant” and an applicant who obtains a loan through the marketplace as a “borrower.” PMI adds to each listing additional information, including the desired loan amount, interest rate and corresponding yield percentage, the minimum amount of total bids required for the loan to fund, the Prosper Rating and estimated loss rate for the listing, the applicant’s debt-to-income ratio, certain credit information from the applicant’s credit report, the applicant’s numerical credit score range, and the applicant’s self-reported annual income range, occupation and employment status. Neither PFL nor PMI guarantees payment of the Notes or the corresponding Borrower Loans.

The Prosper Rating is a proprietary credit rating that we assign to each listing. The Prosper Rating is a letter that indicates the level of risk associated with a listing and corresponds to an estimated average annualized loss rate range for the listing. There are currently seven Prosper Ratings, represented by seven letter scores, but this, as well as the loss ranges associated with each, may change over time as the marketplace dictates. The estimated loss rate for each listing is based on two scores: a consumer reporting agency score and an in-house custom score calculated using the historical performance of previous Borrower Loans with similar characteristics. We will use these two scores to determine an estimated loss rate for each listing, which correlates to a Prosper Rating. This rating system allows for consistency when assigning ratings to listings. See “About the Marketplace - Risk Management” for more information.

Bidding on Listings. A bid on a listing is an investor member’s commitment to purchase a Note in the principal amount of the investor member’s bid that will be dependent for payment on the payments PFL receives on the Borrower Loan described in the listing. After a listing is posted, investor members can place bids on that listing until the listing has received bids totaling the requested loan amount. The minimum amount an investor member may bid is $25. Bids made through Quick Invest or Auto Quick Invest, our automated bidding tools for the Note Channel, or through Premier, our order execution service for the Note Channel, may be for up to 100% of the requested loan amount. For all other bids, the maximum bid amount is 10% of the requested loan amount during the first 24 hours after the loan listing is posted, and 100% of the requested loan amount after that. An investor member who wishes to bid on a listing must have funds in the amount of the bid in his investor member account at the time the bid is made. Once a bid is placed, it is irrevocable, and the amount of the bid may not be withdrawn from the investor member’s account, unless the bidding period expires without the listing having received enough bids to be funded. Once the listing has received bids totaling the requested loan amount, no further bids can be placed. The maximum length of the bidding period is 14 days. If the listing does not receive bids equal to or exceeding the minimum amount required for the listing to fund by the close of the fourteenth day after the listing is posted, the listing will terminate and the requested loan will not be funded.

Borrower Loans. If at the end of the bidding period the listing has received bids equal to or exceeding the minimum amount required to fund, a loan will be made to the applicant in an amount equal to the total amount of all winning bids. All Borrower Loans are unsecured obligations of individual borrower members with a fixed interest rate set by us and a loan term currently set at three or five years, although we may expand the range of available loan terms in the future to between three months and seven years. The minimum and maximum principal amounts for Borrower Loans are currently $2,000 and $35,000, respectively, but in the future we may permit borrowers to request loans in principal amounts between $500 and $35,000. All Borrower Loans are originated by WebBank, a Federal Deposit Insurance Corporation (“FDIC”) insured, Utah-chartered industrial bank. After originating a Borrower Loan, WebBank sells and assigns such Borrower Loans to PFL, without recourse to WebBank, in exchange for the principal amount of the Borrower Loan. WebBank has no obligation to Note holders.

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For all Borrower Loans, we verify the applicant’s identity against data from consumer reporting agencies and other identity and anti-fraud verification databases. Loan listings can be posted without either of us obtaining any documentation of the applicant’s ability to afford the loan. In some instances, we verify the income or employment information provided by applicants in listings. This verification is normally done after the listing has been created but before the loan is funded, and therefore the results of the verification process are not reflected in the loan listings. If we are unable to verify material information with respect to an applicant or listing, we will cancel or refuse to post the listing or cancel any or all commitments against the listing. we may also delay funding of a Borrower Loan in order to verify the accuracy of information provided by an applicant in connection with the listing, or to determine whether there are any irregularities with respect to the listing. If we identify material misstatements or inaccuracies in the listing or in other information provided by the applicant, we will cancel the listing or related loan. See “About the Marketplace-Borrower Identity and Financial Information Verification.”

The Notes. PFL generally issues and sells a series of Notes for each Borrower Loan that is funded on the marketplace. The Notes are sold to the investor members who successfully bid on the corresponding Borrower Loan listing in the principal amounts of their respective bids. Each series of Notes is dependent for payment on payments PFL receives on the corresponding Borrower Loan. PFL uses the proceeds of each series of Notes to purchase the corresponding Borrower Loan from WebBank.

PFL will pay each Note holder principal and interest on the Note in an amount equal to each such Note’s pro rata portion of the principal and interest payments, if any, that PFL receives on the corresponding Borrower Loan, net of PFL’s servicing fee, which is currently set at 1% per annum of the outstanding principal balance of the corresponding Borrower Loan prior to applying the current payment. PFL may in the future increase the servicing fee to a percentage that is greater than 1% but less than or equal to 3% per annum. Any change to PFL’s servicing fee will only apply to Notes offered and sold after the date of the change. PFL will pay Note holders any other amounts it receives on the corresponding Borrower Loans, including late fees and prepayments, subject to its servicing fee, except that it will not pay Note holders any non-sufficient funds fees for failed borrower payments that it receives. In addition, the funds available for payment on the Notes will be reduced by the amount of any attorneys’ fees or collection fees PFL, a third- party servicer or a collection agency imposes in connection with collection efforts related to the corresponding borrower loan. Notwithstanding the foregoing, no payments will be made on any Note after its final maturity date. See “The Offering-Final maturity date/Extension of maturity date.”

Under the Indenture, if a “Repurchase Event” occurs with respect to a Note, PFL will, at its sole option, either repurchase the Note from the holder or indemnify the holder of the Note for any losses resulting from nonpayment of the Note or from any claim, demand or defense arising as a result of such Repurchase Event. A “Repurchase Event” occurs with respect to a Note if (i) a Prosper Rating different from the Prosper Rating actually calculated by PFL was included in the listing for the corresponding Borrower Loan and the interest of the holder in the Note is materially and adversely affected, (ii) a Prosper Rating different from the Prosper Rating that should have appeared was included in the listing for the corresponding Borrower Loan because either PFL inaccurately input data into, or inaccurately applied, the formula for determining the Prosper Rating and, as a result, the interest of the holder in the Note is materially and adversely affected, or (iii) the corresponding Borrower Loan was obtained as a result of verifiable identify theft on the part of the purported borrower member and a material payment default under the corresponding Borrower Loan has occurred.

Under PFL’s investor member registration agreement, PFL represents and warrants that (i) if an investor member uses an automated bidding tool or order execution service offered by PFL, such as Quick Invest, Auto Quick Invest or Premier, to identify Notes for purchase, each Note purchased will conform to the investment criteria provided by the investor member through such tool or service, and (b) each Note that an investor member purchases from PFL will be in the principal amount of the bid such investor member placed and will correspond to the Borrower Loan on which such investor member bid. If PFL breaches either of these representations and warranties and, as a result, the Note sold to an investor member is materially different from the Note that would have been sold had the breach not occurred or if the investor member would not have purchased the Note at all absent such breach, PFL will, at its sole option, either indemnify the investor member from any losses resulting from such breach, repurchase the Note or cure the breach, if the breach is susceptible to cure. If PFL breaches any of its other representations and warranties in the investor member registration agreement and such breach materially and adversely affects an investor member’s interest in a Note, PFL will, at its sole option, either indemnify the investor member, repurchase the affected Note from such investor member or cure the breach. If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration. For more information about PFL’s repurchase and indemnification obligations under the indenture and the investor member registration agreements, see “About the Marketplace-Note Repurchase and Indemnification Obligations.”

PMI Management Rights. The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders. The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others. Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Lender Registration Agreement, and in this prospectus, which services include, but are not limited to:

•	the existence and operation of the marketplace;
•	verification of borrower information;
•	evaluation and validation of the Prosper Score and Prosper Rating;
•	remitting borrower payments; and
•	collecting on delinquent accounts.

Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement. Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.

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The PMI Management Rights arise from the services that PMI will provide to PFL under the Administration Agreement as described in this prospectus. Pursuant to the Administration Agreement, PMI will provide three kinds of services to PFL: (i) PMI will manage the operation of the marketplace itself (credit policy revisions, systems maintenance, etc.) (the “Loan Marketplace Administration Services”); (ii) PMI will provide back-office services to PFL (maintaining books and records, making periodic regulatory filings, performing limited cash management functions, etc.) (the “Corporate Administration Services”); and (iii) PMI will service the Borrower Loans and Notes originated through the marketplace (the “Loan and Note Servicing Services”). Holders of PMI Management Rights will have a limited contractual ability, collectively through the indenture trustee, to enforce PMI’s obligations under the Administration Agreement. However, holders of PMI Management Rights also have rights under the federal securities laws that are not limited, contractually or otherwise. PMI’s obligations to provide services under the Administration Agreement may be terminated by PMI or by PFL under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement-PMI Management Rights.”

Termination of the Administration Agreement would not affect the rights of holders of previously issued PMI Management Rights under the federal securities laws. If PFL or PMI were to terminate PMI’s obligations to provide services under the Administration Agreement, PMI would cease to issue new PMI Management Rights. PFL has entered into a back-up servicing agreement with a loan servicing company who is willing and able to transition loan and Note servicing responsibilities from PMI, but it is unlikely that the back-up servicer would be able to perform functions other than servicing the outstanding Borrower Loans and Notes. Therefore, PFL might have to suspend the facilitation of new Borrower Loans and the issuance of new Notes until it could find another party or parties that could perform the services PMI had been performing under the Administration Agreement. PFL believes it could find another party or parties to perform such services, but the search could take time. For more information, see “Risk Factors-Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes.”

The PMI Management Rights will be attached to the Notes, will not be separable from the Notes and will not be assigned a value separate from the Notes.

Servicing and Loan Marketplace Administration. PFL is responsible for servicing the Borrower Loans and Notes. Following its purchase of Borrower Loans and sale of Notes corresponding to the Borrower Loans, PFL begins servicing the Borrower Loans and Notes. If a Borrower Loan becomes one or more days past due, PFL may collect on it directly or refer it to a third party servicer or collection agency for collection. See “About the Marketplace- Loan Servicing and Collection.”

PFL has entered into an Administration Agreement with PMI, pursuant to which PFL has engaged PMI to assist it in servicing the Borrower Loans, managing the marketplace, and in performing other duties. Pursuant to the Administration Agreement, PMI will provide a variety of administrative and management services, including, but not limited to, supervision of:

•	the management, maintenance and operation of the marketplace;

•	the issuance, sale and payment of the Notes;

•	PFL’s purchase of Borrower Loans;

•	the operation of www.prosper.com;

•	PFL’s compliance with applicable federal and state laws (including consumer protection laws, state lender licensing requirements and securities registration requirements);

•	the applicant verification and eligibility processes;

•	the posting of listings on the marketplace; and

•	the assignment of a Prosper Rating and an interest rate to each listing.

See “About the Marketplace,” “Summary of Indenture, Form of Notes and Administration Agreement-Administration Agreement” and “Information About Prosper Marketplace, Inc.” for more information.

Quick Invest. The marketplace includes a loan search tool, Quick Invest, that makes it easier for investor members to identify Notes that meet their investment criteria. An investor member using Quick Invest is asked to indicate (i) the Prosper Rating or Ratings she wishes to use as search criteria, (ii) the total amount she wishes to invest and (iii) the amount she wishes to invest per Note. If she wishes to search for Notes using criteria other than, or in addition to, Prosper Rating, she can use one or more of several dozen additional search criteria, such as loan amount, debt-to-income ratio and credit score. The only criteria an investor member cannot specify in Quick Invest are the monthly payment amount. Quick Invest then compiles a basket of Notes for her consideration that meet her search criteria. If the pool of Notes that meet her criteria exceeds the total amount she wishes to invest, Quick Invest selects Notes from the pool based on how far the listings corresponding to the Notes have progressed through the loan verification process, i.e., Notes from the pool that correspond to listings for which we have completed the verification process will be selected first. If the pool of Notes that meet the investor member’s specified criteria and for which we have completed verification still exceeds the amount she wishes to invest, Quick Invest selects Notes from that pool based on the principle of first in, first out, i.e., the Notes from the pool with the corresponding listings that were posted earliest will be selected first. If the pool of Notes that meet the investor member’s criteria exceeds the amount she wishes to invest, but the subset of that pool for which we have completed loan verification does not equal the amount she wishes to invest, Quick Invest selects all of the Notes that correspond to listings for which we have completed loan verification and makes up the difference by selecting Notes from the remaining pool on a first in, first out basis. If the investor member’s search criteria include multiple Prosper Ratings, Quick Invest divides the investor’s basket into equal portions, one portion representing each Prosper Rating selected. To the extent available Notes with these Prosper Ratings are insufficient to fill the investor member’s order, the investor member is advised of this shortfall and given an opportunity either to reduce the size of her order or to modify her search criteria to make her search more expansive. The Auto Quick Invest feature allows investor members (i) to have Quick Invest searches run on their designated criteria automatically each time new listings are posted on the marketplace, and (ii) to have bids placed automatically on any Notes identified by each such search. See “About the Marketplace-How to Bid to Purchase Notes-Quick Invest.”

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Corporate Information

Prosper Marketplace, Inc. PMI was incorporated in the State of Delaware in March 2005. Its principal executive offices are located at 221 Main Street, 3rd Floor, San Francisco, California 94105. Its telephone number at this location is (415) 593-5400.

Prosper Funding LLC. PMI formed Prosper Funding LLC in the State of Delaware in February 2012. PFL’s principal executive offices are located at 221 Main Street, 3rd Floor, San Francisco, California 94105. Its telephone number at this location is (415) 593-5400. Its website address is www.prosper.com. The information contained on its website is not incorporated by reference into this prospectus.

PFL has been organized and is operated in a manner that is intended (i) to minimize the likelihood that it will become subject to bankruptcy proceedings, and (ii) to minimize the likelihood that it would be substantively consolidated with PMI, and thus have its assets subject to claims by PMI’s creditors, if PMI files for bankruptcy. This is achieved by placing certain restrictions on PFL’s activities, including its transactions with PMI, and implementing certain formalities designed to expressly reinforce PFL’s status as a distinct corporate entity from PMI. See “Information About Prosper Funding LLC.”

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THE OFFERING

Borrower Payment Dependent Notes

Issuer	Prosper Funding LLC

Securities offered	Borrower Payment Dependent Notes, or “Notes,” issued in series, with each series dependent for payment on payments PFL receives on a specific corresponding Borrower Loan.

Offering price	100% of the principal amount of each Note.

Initial maturity date	Maturities are for three or five years and match the maturity date of the corresponding Borrower Loan. PFL may in the future extend the range of available loan terms to between three months and seven years, at which time the Notes will have terms between three months and seven years.

Final maturity date / Extension of maturity date	The final maturity date of each Note is the date that is one year after the initial maturity date. Each Note matures on the initial maturity date, unless any principal or interest payments in respect of the correspond Borrower Loan remain due and payable to PFL upon the initial maturity date, in which case maturity of the Note will be automatically extended to the final maturity date. Each Note will mature on final maturity date, even if principal or interest payments in respect of the corresponding Borrower Loan remain due and payable. PFL will have no further obligation to make payments on the Note after the final maturity date even if it receives payments on the corresponding Borrower Loan after such date.

Interest rate	Each series of Notes will have a stated, fixed interest rate equal to the loan yield percentage specified in related loan listing as determined by PFL, which is the interest rate for the corresponding Borrower Loan, net of servicing fees.

Setting interest rate for Notes	Interest rates vary among the Notes, but each series of Notes will have the same interest rate. We set the interest rates for Borrower Loans based on Prosper Ratings, as well as additional factors such as Borrower Loan terms, the economic environment and competitive conditions. The interest rate on each Note is equal to the interest rate on the corresponding Borrower Loan, net of service fees. See “About the Marketplace-Setting Interest Rates.

Payments on the Notes	PFL will pay principal and interest on any Note an investor member purchases in an amount equal to the investor member’s pro rata portion of the principal and interest payments, if any, PFL receives on the corresponding Borrower Loan, net of servicing fees and other charges. See “Offering-Servicing Fees and Other Charges.” Each Note will provide for monthly payments over a term equal to the corresponding Borrower Loan. The payment dates for the Notes will fall on the sixth business day after the due date for each installment of principal and interest on the corresponding Borrower Loan although interest will be deemed to accrue thereon only through each corresponding loan payment date. See “Summary of Indenture, Form of Notes and Administration Agreement-Indenture and Form of Notes” more information.

Investor members will designate PFL to apply the proceeds from the sale of each series of Notes to the purchase of the corresponding Borrower Loan from WebBank. Each Borrower Loan is a fully amortizing consumer loan made by WebBank to an individual borrower member. Borrower Loans currently have a term of three or five years, but PFL may in the future extend the range of available loan terms to between three months and seven years. Borrower members may request Borrower Loans within specified minimum and maximum principal amounts (currently between $2,000 and $35,000, but which may increase to between $500 and $35,000), which are subject to change from time to time. WebBank subsequently sells and assigns the Borrower Loans to PFL without recourse in exchange for the principal amount of the Borrower Loan. Borrower Loans provide for monthly payments over the term equal thereof and are unsecured and unsubordinated. Borrower Loans may be repaid at any time by the borrowers without prepayment penalty. PMI verifies each applicant’s identity against data from consumer reporting agencies and other identity and anti-fraud verification databases. Loan listings can be posted without either of us obtaining any documentation of the applicant’s ability to afford the loan. We sometimes verify the income or employment information provided by applicants. This verification is normally done after the listing has been created but before the loan has funded, and therefore the results of the verification are not reflected in the listings. See “About the Marketplace-Borrower Identity and Financial Information Verification” for more information.

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Borrower members are able to use the loan proceeds for any purpose other than (i) buying, carrying or trading in securities or buying or carrying any part of an investment contract security or (ii) paying for postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses is defined in Bureau of Consumer Finance Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), and they warrant and represent that they will not use the proceeds for any such purposes.

The Notes will not be contractually senior or contractually subordinated to other indebtedness, if any, that PFL incurs. All Notes will be special, limited obligations of PFL. PFL was formed by PMI so that, in the event of PMI’s bankruptcy, the Borrower Loans that PFL owns should be shielded from claims by PMI’s creditors, thereby protecting the interests of Note holders in those Borrower Loans and the proceeds thereof. This is achieved by placing certain restrictions on PFL’s activities, including restrictions in PFL’s organizational documents on its ability to incur additional indebtedness, and by implementing certain formalities designed to expressly reinforce its status as a distinct corporate entity from PMI. Nevertheless, the Notes themselves do not restrict PFL’s incurrence of other indebtedness or the grant or imposition of liens or security interests on PFL’s assets, and holders of the Notes do not themselves have a direct security interest in the corresponding Borrower Loan or the proceeds of that loan. Accordingly, in the event of a bankruptcy or similar proceeding of PFL, the relative rights of a holder of a Note may be uncertain. To further limit the risk of PFL’s insolvency, PFL has therefore granted the indenture trustee, for the benefit of the Note holders, a security interest in the Borrower Loans corresponding to the Notes, the payments and proceeds that PFL receives on such Borrower Loans, the bank account in which the Borrower Loan payments are deposited and the FBO account. The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the Amended and Restated Borrower Payment Dependent Notes Indenture for the Notes (the “indenture”), which would include PFL’s becoming subject to a bankruptcy or similar proceeding. Only the indenture trustee, not the holders of the Notes, has a security interest in the above collateral. If the indenture trustee were to exercise its legal rights to the collateral, the indenture provides that amounts collected on a particular Borrower Loan (minus allowable fees and expenses) are to be applied to amounts due and owing on the corresponding Note. There can be no assurance, however, that the indenture trustee, or ultimately the Note holders, would realize any amounts from the collateral. See “Risk Factors- Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

Servicing fees and other charges	PFL subtracts a servicing fee from every loan payment it receives. The amount of the servicing fee deducted from a particular payment is equal to (a) the product obtained by multiplying the applicable annual servicing fee rate by a fraction, the numerator of which is equal to the number of days since the borrower’s last payment (or, if applicable, since the date on which the relevant loan was funded) and the denominator of which is 365, multiplied by (b) the outstanding principal balance of the loan prior to applying the current payment. The servicing fee rate is currently set at 1% per annum of the outstanding principal balance of the corresponding loan prior to applying the current payment, but PFL may increase that in the future to a rate greater than 1% but less than or equal to 3% per annum. Any change to the servicing fee will only apply to Notes offered and sold after the date of the change. Listings set forth the applicable servicing fee. Because servicing fees reduce the effective yield to investors, the yield percentage displayed in each listing is net of servicing fees.

PFL will retain any non-sufficient funds fees charged to a borrower’s account to cover its administrative expenses. If a Borrower Loan enters collection, either of us, a third party servicer or a collection agency may charge a collection fee of up to 40% of any amounts that are obtained, in addition to any legal fees and transaction fees associated with accepting payments incurred in the collection effort. The collection fee will vary depending on whether we use our in-house collections department, a third party servicer’s in-house collections department or a collection agency. If a third party servicer or a collection agency is used, the fee will also vary depending on the third party servicer or collection agency used. These fees will correspondingly reduce the amounts of any payments that Note holders receive on the corresponding Notes and are not reflected in the yield percentage displayed in listings.

PFL will pay investor members any late fees it receives on Borrower Loans.

Use of proceeds	PFL will use the proceeds of each series of Notes to purchase the corresponding Borrower Loan.

Electronic form and transferability	The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable except through the Folio Investing Note Trader platform operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer. There can be no assurance that a market for the Notes will develop on the Note Trader platform and, therefore, investor members must be prepared to hold their Notes to maturity. See “About the Marketplace-Note Trader Platform” for more information.

U.S. federal income tax consequences	Although the matter is not free from doubt, PFL will treat the Notes as its debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, if you hold a Note, you will be required to include OID currently as ordinary interest income for U.S. federal income tax purposes (which may be in advance of interest payments on the Note) if the Note has a maturity date of more than one year, regardless of your regular method of tax accounting. You should consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes). See “Material U.S. Federal Income Tax Considerations” for more information.

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Financial suitability	Investor members that are residents of Alaska, Idaho, Missouri, Nevada, New Hampshire, Virginia or Washington must meet one or more of the following suitability requirements:
	a.	(i) You must have an annual gross income of at least $70,000; (ii) your net worth must be at least $70,000 (exclusive of home, home furnishings and automobiles); and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles); or

	b.	(i) Your net worth must be at least $250,000 (exclusive of home, home furnishings and automobiles); and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles).

Investor members that are residents of California must meet one or more of the following suitability requirements:

	a.	(i) You must have had an annual gross income of at least $85,000 during the last tax year; (ii) you must have a good faith belief that your annual gross income for the current tax year will be at least $85,000; and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

	b.	(i) Your net worth must be at least $200,000; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

	c.	(i) Your net investment in Securities cannot exceed $2,500; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth.

The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

For purposes of these suitability requirements, you and your spouse are considered to be a single person. In addition, the following definitions apply:

“annual gross income” means the total amount of money you earn each year, before deducting any amounts for taxes, insurance, retirement contributions or any other payments or expenses;

“net worth” means the total value of all your assets, minus the total value of all your liabilities. The value of an asset is equal to the price at which you could reasonably expect to sell it. In calculating your net worth, you should only include assets that are liquid, meaning assets that consist of cash or something that could be quickly and easily converted into cash, such as a publicly-traded stock. You shouldn’t include any illiquid assets, such as homes, home furnishings or cars;

“net investment” means the principal amount of Securities purchased, minus principal payments received on the Securities.

Investor members should be aware that PFL may apply more restrictive financial suitability standards or maximum investment limits to residents of certain states. If established, before making commitments to purchase Notes each investor member will be required to represent and warrant that he or she meets these minimum financial suitability standards and maximum investment limits. See “Financial Suitability Requirements” for more information.

PMI Management Rights

Issuer	Prosper Marketplace, Inc.

Securities offered	PMI Management Rights issued by PMI and attached to the Notes offered on the marketplace. The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders. The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others. Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Investor Registration Agreement, and in this prospectus, which services include, but are not limited to:

	•	the existence and operation of the marketplace;
	•	verification of borrower information;
	•	evaluation and validation of the Prosper Score and Prosper Rating;
	•	remitting borrower payments; and
	•	collecting on delinquent accounts.

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Offering price	No separate consideration will be paid for the PMI Management Rights and such securities will not be separable from the Notes

Use of proceeds	PMI will not receive any proceeds from the issuance of the PMI Management Rights.

Electronic form and transferability	The PMI Management Rights will be issued in electronic form only.

Enforceability	Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement. Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws. PMI’s obligations to provide services under the Administration Agreement may be terminated by PMI or by PFL under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement-Administration Agreement-Indenture Trustee as Third-Party Beneficiary.”

U.S. federal income tax consequences	PMI expects that the purchase, sale and holding of the PMI Management Rights will not have any U.S. federal income tax consequences

Financial suitability	See “The Offering-Borrower Payment Dependent Notes-Financial Suitability.”

The following diagram illustrates the basic structure of the marketplace for a single series of Notes. This graphic does not demonstrate many details of the marketplace, including the effect of prepayments, late payments, late fees or collection fees. See “About the Marketplace” for more information.

LENDER MEMBER
LENDER MEMBER
LENDER MEMBER
Purchase price of notes, designated to facilitate funding of a selected borrower loan
Notes, provided for payments equal to monthly payments received from borrowers, net of servicing fee of 1.0%
PROSPER INDENTURE
PROSPER FUNDING LLC
"Prosper Funding"
PMI transfers ownership of Prosper Platform
Issuer retains PMI to service the loans and oversee the Prosper Platform
PROSPER MARKETPLACE, Inc
"PMI"
Monthly payments of principal and interest on corresponding borrower loan
Purchase of selected corresponding borrower loan
Non-recourse sale of corresponding borrower loan promissory note
BORROWER MEMBER
Loan proceeds
WebBank
Corresponding borrower loan promissory note

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FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information appearing under “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, as well as the information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PFL and PMI’s Annual Report for the fiscal year ended December 31, 2014, pages 64 to 73, which are incorporated by reference in this prospectus, includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, PFL or PMI expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our respective managements, expressed in good faith and is believed to have a reasonable basis. Nevertheless, there can be no assurance that the expectation or belief will result or be achieved or accomplished.

The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	the performance of the Notes, which, in addition to being speculative investments, are special, limited obligations that are not guaranteed or insured;

•	PFL’s ability to make payments on the Notes, including in the event that borrowers fail to make payments on the corresponding Borrower Loans;

•	our ability to attract potential borrowers to our marketplace

•	the reliability of the information about borrowers that is supplied by borrowers including actions by some borrowers to defraud investor members;

•	our ability to service the Borrower Loans, and our ability or the ability of a third party debt collector to pursue collection against any borrower, including in the event of fraud or identity theft;

•	credit risks posed by the creditworthiness of borrowers and the effectiveness of the credit rating systems;

•	our limited operational history and lack of significant historical performance data about borrower performance;

•	the impact of current economic conditions on the performance of the Notes and loss rates of the Notes;

•	our compliance with applicable local, state and federal law, including the Investment Advisers Act of 1940, the Investment Company Act of 1940 and other laws;

•	potential efforts by state regulators or litigants to characterize PFL or PMI, rather than WebBank, as the lender of the Borrower Loans originated through the marketplace;

•	the application of federal and state bankruptcy and insolvency laws to borrowers, PFL and PMI;

•	the impact of borrower delinquencies, defaults and prepayments on the returns on the Notes;

•	the lack of a public trading market for the Notes and any inability to resell the Notes on the Note Trader platform;

•	the federal income tax treatment of an investment in the Notes and the PMI Management Rights;

•	our ability to prevent security breaches, disruptions in service, and comparable events that could compromise the personal and confidential information held on our data systems, reduce the attractiveness of the marketplace or adversely impact our ability to service Borrower Loans; and

There may be other factors that may cause actual results to differ materially from the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does occur, what impact they will have on either of our results of operations and financial conditions. You should carefully read the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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RISK FACTORS

The Notes and PMI Management Rights involve a high degree of risk. You should carefully consider the risks described below before making a decision to invest in the Notes and PMI Management Rights. If any of the following risks actually occurs, you might lose all or part of your investment in the Notes and PMI Management Rights. In addition to the disclosures below, please read carefully the sections entitled “Item 1A. Risk Factors” beginning on page 41 of PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 previously filed with the SEC and incorporated by reference into this prospectus, and the sections entitled “Item 1A. Risk Factors” included in any subsequent Annual or Quarterly Report that may be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks. While we believe the risks and uncertainties described below include all material risks currently known by us, it is possible that these may not be the only ones we face. If any of the risks actually occur, our business, financial condition, operating results and prospects could be materially and adversely affected.

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RISKS RELATED TO BORROWER DEFAULT

The Notes are risky and speculative investments for suitable investors only.

Investors should be aware that the Notes offered through our marketplace are risky and speculative investments. The Notes are special, limited obligations of PFL and depend entirely for payment on PFL’s receipt of payments under the corresponding Borrower Loans. Notes are suitable only for investors of adequate financial means. If an investor cannot afford to lose the entire amount of such investor’s investment in the Notes, the investor should not invest in the Notes.

Payments on the Notes depend entirely on payments PFL receives on corresponding Borrower Loans. If a borrower fails to make any payments on the corresponding Borrower Loan related to a Note, payments on such Note will be correspondingly reduced.

PFL will only make payments pro rata on a series of Notes after it receives a borrower’s payment on the corresponding Borrower Loan, net of servicing fees. PFL also will retain from the funds received from the relevant borrower and otherwise available for payment on the Notes any non-sufficient funds fees and the amounts of any attorneys’ fees or collection fees our in-house collections department, a third-party servicer or collection agency imposes in connection with collection efforts. Under the terms of the Notes, if PFL does not receive any or all payments on the corresponding Borrower Loan, payments on the Note will be correspondingly reduced in whole or in part. If the relevant borrower does not make a payment on a specific monthly loan payment date, no payment will be made on the Note on the corresponding succeeding Note payment date.

Information supplied by applicants may be inaccurate or intentionally false. Information regarding income and employment is not verified in many cases.

Applicants supply a variety of information regarding the purpose of the loan, income, occupation, and employment status that is included in borrower listings. We do not verify the majority of this information, which may be incomplete, inaccurate or intentionally false. Applicants may misrepresent their intentions for the use of Borrower Loan proceeds. Neither we nor WebBank verifies any statements by applicants as to how loan proceeds are to be used nor do we or WebBank confirm after loan funding how loan proceeds were used. All listings are posted to our marketplace without our verifying the information provided by the applicant, including the borrower’s stated income, employment status or occupation. Investor members should not rely on an applicant’s self-reported information such as income, employment status, or occupation in making investment decisions. In the cases in which we select applicants for income and employment verification, the verification is normally done after the listing has been created but prior to the time the Borrower Loan is funded. For the period from July 13, 2009 to March 31, 2015, we verified employment and/or income on approximately 59% of the Borrower Loans originated through our marketplace on a unit basis (141,649 out of 241,483) and approximately 75% of originations on a dollar basis ($2,131 million out of $2,862 million). Of these loans, we cancelled 29,065 or 15% of the loan listings for which we verified employment and/or income information because the listings contained inaccurate or insufficient employment or income information. We selected these listings based on a combination of factors, including amount of loan requested, Prosper Rating, debt-to-income ratio and stated income. Listings do not disclose the identity of applicants, and investors have no ability to obtain or verify applicant information either before or after they purchase a Note. If an applicant supplies false, misleading or inaccurate information, an investor may lose part or all of the purchase price paid for a Note. Under PFL’s Administration Agreement with PMI, PMI is required to perform borrower identity and financial information verification services for PFL. See “About the Marketplace-Borrower Identity and Financial Information Verification” for more information. The number or percentage of applicants whose income and employment information is verified in relation to future listings may differ from the historical information supplied above. No assurance is made that such information will be verified with respect to any particular applicant or borrower. Neither the indenture trustee nor holders of any Notes will have any contractual or other relationship with any borrower that would enable the indenture trustee or such holder to make any claim against such borrower for fraud or breach of any representation or warranty in relation to any false, incomplete or misleading information supplied by such borrower in relation to the relevant Borrower Loan or Note.

The Borrower Loans are not secured by any collateral or guaranteed or insured by any third party, and investors must rely on us or a third-party collection agency to pursue collection against any borrower.

Borrower Loans are unsecured obligations of borrower members. They are not secured by any collateral, and they are not guaranteed or insured by PFL, PMI or any third party or backed by any governmental authority in any way. We and our third-party collection agencies will, therefore, be limited in our ability to collect on Borrower Loans. Moreover, Borrower Loans are obligations of borrowers to PFL as successor to WebBank, not obligations to the holders of Notes. Holders of the Notes will have no recourse to the borrowers and no ability to pursue borrowers to collect payments under Borrower Loans. Holders of the Notes may look only to PFL for payment of the Notes. Furthermore, if a borrower fails to make any payments on the Borrower Loan, the holders of the Notes corresponding to that Borrower Loan will not receive any payments on their Notes. The holders of such Notes will not be able to pursue collection against the borrower and will not be able to obtain the identity of the borrower in order to contact the borrower about the defaulted Borrower Loan.

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The maximum debt-to-income ratio for applicants is 50%.

Debt-to-income (“DTI”) is a measurement of a borrower’s ability to take on additional debt. While there is an upper limit of 50% on the DTI ratio for eligible borrowers in our marketplace, borrowers with higher DTI ratios may represent a greater risk of default than borrowers with lower DTI ratios. Note that the measure of DTI for eligibility decisions does not include the amount of the requested Borrower Loan, whereas the measure of DTI presented in a listing includes the amount of the requested Borrower Loan.

The credit information of an applicant may be inaccurate or may not accurately reflect the applicant’s creditworthiness, which may cause an investor to lose all or part of the price paid for a Note.

We obtain applicant credit information from consumer reporting agencies, and assign Prosper Ratings to listings based in part on the applicant’s credit score. A credit score that forms a part of the Prosper Rating assigned to a listing may not reflect the applicant’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data. Similarly, the credit data taken from the applicant’s credit report and displayed in listings may also be based on outdated, incomplete or inaccurate consumer reporting data. We do not verify the information obtained from the applicant’s credit report. Moreover, investor members do not, and will not, have access to financial statements of applicants or to other detailed financial information about applicants.

The Prosper Rating may not accurately set forth the risks of investing in the Notes and no assurances can be provided that actual loss rates for the Notes will come within the estimated loss rates indicated by the Prosper Rating.

If we include in a listing a Prosper Rating that is different from the Prosper Rating calculated by us or calculate the Prosper Rating for a listing incorrectly, and such error materially and adversely affects a holder’s interest in the related Note, PFL will indemnify the holder or repurchase the Note. PFL will not, however, have any indemnity or repurchase obligation under the Amended and Restated Indenture, the Notes, the investor agreement or any other agreement associated with the Note Channel as a result of any other inaccuracy with respect to a listing’s Prosper Score or Prosper Rating. For example, the Prosper Rating for a listing could be inaccurate because the applicant’s credit report contained incorrect information. Similarly, the Prosper Rating does not reflect the substantial risk associated with the facts that (i) we do not verify much of the applicant information on which the Prosper Rating is based and (ii) much of such information is provided directly by the applicants themselves, who remain anonymous to potential Note purchasers. In addition, the Prosper Rating does not reflect PFL’s credit risk as a debtor (such credit risk exists even though, as the debtor on the Notes, PFL’s only obligation is to pay to the Note holders their pro rata shares of collections received on the related Borrower Loans net of applicable fees). If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration. PFL’s repurchase obligations under the Amended and Restated Indenture, the Notes, the investor agreement or any other agreement associated with the Note Channel, and PMI’s concurrent repurchase of the related PMI Management Rights, do not affect a Note holder’s rights under federal or state securities laws. A Prosper Rating is not a recommendation by us to buy, sell or hold a Note. In addition, no assurances can be provided that actual loss rates for the Notes will fall within the expected loss rates indicated by the Prosper Rating. The interest rates on the Notes might not adequately compensate Note purchasers for these additional risks. See “About the Marketplace-Note Repurchase and Indemnification Obligations” for more information.

Investor members who use the Quick Invest tool may face additional risk of funding Borrower Loans that have been erroneously selected by Quick Invest.

Since it was first implemented in July 2011 through March 31, 2015, the Quick Invest tool has experienced programming errors that affected 8,630 Notes and PMI Notes out of the 6,468,590 Notes and PMI Notes purchased. The Quick Invest Tool has not experienced any errors since April 2013.

In the event of any errors in Quick Invest that cause an investor to purchase a Note from PFL that such investor would not otherwise have purchased or that differs materially from the Note such investor would have purchased had there been no error, PFL will either repurchase the Note, indemnify the investor against losses suffered on that Note or cure such error. See “Risk Factors-Risks Related to PFL and PMI Our Marketplace and Our Ability to Service the Notes” for more information.

Some borrowers may use our marketplace to defraud investors, which could adversely affect investors’ ability to recoup their investment.

We use identity and fraud checks with external databases to authenticate each borrower’s identity. There is a risk, however, that these checks could fail and fraud may occur. In addition, applicants may misrepresent their intentions regarding loan purpose or other information contained in listings, and we do not verify the majority of this information. While PFL will indemnify an investor or repurchase Notes in limited circumstances (including, e.g., a material payment default on the Borrower Loan resulting from verifiable identity theft), it is not obligated to indemnify an investor or repurchase a Note from an investor if the investment is not realized in whole or in part due to fraud (other than verifiable identity theft) in connection with a loan listing, or due to false or inaccurate statements or omissions of fact in a listing, whether in credit data, a borrower member’s representations, similar indicia of borrower intent and ability to repay the Borrower Loan. For the period from July 13, 2009 to March 31, 2015, we verified employment and/or income on approximately 59% of the Borrower Loans originated through our marketplace on a unit basis (141,649 out of 241,483) and approximately 75% of originations on a dollar basis ($2,131 million out of $2,239 million). Of these Borrower Loans, we cancelled 29,065 or 15% of the loan listings for which we verified employment and/or income information because the listings contained inaccurate or insufficient employment or income information. If PFL repurchases a Note, the repurchase price will be equal to the Note’s outstanding principal balance and will not include accrued interest. If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Rights for zero consideration. See “About the Marketplace-Note Repurchase and Indemnification Obligations” for more information.

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The fact that we have the exclusive right and ability to investigate claims of identity theft in the origination of Borrower Loans creates a significant conflict of interest between us and the investors.

We have the exclusive right to investigate claims of identity theft and determine, in our sole discretion, whether verifiable identity theft has occurred. Verifiable identity theft triggers an obligation by PFL to either repurchase the related Notes or indemnify the applicable Note holders. As we are the sole entities with the ability to investigate and determine verifiable identity theft, which triggers PFL’s repurchase or indemnification obligation, a conflict of interest exists. Investors rely solely on us to investigate incidents that might require PFL to indemnify the applicable Note holders or repurchase the related Notes. The denial of a claim under PFL’s identity theft guarantee would save PFL from its indemnification or repurchase obligation.

PFL does not have significant historical performance data about performance on the Borrower Loans. Loss rates on the Borrower Loans may increase and prior to investing investors should consider the risk of non-payment and default.

Borrower Loans were first offered through our marketplace in February 2006. The estimated loss rates displayed on listings and used to determine the Prosper Rating have been developed from the loss histories of all Borrower Loans originated through our marketplace. However, future Borrower Loans originated through our marketplace may default more often than similar Borrower Loans have defaulted in the past, which increases the risk of investing in the Notes.

If payments on the Borrower Loan corresponding to an investor’s Note become more than 30 days overdue, such investor will be unlikely to receive the full principal and interest payments that were expected on the Note, and such investor may not recover the original purchase price on the Note.

We may refer Borrower Loans that become past due to a third party collection agency for collection or we may collect on such Borrower Loans directly. If a borrower fails to make a required payment on a Borrower Loan within 30 days of the due date, we will pursue reasonable collection efforts in respect of the Borrower Loan. Referral of a delinquent Borrower Loan to a collection agency within five business days after it becomes thirty days past due will be considered reasonable collection efforts. If payment amounts on a delinquent Borrower Loan are received from a borrower after the loan has been referred to our in-house collections department or an outside collection agency, we or that collection agency may retain a percentage of that payment as a fee before any principal or interest becomes payable to an investor. Collection fees may be up to 40% of recovered amounts, in addition to any legal fees and transaction fees associated with accepting payments incurred in the collection effort.

For some non-performing Borrower Loans, we may not be able to recover any of the unpaid loan balance and, as a result, an investor who has purchased a corresponding Note may receive little, if any, of the unpaid principal and interest payable under the Note. Investors must rely on our collection efforts or the applicable collection agency to which such Borrower Loans are referred. Investors are not permitted to attempt to collect payments on the Borrower Loans in any manner.

Late payment performance is an early indicator of charge off probability. Of all Borrower Loans originated between July 13, 2009 and March 31, 2015, 8.3% have been greater than 30 days past due at any time and 7.2% have been greater than 60 days past due at any time. As of March 31, 2015, 16,408 or 8.2% of all Borrower Loans originated between July 13, 2009 and March 31, 2015 have been referred to a collection agency for collection proceedings. The average recovery on such Borrower Loans through March 31, 2015, is $344, net of collection fees. In addition, of the 164,081 Borrower Loans referred to a collection agency, a total of 11,546 or 70.4% of such loans have been charged off.

Loss rates on the Borrower Loans may increase as a result of economic conditions beyond our control and beyond the control of the borrower member.

Borrower Loan loss rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual borrowers. In particular, loss rates on Borrower Loans may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.

In the unlikely event that PFL receives payments on the Borrower Loan corresponding to an investor’s Note after the final maturity date, such investor will not receive payments on that Note after maturity.

Each Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding Borrower Loan remain due and payable to PFL upon the initial maturity date, in which case the maturity of the Note will be automatically extended to the final maturity date. If there are any amounts under the corresponding Borrower Loan still due and owing to PFL on the final maturity date, PFL will have no further obligation to make payments on the related Notes, even if it receives payments on the corresponding Borrower Loan after such date.

The Borrower Loans do not restrict borrowers from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrowers during the term of the Borrower Loan, which may impair an investor’s ability to receive the full principal and interest payments that such investor expects to receive on a Note.

If a borrower incurs additional debt after the date of the Borrower Loan, the additional debt may impair the ability of that borrower to make payments on his or her Borrower Loan and an investor’s ability to receive the principal and interest payments that such investor expects to receive on a corresponding Note. In addition, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower. To the extent that the borrower has or incurs other indebtedness and cannot pay all of his or her indebtedness, the borrower may choose to make payments to other creditors, rather than to PFL.

To the extent borrowers incur other indebtedness that is secured, such as a mortgage, a home equity line or an auto loan, the ability of the secured creditors to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the Borrower Loan on which an investor’s Note is dependent for payment. Borrowers may also choose to repay obligations under secured indebtedness or other unsecured indebtedness before repaying Borrower Loans because there is no collateral securing the Borrower Loans. An investor will not be notified if a borrower incurs additional debt after the date a loan listing is posted.

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A borrower may request that his or her bank “chargeback” a payment on a Borrower Loan upon which a Note is dependent for payment and request a refund on that payment, resulting in a delinquency on the payment and a possible negative cash balance in an investor’s account.

A borrower chargeback is a process by which a borrower who has made a payment on a Borrower Loan has his or her bank cancel the payment or request a refund of that payment. We withhold payments to investors up to six business days after a related borrower payment is initiated. If the chargeback occurs six or more days after the initiation of payment, an investor must rely on us to contest the chargeback if we deem it appropriate. If a borrower successfully processes a chargeback six or more days after initiation of payment, such payment will be deducted from an investor’s member account, and if such investor has withdrawn funds in the interim, a negative cash balance may result. Amounts received on Borrower Loans corresponding to an investor’s Notes payments and deposited into such investor’s member account are subject to set-off against any negative balance or shortfall in the member account.

Marketplace lending is a new lending method and our marketplace has a limited operating history. Borrowers may not view or treat their obligations to PFL as having the same significance as loans from traditional lending sources.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely and complete manner under the corresponding Borrower Loan. Borrowers may not view marketplace lending obligations originated through our marketplace as having the same significance as other credit obligations arising under more traditional circumstances. If a borrower neglects his or her payment obligations on a Borrower Loan upon which payment of an Investor’s Note is dependent or chooses not to repay his or her Borrower Loan entirely, such investor may not be able to recover any portion of the investment in a Note.

Our marketplace may fail to comply with applicable law, which could limit our ability to collect on Borrower Loans.

The Borrower Loans are subject to federal and state consumer protection laws. Our marketplace may not always be, and may not always have been, in compliance with these laws. Failure to comply with the laws and regulatory requirements applicable to our marketplace may, among other things, limit our or a collection agency’s ability to collect all or part of the principal of or interest on Borrower Loans. See “Information About Prosper Marketplace Inc. Government Regulation-Regulation and Consumer Protection Laws” for more information.

We regularly review the requirements of these laws and takes measures aimed at ensuring that the Borrower Loans originated through our marketplace meet the requirements of all applicable laws. However, determining compliance with all applicable laws is a complex matter and it is possible that our determination may be inaccurate or incorrect. Also, changes in law, either due to court decisions, regulatory interpretations or rulings, or new legislation, may adversely affect the collectability of a Borrower Loan.

In general, the Borrower Loans do not contain any cross-default or similar provisions. If a borrower defaults on any of his or her other debt obligations, our ability to collect on the Borrower Loan on which an investor’s Note is dependent for payment may be substantially impaired.

The Borrower Loans do not contain cross-default provisions. A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. Because the Borrower Loans do not contain cross-default provisions, a Borrower Loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations. If a borrower defaults on debt obligations owed to a third party and continues to satisfy the payment obligations under the Borrower Loan, the third party may seize the borrower’s assets or pursue other legal action against the borrower before the borrower defaults on the Borrower Loan.

Borrowers may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of an investor’s Notes.

Borrowers may seek protection under federal bankruptcy law or similar laws. If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on the Borrower Loan on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower’s account into “bankruptcy status.” When this occurs, we terminate automatic monthly ACH debits on the Borrower Loan and we will not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a Borrower Loan after a bankruptcy status is declared depends on the borrower’s particular financial situation. In most cases, however, unsecured creditors such as PFL receive nothing, or only a fraction of their outstanding debt. See “About the Marketplace-Loan Servicing and Collection” for more information.

Federal law entitles borrowers who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on Borrower Loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrowers on active military service with rights that may delay or impair our ability to collect on a Borrower Loan corresponding to an investor’s Note. The Servicemembers Civil Relief Act (“SCRA”) requires that the interest rate on preexisting debts, such as Borrower Loans, be set at no more than 6% while the qualified service member or reservist is on active duty. A holder of a Note that is dependent on such a Borrower Loan for payment will not receive the difference between 6% and the original stated interest rate for the Borrower Loan during any such period. The SCRA law also permits courts to stay proceedings and execution of judgments against service members and reservists on active duty, which may delay recovery on any Borrower Loans in default, and, accordingly, payments on the corresponding Notes. If there are any amounts under such a Borrower Loan still due and owing to PFL after the final maturity of the corresponding Notes, PFL will have no further obligation to make payments on the Notes, even if it receives payments on the Borrower Loan after the final maturity of the Notes. We do not take military service into account in assigning a Prosper Rating to loan listings. In addition, as part of the borrower registration process, do not request borrower members to confirm if they are qualified service members or reservists within the meaning of the SCRA. See “Information About Prosper Marketplace Inc. Government Regulation-Regulation and Consumer Protection Laws-Servicemembers Civil Relief Act” for more information.

As of March 31, 2015, twelve Borrower Loans with a unpaid principal balance of $125 thousand, are subject to the SCRA.

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The death of a borrower may substantially impair an investor’s ability to recoup the full purchase price of a Note or to receive the interest payments that such investor expects to receive on the Note.

If a borrower dies while his or her Borrower Loan is still outstanding, generally, we will seek to work with the executor of the borrower’s estate to obtain repayment of the loan. However, the borrower’s estate may not contain sufficient assets to repay the loan, or the related executor or trustee may prioritize repayment of other creditors. In addition, if a borrower dies near the end of the term of his or her Borrower Loan, it is unlikely that any further payments will be made on the corresponding Notes, because the time required for the probate of the borrower’s estate will probably extend beyond the final maturity date of the Notes.

RISKS INHERENT IN INVESTING IN THE NOTES

The Notes are special, limited obligations of PFL only and are not directly secured by any collateral or guaranteed or insured by PMI or any third party.

The Notes will not represent an obligation of borrowers, PMI or any other party except PFL, and are special, limited obligations of PFL. The Notes are not guaranteed or insured by PMI, any governmental agency or instrumentality or any third party. Although PFL has granted the indenture trustee, for the benefit of the Note holders, a security interest in the Borrower Loans corresponding to the Notes, the payments and proceeds that PFL receives on such Borrower Loans, the bank account in which such Borrower Loan payments are deposited and the FBO funding account, the Note holders do not themselves have a direct security interest in the Borrower Loans or the right to payment thereunder. If an event of default under the Amended and Restated Indenture were to occur, the Note holders would be dependent on the indenture trustee’s ability to realize on the collateral and make payments on the Notes in the manner contemplated by the Amended and Restated Indenture. In addition, although PFL will take all actions that it believes are required under applicable law to perfect the security interest of the indenture trustee in the collateral, if its analysis of the required actions is incorrect or if it fails timely to take any required action, the indenture trustee’s security interest may not be effective and holders of the Notes could be required to share the collateral (and any proceeds thereof) with PFL’s other creditors, or, if a bankruptcy court were to order the substantive consolidation of PMI and PFL (as described below), PMI’s creditors.

PFL is not obligated to indemnify Note holders or repurchase Notes except in limited circumstances.

PFL is only obligated to repurchase Notes or indemnify holders of Notes in limited circumstances. These circumstances include if (i) a material payment default under the corresponding Borrower Loan occurs as a result of verifiable identify theft or (ii) we include a Prosper Rating in a listing that is different from the Prosper Rating we calculated, or we calculate the Prosper Rating incorrectly. PFL is not required to repurchase Notes or indemnify holders of Notes, however, if the holder’s investment is not realized in whole or in part due to fraud other than identity theft, or due to other false or inaccurate statements or omissions of fact in a listing, whether in credit data, borrower representations or similar indicia of borrower intent and ability to repay the loan. For the period from July 13, 2009 to March 31, 2015, we verified employment and/or income on approximately 59% of the Borrower Loans originated through our marketplace on a unit basis (141,649 out of 241,483) and approximately 75% of originations on a dollar basis ($2,131 million out of $2,239 million). Of these loans, we cancelled 29,065 or 15% of the loan listings for which we verified employment and/or income information because the listings contained inaccurate or insufficient employment or income information. Nor is PFL under any obligation to repurchase a Note or indemnify any holder of Notes if a correctly-determined Prosper Rating fails to accurately predict the actual losses on a Borrower Loan.

PFL might incur indemnification and repurchase obligations that exceed its projections, in which case it may not have sufficient capital to meet its indemnification and repurchase obligations.

PFL believes its fee income will be sufficient to meet its reasonably anticipated indemnification and repurchase obligations. Nonetheless, there can be no assurance that if PFL is obligated to repurchase a Note or indemnify a Note holder, that it will be able to meet its repurchase or indemnification obligations. If PFL is unable to meet its indemnification and repurchase obligations with respect to a Note, the investor in such Note may lose all of such investor’s investment in the Note.

If an investor decides to invest through our marketplace and concentrate his or her investment in a single Note, such investor may increase his or her risk of borrower defaults.

The expected return on an investor’s investment in Notes depends on the performance of the borrowers under the corresponding Borrower Loans. There are a wide range of Prosper Ratings and listings in the marketplace and PFL expects some borrowers to default on their loans. If an investor decides to invest through our marketplace and concentrate his or her investment in a single Note, such investor’s entire return will depend on the performance of a single Borrower Loan. For example, if an investor plans to purchase $200 (not in thousands) of Notes, and chooses to invest the entire $200 (not in thousands) in a single Note instead of in eight $25 (not in thousands) Notes corresponding to the Borrower Loans of eight different borrowers, such investor’s entire $200 (not in thousands) investment will depend on the performance of a single Borrower Loan. Investors may find it desirable to diversify their portfolio in order to reduce the risk that they could lose their entire investment due to a single default, or a small number of defaults. However, diversification does not eliminate the risk that investors may lose some, or all, of their investment in Notes.

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Our marketplace allows a borrower member to prepay a Borrower Loan at any time without penalty. Borrower Loan prepayments will extinguish or limit an investor’s ability to receive additional interest payments on a Note.

Borrower Loan prepayment occurs when a borrower decides to pay some or all of the principal amount on a Borrower Loan earlier than originally scheduled. Borrowers may decide to prepay all or a portion of the remaining principal amount due under a Borrower Loan at any time without penalty. In the event of a prepayment of the entire remaining unpaid principal amount of a Borrower Loan on which an investor’s Note is dependent for payment, such investor will receive his or her share of such prepayment but further interest will not accrue on such Borrower Loan or on such Note after the date on which the payment is made. If the borrower prepays a portion of the remaining unpaid principal balance, the term of the Borrower Loan will not change, but interest will cease to accrue on the prepaid portion, and an investor will not receive all of the interest payments that such investor originally expected to receive on the Note corresponding to such Borrower Loan. In addition, such investor may not be able to find a similar rate of return on another investment at the time at which the Borrower Loan is prepaid. Prepayments are subject to PFL’s servicing fee, even if the prepayment occurs immediately after issuance of a Note.

Prevailing interest rates may change during the term of the Notes. If this occurs, investors may receive less value from the purchase of Notes in comparison to other ways they may invest their money. Additionally, borrowers may prepay their Borrower Loans due to changes in interest rates, and investors may not be able to redeploy the amounts received from prepayments in a way that offers the return expected from the Notes.

The Borrower Loans on which the Notes are dependent for payment bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes investors purchase might be less than the rate of return they could earn if they had invested the purchase price in a different investment.

We may not set appropriate interest rates for Borrower Loans.

If we set interest rates for Borrower Loans too low, investors may not be compensated appropriately for the level of risk that they are assuming in purchasing Notes, while setting the interest rate too high may increase the risk of non-payment. In either case, failure to set rates appropriately may adversely impact the ability of investors to receive returns on their Notes that are commensurate with the risks they have assumed in acquiring such Notes.

The PMI Management Rights attached to the Notes will not comprise collateral for the Notes nor generate any funds that will be payable to the holders of Notes.

There are no payment obligations on the part of PMI or any third party under or in relation to the PMI Management Rights that are in any way related to borrower obligations in relation to the Borrower Loans or in any way related to PFL’s payment obligations in relation to the Notes. The PMI Management Rights attached to the Notes will not comprise collateral for the Notes nor guarantees of any Borrower Loans or Notes, nor generate any funds or proceeds that will be payable to PFL, the indenture trustee or holders of Notes in relation to any Borrower Loans or Notes. Holders of Notes will have no recourse to PMI or its assets in relation to payments on Borrower Loans or Notes. If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration. PFL’s repurchase obligations under the Amended and Restated Indenture, the Notes, the investor agreement or any other agreement associated with the Note Channel, and PMI’s concurrent repurchase of the related PMI Management Rights, do not affect investors’ rights under federal or state securities laws.

Holders of the PMI Management Rights, collectively through the indenture trustee, have a limited contractual ability to enforce PMI’s obligations under the Administration Agreement. As a result, investors will have a limited contractual ability to require that PMI perform its obligations under the Administration Agreement.

Pursuant to the Administration Agreement, PMI provides three kinds of services to PFL: (i) Loan Marketplace Administration Services (managing the operation of our marketplace), (ii) Corporate Administration Services (providing back-office services to PFL, such as maintaining books and records, making periodic regulatory filings, performing limited cash management functions, etc.), and (iii) Loan and Note Servicing Services (servicing the Borrower Loans and Notes originated through our marketplace). Holders of PMI Management Rights do not have the contractual right, individually, to enforce PMI’s obligations under the Administration Agreement. Holders representing at least 25% of the outstanding Notes, collectively, have the contractual right to cause the indenture trustee to take action as a third-party beneficiary of the Administration Agreement to enforce PMI’s marketplace administration and corporate administration obligations under the Administration Agreement. Holders representing at least 25% of the combined total of the outstanding Note, collectively, have the contractual right to cause the indenture trustee to take action as a third-party beneficiary of the Administration Agreement to enforce PMI’s loan servicing obligations under the Administration Agreement. All such collective contractual rights are subject to certain conditions set forth in the Amended and Restated Indenture. Those conditions include, for example, that the holders indemnify the trustee for taking such action. If PMI fails to adequately perform Loan and Note Servicing Services under the Administration Agreement, and if PFL is unable to timely replace PMI as the servicer of the Notes, investors’ ability to receive principal and interest payments on Notes may be substantially impaired, even if their portfolio of Notes is well diversified and the Borrower Loans are paying on schedule. In addition, although PFL has a back- up provider in place for PMI as Loan and Note Servicer under the Administration Agreement, PFL does not have a back-up provider for the Loan Marketplace Administration Services or the Corporate Administration Services that PMI is obligated to provide. The failure of PMI to adequately perform those services could adversely affect investors’ ability to benefit from those services. PMI’s obligations to provide services under the Administration Agreement may be terminated by PMI or by PFL under certain circumstances.

Notwithstanding the limitations on the ability of holders of PMI Management Rights to contractually enforce PMI’s obligations under the Administration Agreement, holders of PMI Management Rights will have rights under the federal securities laws that are not limited, contractually or otherwise.

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The Investor Registration Agreement contains provisions that limit certain legal rights of investor members in relation to PFL and PMI.

Investor members enter into the Investor Registration Agreement with PFL and PMI, which agreement governs all sales of Notes to investor members. The Investor Registration Agreement contains provisions that limit certain legal rights of investor members in relation to PFL and PMI, including:

•	Upon a breach of the agreement by PFL or PMl, PFL and PMI have the option to determine which remedy to apply. The available remedies are generally to (1) cure the breach, (2) repurchase the Note or (3) indemnify and hold the investor member harmless against all losses resulting from such breach.

•	PFL may in its sole discretion, with or without cause and with or without notice, restrict an investor member’s access to our marketplace or the website.

•	PFL may in its sole discretion terminate the agreement, with or without cause.

•	Investor members agree to indemnify PFL and PMI for all losses (i) resulting from an investor member’s material breach of the agreement, (ii) relating to the contents of the investor member’s web page, own website or business, (iii) resulting from an investor member’s (and their employees, agents or representatives) acts, omissions and representations relating to PFL, PMI and their affiliates, or (iv) asserted by third parties against PFL, PMI and their affiliates alleging that the trademarks, trade names, logos or branding that an investor member uses, displays, links to or advertises infringes upon the intellectual property rights of any such third party. These indemnification obligations survive termination of the agreement.

•	Investor members are prohibited from assigning, transferring, sublicensing, or otherwise delegating any of their rights under the agreement without PFL’s prior written consent.

•	Investor members agree that any claim relating to the agreement will be resolved by binding arbitration administered by the American Arbitration Association or JAMS and that such investor member is required to pay the first $1,000 in fees and costs of the arbitration. In addition, any claim of an investor member must be brought as a single person, and not as a member of a class or purported class.

The Notes will not be listed on any securities exchange, will not be transferable except through the Foliofn Note Trader platform, and can be held only by PFL’s investors. Investors should be prepared to hold the Notes they purchase until they mature.

The Notes will not be listed on any securities exchange. All Notes must be held by PFL’s investors. The Notes will not be transferable except through the Foliofn Note Trader platform and there can be no assurance that a market for Notes will continue to develop on the Foliofn Note Trader platform, or that the Foliofn Note Trader platform will continue in operation. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Marketplace-Note Trader Platform” for more information.

If the Foliofn Note Trader platform fails to develop, or if the Foliofn Note Trader platform develops but investors cannot find purchasers for the Notes they wish to sell, they will be forced to hold the Notes for their remaining term.

We cannot guarantee that the Foliofn Note Trader platform will continue to develop. A Note offered for sale on the Foliofn Note Trader platform must be purchased in its entirety by a single investor, and Notes with a high outstanding principal balance may be more difficult to sell due to the smaller number of investors with the ability to purchase such Notes.

If an investor chooses to post a Note for sale on the Foliofn Note Trader platform, he or she may not realize the expected return on his or her investment due to changes in the creditworthiness of the borrower under the corresponding Borrower Loan.

The ability to sell a Note on the Foliofn Note Trader platform does not guarantee that an investor will be able to find another investor willing to buy the Note at a price acceptable to the selling investor, or at all. If the borrower becomes delinquent in payments under the corresponding Borrower Loan upon which an investor’s Note is dependent for payment, such investor’s ability to sell the Note on the Foliofn Note Trader platform will be substantially impaired. The investor may have to offer the Note for sale at a substantial discount, and there is no guarantee that such investor will receive the expected value of the Note or any value at all. Additionally, investors may be less willing to bid for and purchase a Note if prevailing interest rates have changed or other investing activities have proven more attractive while the selling investor has held the Note.

Investors do not earn interest on funds held in the FBO funding account.

An investor’s member account represents an interest in a FBO funding account that does not earn interest. See “About the Marketplace - Investor Members” for more information

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. However, although the matter is not free from doubt because payments on the Notes are dependent on payments on the corresponding Borrower Loan, PFL will treat the Notes as its debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Where required, PFL intends to file information returns with the U.S. Internal Revenue Service (“IRS”) in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes. Investors should be aware, however, that the IRS is not bound by PFL’s characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization. For example, the IRS could determine that, in substance, each investor owns a proportionate interest in the corresponding Borrower Loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument). Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note. For example, if the Notes are treated as PFL’s equity, (i) PFL would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding Borrower Loans but would not be entitled to deduct interest or OID on the Notes, and (ii) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of PFL’s earnings and profits as computed for U.S. federal income tax purposes. A different characterization may significantly reduce the amount available to pay interest on the Notes. Investors are strongly advised to consult their own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

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PFL’s ability to pay principal and interest on a Note may be affected by its ability to match the timing of its income and deductions for U.S. federal income tax purposes.

Investors should be aware that PFL’s ability to pay principal and interest on a Note may be affected by its ability, for U.S. federal income tax purposes, to match the timing of income it receives from a corresponding Borrower Loan that it holds and the timing of deductions that it may be entitled to in respect of payments made on the Notes that it issues. For example, if the Notes are treated as contingent payment debt instruments for U.S. federal income tax purposes but the corresponding Borrower Loans are not, there could be a potential mismatch in the timing of PFL’s income and deductions for U.S. federal income tax purposes, and PFL’s resulting tax liabilities could affect its ability to make payments on the Notes.

Participation in the funding of Borrower Loans could be viewed as creating a conflict of interest.

As is the practice with other marketplace lending companies, including our competitor, LendingClub, from time to time, we may fund portions of qualified loan requests in our marketplace and hold any Notes purchased as a result of such funding for our own individual accounts. Even though we will participate in Borrower Loans listed in our marketplace under the same terms and conditions and through the use of the same information that is made available to other potential investors in our marketplace, such participation may be perceived as involving a conflict of interest. For example, our funding of a Borrower Loan may cause the loan to fund, and in some cases, fund faster, than it would fund in the absence of our participation, which could benefit us to the extent that it ensures that one or the other of us generates the revenue associated with the loan.

During the year ended December 31, 2014, we did not purchase any Notes for investment.

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RISKS RELATED TO PFL AND PMI, OUR MARKETPLACE AND OUR ABILITY TO SERVICE THE NOTES

Arrangements for back-up servicing are limited. If PMI fails to maintain operations or the Administration Agreement is rejected or terminated (in bankruptcy or otherwise), investors may experience a delay and increased cost in respect of their expected principal and interest payments on Notes, and PFL may be unable to collect and process repayments from borrowers.

If PMI were to become subject to a bankruptcy proceeding, PMI may have the right to assume or reject the Administration Agreement between PFL and PMI (or the loan servicing provisions thereof) because a bankruptcy court may disallow termination of the Administration Agreement (or the loan servicing provisions thereof). If PMI elected to continue to perform under the Administration Agreement (or the loan servicing provisions thereof) without expressly assuming it or elected to assume the Administration Agreement (or the loan servicing provisions thereof), PMI would continue to perform its servicing obligations with respect to the Borrower Loans and the Notes. If PMI were to continue as servicer during the pendency of its bankruptcy proceeding, depending on the facts and circumstances at the time, PFL would determine whether the creation of new Borrower Loans would continue to be facilitated and new Notes issued through our marketplace. If PMI elected to reject the Administration Agreement (or the loan servicing provisions thereof), or if PMI was in default in performing its obligations thereunder, and PMI was unable to cure such default, the loan servicing provisions of the Administration Agreement (and likely also the other provisions thereof) would be terminated. If the loan servicing provisions of the Administration Agreement are terminated for any reason, PFL would attempt to transfer the loan servicing obligations on the Borrower Loans and Notes to a third party pursuant to its contractual agreements with investors.

PFL has entered into a back-up servicing agreement with a loan servicing company that is willing and able to transition servicing responsibilities from PMI. There can be no assurance, however, that this back-up servicer will be able to adequately perform the servicing of the outstanding Borrower Loans and Notes. If this back-up servicer assumes the servicing of the Borrower Loans and Notes, the back-up servicer may impose additional servicing fees, reducing the amounts available for payments on the Notes. Additionally, transferring these servicing obligations to the back-up servicer, particularly if such transfer is made when PMI is in bankruptcy and already defaulting in performance of its obligations under the Administration Agreement, may result in delays in the processing of collections on Borrower Loans and information with respect to amounts owed on Borrower Loans or, if our marketplace becomes inoperable, may prevent the back-up servicer from servicing the Borrower Loans and making principal and interest payments on the Notes. If the back-up servicer is not able to service the Borrower Loans and Notes effectively, investors’ ability to receive principal and interest payments on your Notes may be substantially impaired, even if their portfolio of Notes is well diversified and the corresponding Borrower Loans are paying on schedule.

In addition, it is unlikely that the back-up servicer would be able to perform functions other than servicing the outstanding Borrower Loans and Notes. For instance, the back-up servicer likely would not be able to facilitate the creation of new Borrower Loans through our marketplace, manage PFL’s marketing efforts or maintain the relationship with FOLIOfn Investments, Inc. necessary to ensure continued operation of the Note Trader platform. PFL believes that it could find one or more other parties who could perform these and any other functions necessary to fully operate our marketplace in the absence of PMI. However, it could take some time to find another such party or parties who could perform the necessary functions and it could take such party or parties additional time to become comfortable with the operation of our marketplace.

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Moreover, PMI owns and has not transferred to PFL ownership of the computer hardware that it uses to host and maintain the website or agreements with third parties relating to the hosting and maintenance of the website. Although PMI’s retention of such hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of PMI and PFL (or their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of PMI (because of or during its bankruptcy or otherwise) would materially impair and delay the ability of PFL or a back-up service provider to retrieve data and information in the possession of PMI and to operate our marketplace or elements thereof relevant to Borrower Loan and Note servicing.

Any such delay or impairment that did not affect existing Note holders, because PFL or its back-up servicer proves able to continue servicing outstanding Borrower Loans and Notes, could nonetheless delay PFL’s ability to facilitate the creation of new Borrower Loans and issue new Notes through our marketplace, which could adversely affect PFL’s finances and customer relationships

Although PFL has been organized in a manner that is intended to minimize the likelihood that it will become subject to a bankruptcy proceeding, if this were to occur, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped. The recovery, if any, of a holder on a Note may therefore be substantially delayed and substantially less than the principal and interest due and to become due on the Note.

Although PFL has been organized and is operated in a manner that is intended to minimize the likelihood that it will become subject to a bankruptcy or similar proceeding, if this were to occur, the recovery, if any, of a holder of a Note may be substantially delayed in time (for example, due to the imposition of a stay on payments by the bankruptcy court) and may be substantially less in amount than the principal and interest due and to become due on the Note even if a Note holder’s portfolio of Notes is well diversified and the Borrower Loans are paying on schedule. For example, PFL has structured its limited liability company agreement, and agreed to covenants in the Amended and Restated Indenture, that limit its activities in a manner that is intended to limit the possibility that it would voluntarily file for or could be required to file for bankruptcy. Among other things, PFL must receive the affirmative vote of its independent board members to file for bankruptcy. There is no guarantee, however, that its fee income from license fees and loan servicing fees will be sufficient to fund its contingent and other liabilities or that it will not enter into transactions that cause it to face solvency issues that ultimately could cause it to file for bankruptcy. Further, although PFL has granted the indenture trustee, for the benefit of the Note holders, a security interest in all of the Borrower Loans, all payments and proceeds it receives on the corresponding Borrower Loans and in the bank account in which the Borrower Loan payments are deposited, the holders of the Notes would still be subject to risks associated with PFL’s insolvency, bankruptcy or a similar proceeding.

If PFL becomes subject to a bankruptcy or similar proceeding, borrowers may delay payments or cease making payments at all.

Borrowers may delay or suspend making payments to PFL because of the uncertainties occasioned by its becoming subject to a bankruptcy or similar proceeding, even if the borrowers have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those Borrower Loans. In addition, the commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent PFL from making regular payments on the Notes, even if the funds to make such payments are available. Because the indenture trustee would be required to enforce its security interest in the Borrower Loans in a bankruptcy or similar proceeding, the indenture trustee’s ability to make payments under the Notes would be delayed, which may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

If PFL becomes subject to a bankruptcy or similar proceeding, interest accruing upon and following such bankruptcy or similar proceeding may not be paid.

In a bankruptcy or similar proceeding for PFL, interest accruing on the Notes during the proceedings may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

If PFL becomes subject to a bankruptcy or similar proceeding a holder of a Note may not have any priority right to payment from the corresponding Borrower Loan, may not have any right to payment from funds in the deposit account, and may not have any ability to access funds in an FBO funding account.

If PFL failed to perfect the security interest properly, investors may be required to share the proceeds of the Borrower Loans upon which their Notes are dependent for payment with PFL’s other creditors, including holders of other Notes or Borrower Loans. To the extent that proceeds of the Borrower Loans would be shared with PFL’s other creditors, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to investors on the corresponding Notes.

If a payment is made on a Borrower Loan corresponding to a Note before PFL’s bankruptcy or similar proceeding is commenced, and those funds are held in the deposit account PFL maintains with Wells Fargo to collect borrower payments and have not been used by PFL to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that PFL will or will be able to use such funds to make payments on the Note. Other creditors of PFL (including holders of other Note or Borrower Loans) may be deemed to have rights to such funds or interests in the deposit account and monies credited thereto that are equal to or greater than the rights of the holder of the Note. See “About the Marketplace-Loan Servicing and Collection” for more information.

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Although PFL believes that amounts funded by investors into the FBO funding accounts should not be subject to claims of its creditors other than the investors for whose benefit the funds are held, the legal title to the FBO funding accounts, and the attendant right to administer the FBO funding accounts would be property of PFL’s bankruptcy estate. As a result, if PFL were to file for bankruptcy protection, the legal right to administer the funds in the FBO funding accounts would vest with the bankruptcy trustee or debtor in possession. In that case, while neither PFL nor its creditors should be able to reach those funds, the indenture trustee or the investors may have to seek a bankruptcy court order lifting the automatic stay and permitting them to withdraw their funds. Investors may suffer delays in accessing their funds in the FBO funding accounts as a result. Moreover, United States Bankruptcy Courts have broad powers at law and in equity and, if PFL has failed to properly segregate or handle investors’ funds, a bankruptcy court could determine that some or all of such funds were beneficially owned by PFL and therefore that they became available to PFL’s creditors generally. See “About the Marketplace-Loan Servicing and Collection” for more information.

In a bankruptcy or similar proceeding for PFL, the holder of a Note may be delayed or prevented from enforcing PFL’s repurchase obligations.

In a bankruptcy or similar proceeding for PFL, any right of a holder of a Note to require PFL to repurchase the Note or indemnify the holder of the Note under the circumstances set forth in the investor agreement or Note might not be enforceable, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of PFL. For a discussion of the restrictions PFL has imposed upon itself and the formalities it has adopted under its organizational documents to minimize the likelihood of its becoming subject to a bankruptcy or similar proceeding, see “Information about Prosper Funding LLC” and “Information About Prosper Marketplace, Inc.”

Although PFL has been organized in a manner that is intended to prevent it from being substantively consolidated with PMI in the event of PMI’s bankruptcy, if PFL were substantively consolidated in this manner, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped. The recovery, if any, of a holder on a Note may therefore be substantially delayed and substantially less than the principal and interest due and to become due on the Note.

Although PFL has been organized and is operated in a manner that is intended to prevent it from being substantively consolidated with PMI in the event of PMI’s bankruptcy, if PMI became subject to a bankruptcy or similar proceeding and PFL were substantively consolidated with PMI, the risks described in the immediately preceding risk factors regarding (i) payment delays, (ii) uncollectability of interest accrued during the bankruptcy proceeding, (iii) being subordinated to the interests of PFL’s other creditors, and (iv) the indenture trustee’s inability to access funds in the deposit account or the FBO funding accounts would all be present and, in addition, the same considerations would apply in relation to the claims of creditors of PMI, including that such creditors of PMI may be determined to have perfected security interests or unsecured claims that take precedence over or are at least equal in priority to those of creditors of PFL (including holders of Notes).

In addition, in a bankruptcy or similar proceeding of PMI, (i) the implementation of back-up servicing arrangements may be delayed or prevented, and (ii) PMI’s ability to transfer its servicing obligations to a back-up servicer or its other corporate and marketplace administration services and marketing services to third parties may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of Borrower Loans to the detriment of holders of the Notes.

For a discussion of the restrictions PFL has imposed upon itself and the formalities it has adopted under its organizational documents and agreed to in the Amended and Restated Indenture to prevent its being substantively consolidated with PMI in the event of PMI’s bankruptcy, see “Information About Prosper Funding LLC” and “Information About Prosper Marketplace, Inc.”

PMI owns and did not transfer to PFL ownership of the computer hardware that it uses to host and maintain the website or agreements with third parties relating to the hosting and maintenance of the website. Although PMI’s retention of such hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of PMI and PFL (or their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of PMI (because of or during its bankruptcy or otherwise) would materially impair and delay the ability of PFL or a back-up service provider to retrieve data and information in the possession of PMI and to operate our marketplace or elements thereof relevant to Borrower Loan and Note servicing.

PMI, in its capacity as servicer, has the authority to waive or modify the terms of a Borrower Loan without the consent of the Note holders.

Pursuant to the Administration Agreement, PMI is obligated to use commercially reasonable efforts to service and collect the Borrower Loans in accordance with industry standards. Subject to that obligation, the Administration Agreement grants PMI the authority to waive or modify any non-material term of a Borrower Loan or consent to the postponement of strict compliance with any such term or in any manner grant a non-material indulgence to any borrower. In addition, if a Borrower Loan is in default, or PMI determines default is reasonably foreseeable, or PMI determines such action is consistent with its servicing obligation, the Administration Agreement grants PMI the authority to waive or modify a material term of a Borrower Loan, to accept payment of an amount less than the principal balance in final satisfaction of a Borrower Loan and to grant any indulgence to a borrower, provided that PMI has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Note holders. If PMI approves a modification to the terms of any Borrower Loan it must promptly notify the corresponding Note holders by e-mail of the material terms of such modification and the effect such modification will have on their Notes.

PMI faces a contingent liability for securities law violations in respect of Borrower Loans sold to its investor members from inception until October 16, 2008. This contingent liability may impair its ability to perform its obligations under the Administration Agreement.

Borrower Loans sold to PMI’s investors through our marketplace from November 2005 until October 16, 2008 may be viewed as involving an offering of securities that was not registered or qualified under federal or state securities laws. See “Information about Prosper Marketplace, Inc.-Securities Law Compliance” for more information.

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As a result of PMI’s prior operations, an investor who holds a Borrower Loan originated through our marketplace prior to October 15, 2008 may be entitled to rescind his or her purchase and be paid the unpaid principal amount of her Borrower Loan, plus statutory interest. PMI has not recorded an accrued loss contingency in respect of this contingent liability, although it intends to continue to monitor the situation. Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year from the violation; however, the statute of limitations periods under state laws may extend for a longer period of time. Under the Administration Agreement, PMI is generally responsible for overseeing the operation of our marketplace on PFL’s behalf. If a significant number of PMI’s former investors sought rescission, PMI’s ability to perform its obligations under the Administration Agreement may be adversely affected and, in such event, PFL’s ability to continue to make payments on the Notes could be materially impaired.

Prosper has incurred annual operating losses since inception and may continue to incur net losses in the future.

Prosper has incurred annual operating losses since its inception and it may continue to incur net losses in the future. For the three months ended March 31, 2015 and 2014 Prosper had cash flows from operations of $6.1 million and negative $3.5 million, respectively. For the year ended December 31, 2014 Prosper had cash flows from operations of negative $2.9 million. Additionally, from its inception through March 31, 2015, Prosper had an accumulated deficit of $128.2 million.

Prosper has financed its operations to date primarily with proceeds from the sale of equity securities. As of March 31, 2015, Prosper had approximately $38.3 million unrestricted cash and cash equivalents. Prosper is dependent upon raising additional capital or debt financing to fund its current operating plan. Prosper’s failure to obtain sufficient debt and equity financing and, ultimately, to achieve profitable operations and positive cash flow from operations could adversely affect its ability to perform its obligations under the Administration Agreement and, in such event, PFL’s ability to continue to make payments on the Notes could be materially impaired.

PFL and PMI both have limited operating histories. As online companies in the early stages of development, PFL and PMI face increased risks, uncertainties, expenses and difficulties.

As the number of borrowers, investors and Borrower Loans originated through our marketplace increases, PMI will need to increase its facilities, personnel and infrastructure in order to accommodate the anticipated greater obligations on it under the Administration Agreement as the result of the anticipated greater servicing obligations and demands on our marketplace. PMI must constantly add new hardware and update its software and our marketplace, expand customer support services, and add new employees to maintain the operations of our marketplace as well as to satisfy its servicing obligations on the Borrower Loans and the Notes and its other obligations under the Administration Agreement. If PMI is unable to increase the capacity of our marketplace and maintain the necessary infrastructure to perform its duties under the Administration Agreement, PFL, or one or more other third-party service providers engaged by PFL, will have to perform the duties otherwise performed by PMI, and investors may experience delays in receipt of payments on your Notes and periodic downtime of our marketplace.

PFL has a limited operating history.

PFL is a recently formed limited purpose vehicle with a limited operating history. Under the Administration Agreement, PFL receives a license fee from PMI for granting PMI a non-exclusive, worldwide license to access and use our marketplace. In addition, PFL earns servicing fees in relation to the servicing of the Borrower Loans and Notes that it retains from collections on the Borrower Loans. PFL believes this fee income is sufficient to cover its reasonably anticipated obligations. While PFL believes that it is adequately capitalized to meet its foreseeable obligations, and that its fee income is sufficient to meet its ongoing operating costs, its financial resources are limited and could prove to be insufficient. In addition, PFL has no employees and relies on PMI, as servicer, or other third-party service providers, to perform most of its day-to-day operations. The lack of PFL’s own employees, its limited operating history, and capitalization that is less than that of PMI could make it difficult for PFL to operate at a level that will be sustainable. Absent the services to be provided to PFL by PMI pursuant to the Administration Agreement, PFL’s risk management process, ability to predict loss rates and the general operation of our marketplace would have a thinner margin for error than does PMI.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The consumer lending market is competitive and rapidly changing. With the introduction of new technologies and the influx of new entrants, we expect competition to persist and intensify in the future, which could harm our ability to increase volume in our marketplace.

Our principal competitors include major banking institutions, credit unions, credit card issuers and other consumer finance companies, as well as other marketplace lending platforms, including LendingClub. Competition could result in reduced volumes, reduced fees or the failure of our marketplace to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition including companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter our marketplace lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and its operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than either of us does and may be able to devote greater resources to the development, promotion, sale and support of their marketplaces and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the use of our marketplace could stagnate or substantially decline.

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If PFL fails to promote and maintain its brand in a cost-effective manner, it may lose market share and its revenue may decrease.

To succeed, PFL must increase transaction volumes in our marketplace by attracting a large number of borrower and investor members in a cost-effective manner, many of whom have not previously participated in marketplace lending. If PFL is not able to attract qualified borrowers and sufficient investor member purchase commitments, it will not be able to increase its transaction volumes. PFL believes that developing and maintaining awareness of its brand in a cost-effective manner is critical to achieving widespread acceptance of our marketplace and attracting new borrower and investor members. Furthermore, it believes that the importance of brand recognition will increase as competition in the marketplace lending industry increases. Successful promotion of its brand will depend largely on the effectiveness of marketing efforts and the member experience on our marketplace. These brand promotion activities may not yield increased revenues. If PFL fails to successfully promote and maintain its brand, it may lose its existing members to competitors or be unable to attract new members, which would cause its revenue to decrease and may impair its ability to maintain our marketplace.

We are subject to extensive federal, state and local regulation that could adversely impact our ability to service the Notes.

We are subject to extensive federal, state and local regulation, non-compliance with which could have a negative impact on our ability to service the Notes, provide a trading market for the Notes, or maintain our marketplace.

Additionally, we hold lending licenses, collections licenses or similar authorizations in a number of states, each of which has the authority to supervise and examine our activities. Because PFL currently relies on PMI, pursuant to the Administration Agreement, to oversee the operation of our marketplace on its behalf, if PMI does not comply with applicable laws, PMI could lose one or more of its licenses or authorizations, which may have an adverse effect on PFL’s ability to continue to perform its servicing obligations or maintain our marketplace. See “Information About Prosper Marketplace, Inc. - Government Regulation-Regulation and Consumer Protection Laws” for more information.

The Federal Fair Debt Collection Practices Act and similar state debt collection laws regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans. While we obligate the third party collection agencies we use to comply with applicable law in collecting Borrower Loans (and we have sought and will seek to comply with such law when we undertake direct collection activity in relation to Borrower Loans), it is possible that improper collection practices may occur that could adversely affect the collectability of particular Borrower Loans originated through our marketplace or could result in financial penalties or operating restrictions being imposed on us that adversely affect our ability to operate or perform our respective payment and other obligations.

The proprietary technology that makes operation of our marketplace possible is not protected by any patents. It may be difficult and costly for PFL to protect its intellectual property rights in relation thereto, or to continue to develop or obtain new technologies, which could adversely affect its ability to operate competitively.

On February 1, 2013, PMI transferred ownership of the marketplace, including the proprietary technology and all of the rights related to the operation of the marketplace, to PFL. PFL’s ability to maintain our marketplace depends, in part, upon this proprietary technology. We intend to vigorously protect proprietary interests in such technology. Despite our best efforts, however, we may not protect the proprietary technology effectively, which would allow competitors to duplicate our products and adversely affect our ability to compete. A third party may attempt to reverse engineer or otherwise obtain and use the proprietary technology without PFL’s consent. In addition, our marketplace may infringe upon claims of third-party patents and PFL or PMI may face intellectual property challenges from such other parties. PFL or PMI may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Furthermore, the technology may become obsolete, and there is no guarantee that PFL will be able to successfully develop, obtain or use new technologies to adapt our marketplace to compete with other marketplace lending companies. If PFL cannot protect the proprietary technology embodied in and used by our marketplace from intellectual property challenges, or if our marketplace becomes obsolete, its ability to maintain our marketplace and perform its servicing obligations could be adversely affected and, in such event, its ability to continue to make payments on the Notes could be materially impaired.

PFL relies on a third-party commercial bank to process transactions. If PFL is unable to continue utilizing these services, its business and ability to service the Notes may be adversely affected.

Because PFL is not a bank, it cannot belong to or directly access the Automated Clearing House (ACH) payment network. As a result, it currently relies on an FDIC-insured depository institution to process its transactions. If PFL cannot continue to obtain such services from this institution or elsewhere, or if it cannot transition to another processor quickly, its ability to process payments will suffer and investor members’ ability to receive principal and interest payments on the Notes will be delayed or impaired.

If the security of PFL’s investor members’ and borrower members’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, members’ secure information may be stolen, our reputations may be harmed, and we may be exposed to liability.

As with any entity with a significant Internet presence, we and the third party that Prosper uses for website hosting occasionally have experienced cyber-attacks, attempts to breach their systems and other similar incidents, none of which have been successful. Our marketplace stores PFL’s investor members’ and borrower members’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause members’ secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the relevant software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any investor members’ or borrower members’ data, PFL’s relationships with its members will be severely damaged, and it (or PMI) could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and PMI’s third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause PFL’s members to lose confidence in the effectiveness of its and PMI’s data security measures. Any security breach, whether actual or perceived, would harm our reputations, and PFL could lose members.

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Any significant disruption in service in our marketplace or in PMI’s computer systems could adversely affect PMI’s ability to perform its obligations under the Administration Agreement.

PMI’s ability to perform its obligations under the Administration Agreement could be materially and adversely affected by events outside of its control. The satisfactory performance, reliability and availability of PMI’s technology and its underlying network infrastructure are important to our respective operations, level of customer service, reputation and ability to attract new members and retain existing members. PMI’s system hardware is hosted in a hosting facility located in San Francisco, California, owned and operated by Digital Realty Trust. PMI also maintains an off-site backup system located in Las Vegas, Nevada. Digital Realty Trust does not guarantee that access to our marketplace or to PMI’s own systems will be uninterrupted, error-free or secure. The operation of our marketplace and PMI’s operation of its own systems depend on Digital Realty Trust’s ability to protect the relevant systems in Digital Realty Trust’s facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity or other environmental concerns, computer viruses or other attempts to harm them, criminal acts and similar events. If PMI’s arrangement with Digital Realty Trust is terminated, or there is a lapse of service or damage to Digital Realty Trust’s facilities, PMI could experience interruptions in providing its services under the Administration Agreement, PFL could experience interruptions in the operations of our marketplace, and both could experience delays and additional expense in arranging new facilities. Any interruptions or delays in PMI’s performance of its services or in the functioning of and accessibility of our marketplace, whether as a result of Digital Realty Trust or other third-party error, PMI’s error, natural disasters or security breaches, whether accidental or willful, could harm PFL’s relationships with its members and its reputation. Additionally, in the event of damage or interruption, PMI’s insurance policies may not be sufficient for PMI to adequately compensate PFL for any losses that it may incur. PMI’s disaster recovery plan has not been tested under actual disaster conditions, and PMI may not have sufficient capacity to recover all data and services in the event of an outage at the Digital Realty Trust facility. These factors could prevent PMI from processing or posting payments on the Borrower Loans or the Notes, damage PFL’s brand and reputation, divert the attention of PMI’s employees, reduce PFL’s revenue, subject PMI or PFL to liability and cause members to abandon our marketplace, any of which could adversely affect our respective businesses, financial condition and results of operations.

Our marketplace may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

Our marketplace may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate our marketplace, members would be subject to the increased risk of fraud or borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note. Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to members’ personal information. While we have taken steps to prevent such activity from affecting our marketplace, if we are unable to prevent such activity, the value of investors’ investment in the Notes could be adversely affected.

Competition for Prosper’s employees is intense, and Prosper may not be able to attract and retain the highly skilled employees it needs to perform under the Administration Agreement.

Competition for highly skilled technical and financial personnel is extremely intense. Prosper may not be able to hire and retain these personnel at compensation levels consistent with its existing compensation and salary structure. Many of the companies with which Prosper competes for experienced employees have greater resources than Prosper has and may be able to offer more attractive terms of employment.

In addition, Prosper invests significant time and expense in training its employees, which increases their value to competitors who may seek to recruit them. If Prosper fails to retain its employees, it could incur significant expenses in hiring and training their replacements and the quality of its services and its ability to serve borrower and investor members could diminish, resulting in a material adverse effect on its ability to perform its obligations under the Administration Agreement and, in such event, Prosper’s ability to continue to make payments on the Notes could be materially impaired.

Prosper’s growth could strain its personnel resources and infrastructure, and if Prosper is unable to implement appropriate controls and procedures to manage its growth, this may adversely affect its ability to perform under the Administration Agreement.

Prosper’s growth in headcount and operations since its inception has placed, and will continue to place, to the extent that Prosper is able to sustain such growth, a significant strain on its management and its administrative, operational and financial reporting infrastructure.

Prosper’s success will depend in part on the ability of its senior management effectively to manage the growth it achieves. To do so, Prosper must continue to hire, train and manage new employees as needed. If Prosper’s new hires perform poorly, or if Prosper is unsuccessful in hiring, training, managing and integrating new employees, or if Prosper is not successful in retaining its existing employees, PMI’s ability to perform under the Administration Agreement may be impaired. To manage the expected growth of Prosper’s operations and personnel, Prosper will need to continue to improve its operational and financial controls and update its reporting procedures and systems. The addition of new employees and the system development that Prosper anticipates will be necessary to manage its growth will increase Prosper’s cost base, which will make it more difficult for Prosper to offset any future revenue shortfalls by reducing expenses in the short term. If Prosper fails to successfully manage its growth, it will be unable to execute its business plan and its ability to perform under the Administration Agreement may be impaired.

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Purchasers of Notes will have no control over us and will not be able to influence our corporate matters.

PFL is not offering and will not offer equity interests in its company. Investors who purchase Notes offered through our marketplace will have no equity interest in either of us and no ability to vote on or influence our decisions. As a result, PMI, which owns all of PFL’s outstanding equity interests, will continue to have sole control over PFL’s governance matters, subject to the presence of PFL’s independent directors, whose consent will be required before PFL can take certain extraordinary actions, and subject to the limitations specified in PFL’s organizational documents and the Amended and Restated Indenture. See “Information About Prosper Funding LLC” and “Information About Prosper Marketplace, Inc.” for more information.

Events beyond our control may damage our ability to maintain adequate records, maintain our marketplace or perform the servicing obligations. If such events result in a system failure, investors’ ability to receive principal and interest payments on the Notes would be substantially harmed.

If a catastrophic event resulted in a marketplace outage and physical data loss, PFL’s ability (and PMI’s ability as servicer under the Administration Agreement) to perform its servicing obligations would be materially and adversely affected. Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. In addition, PMI is responsible for storing back-up records related to the operation of our marketplace in offsite facilities located in San Francisco, California and Las Vegas, Nevada. If PMI’s electronic data storage and back-up data storage system are affected by such events, PFL’s ability (and PMI’s ability as servicer under the Administration Agreement) to perform its servicing obligations could be materially and adversely affected. In the event of any marketplace outage or physical data loss described in this paragraph, PFL cannot guarantee that investors would be able to recoup their investment in the Notes.

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RISKS RELATING TO COMPLIANCE AND REGULATION

Our marketplace represents a novel approach to borrowing and investing that may fail to comply with federal and state securities laws, borrower protection laws, such as state lending laws, federal consumer protection laws, such as the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act, and the state counterparts to such consumer protection laws. Borrowers may dispute the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws. Investors may attempt to rescind their Note purchases under securities laws. Compliance with such regulatory regimes is also costly and burdensome.

Our marketplace represents a novel program that must comply with regulatory regimes applicable to consumer credit transactions as well as with regulatory regimes applicable to securities transactions. The novelty of our marketplace means compliance with various aspects of such laws is untested. Certain state laws generally regulate interest rates and other charges and require certain disclosures, and also require licensing for certain activities. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of Borrower Loans in our marketplace. Our marketplace is also subject to other laws, such as:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their loans;

•	the Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act;

•	the Federal Fair Credit Reporting Act, which regulates the use and reporting of information related to each applicant’s credit history;

•	the Federal Fair Debt Collection Practices Act, which regulates debt collection practices by “debt collectors” and prohibits debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans;

•	state counterparts to the above consumer protection laws;

•	state and federal securities laws, which require that any non-exempt offers and sales of the Notes be registered.

•	Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which prohibits unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service;

•	the Gramm-Leach-Bliley Act, which includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information, and other privacy laws and regulations;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

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•	the Servicemembers Civil Relief Act, which allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties;

•	the Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;

•	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and

•	the Bank Secrecy Act, which relates to compliance with anti-money laundering, customer due diligence and record-keeping policies and procedures.

We may not always be in compliance with these laws. Borrowers may make counterclaims regarding the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws. Investors may attempt to rescind their Note purchases under securities laws, and PFL or PMI’s failure to comply with such laws could also result in civil or criminal liability. Compliance with these requirements is also costly, time-consuming and limits operational flexibility. See “Information About Prosper Marketplace Inc. - Government Regulation-Regulation and Consumer Protection Laws” for more information.

The Consumer Financial Protection Bureau is a new agency, and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business or that of our issuing bank.

The Consumer Financial Protection Bureau (“CFPB”), which commenced operations in July 2011, has broad authority over the businesses in which we engage. This includes authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine large financial institutions, such as our issuing bank, for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system that we were engaging in activities that pose risks to consumers.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

Although we have committed resources to enhancing our compliance programs, actions by the CFPB or other regulators against us, our issuing bank or our competitors that discourage the use of the marketplace model or suggest to consumers the desirability of other loan products or services could result in reputational harm and a loss of borrowers or investors. Our compliance costs and litigation exposure could increase materially if the CFPB or other regulators enact new regulations, change regulations that were previously adopted, modify, through supervision or enforcement, past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted.

Noncompliance with laws and regulations may impair our ability to facilitate the origination of or service Borrower Loans.

Generally, failure to comply with applicable laws and regulatory requirements may, among other things, limit our or a third party collection agency’s ability to collect all or part of the principal amount of or interest on the Borrower Loans on which the Notes are dependent for payment. In addition, non-compliance could subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm PFL’s business and ability to maintain our marketplace and may result in borrowers rescinding their Borrower Loans.

Where applicable, we seek to comply with state lending, servicing and similar statutes. In all U.S. jurisdictions with licensing or other requirements that we believe may be applicable to our marketplace, we have obtained any necessary licenses or comply with the relevant requirements. Nevertheless, if we are found to not comply with applicable laws, we could lose one or more of our licenses or face other sanctions, which may have an adverse effect on our ability to continue to facilitate the origination of Borrower Loans through our marketplace, and on our ability to perform servicing obligations or make our marketplace available to borrowers in particular states, which may impair investors’ ability to receive the payments of principal and interest on the Notes that they expect to receive. See “Information About Prosper Marketplace Inc. - Government Regulation-Regulation and Consumer Protection Laws-State and Federal Laws and Regulations” for more information.

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If our marketplace was found to violate a state’s usury laws, we may have to alter our business model and our business could be harmed.

The interest rates that are charged to borrowers and that form the basis of payments to investors through our marketplace are based upon the ability under federal law of the issuing bank that originates the loan to export the interest rates of its jurisdiction of incorporation to provide uniform rates to all borrowers in all states that have not opted out. WebBank, our primary issuing bank, exports the interest rates of Utah, which allows parties to generally agree by contract to any interest rate. The annual percentage rates offered by WebBank through our marketplace for personal loans as of March 31, 2015 range from 3.00% to 36.00%, which equate to interest rates for investors that range from 4.00% to 35.00%. Of the forty-seven jurisdictions whose residents may obtain loans (including the District of Columbia), certain states, including Utah, have no statutory interest rate limitations on personal loans, while other jurisdictions have a maximum rate less than the current maximum rate offered by WebBank through our marketplace. If a borrower were to successfully bring claims against us for state usury law violations, and the rate on that borrower’s personal loan was greater than that allowed under applicable state law, we could be subject to fines and penalties. Further, if we were unable to partner with another issuing bank, we would have to substantially modify our business operations from the manner currently contemplated and would be required to maintain state-specific licenses and only provide a limited range of interest rates for personal loans, all of which would substantially reduce our operating efficiency and attractiveness to investors and possibly result in a decline in our operating results.

We rely on agreements with WebBank, pursuant to which WebBank originates loans to qualified borrower members on a uniform basis throughout the United States and sells and assigns those loans to PFL. If our relationships with WebBank were to end, we may need to rely on individual state lending licenses to originate Borrower Loans.

Borrower Loan requests take the form of an application to WebBank submitted through our marketplace. WebBank currently makes all loans to borrowers through our marketplace, which allows our marketplace to be available to borrowers on a uniform basis throughout the United States. If our relationships with WebBank were to end or if WebBank were to cease operations, one or both of us may need to rely on individual state lending licenses to originate Borrower Loans. Because neither of us currently possesses state lending licenses in every state, we might be forced to limit the rates of interest charged on Borrower Loans in some states and we might not be able to originate loans in some states altogether. We also may face increased costs and compliance burdens if the agreements with WebBank are terminated.

Several lawsuits have sought to recharacterize certain loan marketers and other originators as lenders. If litigation or a regulatory enforcement action on similar theories were successful against one or both of us, Borrower Loans originated through our marketplace could be subject to state consumer protection laws and licensing requirements in a greater number of states.

Several lawsuits have brought under scrutiny the association between high-interest “payday loan” marketers and out-of-state banks. These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they do business. Such litigation has sought to re-characterize the loan marketer as the lender for purposes of state consumer protection law and usury restrictions. Similar civil actions have been brought in the context of gift cards and retail purchase finance. Although we believe that our activities are generally distinguishable from the activities involved in these cases, a court or regulatory authority could disagree.

Additional state consumer protection laws would be applicable to the Borrower Loans facilitated through our marketplace if one or both of us were re-characterized as a lender, and the Borrower Loans could be voidable or unenforceable. In addition, we could be subject to claims by borrowers, as well as enforcement actions by regulators. Even if we were not required to cease doing business with residents of certain states or to change our business practices to comply with applicable laws and regulations, we could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost on us.

As Internet commerce develops, federal and state governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our businesses.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our businesses could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to marketplace lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to PFL’s members in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of our marketplace.

If one or both of us is required to register under the Investment Company Act, either of our ability to conduct business could be materially adversely affected.

The Investment Company Act of 1940, or the “Investment Company Act,” contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. PFL and PMI believe each has conducted its business in a manner that does not result in being characterized as an investment company. If, however, PFL is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which would materially adversely affect its business, financial condition and results of operations. Any determination that PMI is an investment company under the Investment Company Act similarly could impair its ability to perform its obligations under the Administration Agreement and thereby impair PFL’s ability to make payments on the Notes. If PFL or PMI were deemed to be an investment company, PFL or PMI may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on their businesses.

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If one or both of us is required to register under the Investment Advisers Act, either of our ability to conduct business could be materially adversely affected.

The Investment Advisers Act of 1940, or the “Investment Advisers Act,” contains substantive legal requirements that regulate the manner in which “investment advisers” are permitted to conduct their business activities. PFL believes that its business consists of providing a platform for marketplace lending for which investment adviser registration and regulation do not apply under applicable federal or state law, and does not believe that it is required to register as an investment adviser with either the SEC or any of the various states. The SEC or a state securities regulator could reach a different conclusion, however. Registration as an investment adviser could adversely affect PFL’s method of operation and revenues. For example, the Investment Advisers Act requires that an investment adviser act in a fiduciary capacity for its clients. Among other things, this fiduciary obligation requires that an investment adviser manage a client’s portfolio in the best interests of the client, have a reasonable basis for its recommendations, fully disclose to its client any material conflicts of interest that may affect its conduct and seek best execution for transactions undertaken on behalf of its client. It could be difficult for PFL to comply with this obligation without meaningful changes to its business operations, and there is no guarantee that it could do so successfully. If PFL were ever deemed to be in non-compliance with applicable investment adviser regulations, it could be subject to various penalties, including administrative or judicial proceedings that might result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders or other adverse consequences. Similarly, any determination by regulators that PMI must register as an investment adviser could materially adversely affect PMI and impair its ability to continue to administer our marketplace on PFL’s behalf.

PMI’s previous administration of an automated bidding plan system and the administration of Quick Invest by PMI under its previous offering and by PFL under its current offering, could create additional liability for one or both us and such liability could be material.

PMI’s former automated plan system allowed investors to create their own automated bidding plans. By creating such a plan, an investor could have bids placed automatically on his or her behalf on loan listings that met loan criteria selected by him or her. In creating an automated bidding plan, the member could design those criteria himself or herself, use a group of model criteria selected by PMI, or customize one of those groups of model criteria as he or she saw fit. Each automated bidding plan consisted of a group of loan criteria, such as loan amount, minimum yield percentage, Prosper Rating, income and employment characteristics, and debt-to-income ratio. That group of criteria was divided into sub-groups, each of which were referred to as a “slice.” The specific loans on which the investor bid through his or her automated bidding plan were determined by the criteria in each of his or her plan slices. If a loan listing was posted that satisfied all of the criteria in any one of his or her plan slices, a bid would automatically be placed on the listing on his or her behalf.

On July 6, 2011, PMI replaced the former automated plan system with a new loan search tool called Quick Invest. Under Quick Invest, investors are no longer able to create automated plans and instead must identify Notes that meet their investment criteria. An investor using Quick Invest is asked to indicate (i) the Prosper Rating or Ratings he or she wishes to use as search criteria, (ii) the total amount he or she wishes to invest, and (iii) the amount he or she wishes to invest per Note. Quick Invest then compiles a basket of Notes for his or her consideration that meet his or her search criteria. If the pool of Notes that meet his or her criteria exceeds the total amount he or she wishes to invest, Quick Invest selects Notes from the pool based on how far the listings corresponding to the Notes have progressed through the loan verification process, i.e., Notes from the pool that correspond to listings for which the loan verification process has been completed will be selected first. If the pool of Notes that meet the investor’s criteria and for which the loan verification process has been completed still exceeds the amount he or she wishes to invest, Quick Invest selects Notes from that pool based on the principle of first in, first out, i.e., the Notes from the pool with the corresponding listings that were posted on the website earliest will be selected first. If the investor’s search criteria include multiple Prosper Ratings, Quick Invest divides his or her basket into equal portions, one portion representing each Prosper Rating selected. To the extent available Notes with these Prosper Ratings are insufficient to fill the investor’s order, the investor is advised of this shortfall and given an opportunity either to reduce the size of his or her order or to modify his or her search criteria to make his or her search more expansive. The Auto Quick Invest feature allows investors (i) to have Quick Invest searches run on their designated criteria automatically each time new listings are posted to our marketplace, and (ii) to place bids on any Notes identified by each such search. See “About the Marketplace-How to Bid to Purchase Notes-Quick Invest” for more information.

Since the Notes purchased through Quick Invest are the same as Notes purchased manually, they present the same risks of non-payment as all Notes that may be purchased through our marketplace. For example, there is a risk that a Borrower Loan identified through an automated plan or Quick Invest may become delinquent or default, and the estimated return and estimated loss for that loan individually, or the estimated loss or return for the plan or the basket of Notes selected by Quick Invest as a whole, may not accurately reflect the actual return or loss on such loan. If this were to occur, an investor who purchases a Note from PFL through Quick Invest could pursue a claim against PFL in connection with its representations regarding the performance of the Borrower Loans bid upon through Quick Invest. An investor could pursue such a claim under various antifraud theories under federal and state securities law. In addition, the SEC or an investor may take the position that the plans created pursuant to the automated bidding plan model involved the offer and sale of a separate security. Since PMI did not register the automated bidding plans as separate securities, such a claim, if successful, could give investors who invested in Notes through such plans a rescission right under state or federal law and possibly subject PMI to civil fines or criminal penalties under federal or state law. If such a theory were sustained, PMI could be liable for sales through automated bidding plans that took place prior to July 6, 2011. To date, no actions have been taken or threatened against PMI on this theory. However, such actions could have a material adverse effect on PMI’s business.

We may face liability under state and federal securities law for statements in this Prospectus and in other communications that could be deemed to be an offer to the extent that such statements are deemed to be false or misleading.

Loan listings and other borrower information available on PFL’s website as well as in sales and listing reports are statements made in connection with the purchase and sale of securities that are subject to the antifraud provisions of the Exchange Act and the Securities Act. In general, these liability provisions provide a purchaser of the Notes with a right to bring a claim against one or both of us for damages arising from any untrue statement of material fact or failure to state a material fact necessary to make any statements made not misleading. Even though PFL and PMI have advised investors of what they believe to be the material risks associated with an investment in the Notes and PMI management rights, the SEC or a court could determine that they have not advised investors of all of the material facts regarding an investment in the Notes and PMI Management Rights, which could give investors the right to rescind their investment and obtain damages, and could subject PFL and PMI to civil fines or criminal penalties in addition to any such rescission rights or damages.

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PMI and PFL’s activities in connection with the offer and sale of securities through our marketplace could result in potential violations of federal securities law and result in material liability to PFL and/or PMI.

PFL and PMI’s respective businesses are subject to federal and state securities laws that may limit the kinds of activities in which PFL and PMI may engage and the manner in which they engage in such activities. For example, changes to the manner in which PFL offers and sells Notes or other securities through our marketplace could be viewed by the SEC or a state securities regulator as involving the creation or sale of new, unregistered securities. In such circumstances, the failure to register such securities could subject PFL to liability and the amount of such liability could be meaningful. In addition, PMI previously entered into a settlement with the SEC and consented to the entry of a Cease and Desist order that requires PMI to cease and desist from committing or causing any violations or any future violations of the securities laws. Failure to comply with that order could result in material civil or criminal liability, which could materially adversely affect PMI’s business and PFL’s offering of Notes.

If PMI fails to manage the integration of American HealthCare Lending effectively, PMI’s results of operations and business could be harmed.

•	PMI is in the process of integrating American HealthCare Lending into its business. Risks associated with any such integration include:

•	the inability to integrate smoothly American HealthCare Lending’s technologies and loan products with PMI’s current technologies and products;

•	possible changes to American HealthCare Lending’s loan products and sales and operational processes; and

•	the inability to assimilate and retain the management and other personnel, culture and operations of American HealthCare Lending, including back-office functions and systems, such as accounting, human resources, internal controls and others.

This integration may be difficult and unpredictable. PMI may invest resources in the acquisition and integration efforts would have been better utilized developing technology and loan products for our marketplace or on other strategic development initiatives.

Further, this acquisition may disrupt PMI’s ongoing operations, divert management’s attention from their primary responsibilities and PMI’s other strategic initiatives, subject PMI to additional liabilities, increase PMI’s expenses and otherwise adversely affect PMI’s business, financial condition, operating results and cash flows.

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USE OF PROCEEDS

PFL will use the proceeds of each series of Notes to facilitate the funding of the related Borrower Loan through the marketplace designated by the investor members purchasing such series of Notes. PFL will use the proceeds of each series of Notes to purchase the corresponding Borrower Loan from WebBank. See “About the Marketplace” for more information.

PMI will not receive any consideration for issuance of the PMI Management Rights that accompany each Note.

PLAN OF DISTRIBUTION

PFL will offer the Notes to investor members at 100% of their principal amount. The Notes will be offered only by PFL through www.prosper.com. See “About the Marketplace” and “About Prosper Funding LLC” for more information. The PMI Management Rights offered by PMI will accompany each Note offered through the marketplace.

FINANCIAL SUITABILITY REQUIREMENTS

The Notes and PMI Management Rights are highly risky and speculative. Investing in the Notes and PMI Management Rights should be considered only by persons who can afford the loss of their entire investment. The marketplace currently allows investor members to bid as little as $25. Bids made through Quick Invest or Auto Quick Invest, our automated bidding tools for the Note Channel, or through Premier, our order execution service for the Note Channel, may be for up to 100% of the requested loan amount. For all other bids, the maximum bid amount is 10% of the requested loan amount during the first 24 hours after the loan listing is posted, and 100% of the requested loan amount after that.

Investor members can bid on listings in amounts ranging from as little as $25 and as much as 100% of the loan amount requested. It is typical to have multiple investor members bid on a single listing.

Currently, the minimum amount an investor member may bid is $25 and the maximum amount an investor member may bid is 100% of the amount of the requested Borrower Loan. The maximum aggregate amount an individual investor member may bid on the marketplace is currently $25,000,000. There is no maximum aggregate bid amount for institutional members. PFL may change the minimum bid amount.

To purchase Notes and PMI Management Rights, investor members located in Alaska, Idaho, Missouri, Nevada, New Hampshire, Virginia or Washington must meet one or more of the following suitability requirements:

a.	(i) You must have an annual gross income of at least $70,000; (ii) your net worth must be at least $70,000 (exclusive of home, home furnishings and automobiles); and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles); or

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b.	(i) Your net worth must be at least $250,000 (exclusive of home, home furnishings and automobiles); and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles).

Investor members that are residents of California must meet one or more of the following suitability requirements:

a.	(i) You must have had an annual gross income of at least $85,000 during the last tax year; (ii) you must have a good faith belief that your annual gross income for the current tax year will be at least $85,000; and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

b.	(i) Your net worth must be at least $200,000; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

c.	(i) Your net investment in Securities cannot exceed $2,500; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth.

The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

For purposes of the suitability requirements described above, you and your spouse are considered to be a single person. In addition, the following definitions apply:

“annual gross income” means the total amount of money you earn each year, before deducting any amounts for taxes, insurance, retirement contributions or any other payments or expenses;

“net worth” means the total value of all your assets, minus the total value of all your liabilities. The value of an asset is equal to the price at which you could reasonably expect to sell it. In calculating your net worth, you should only include assets that are liquid, meaning assets that consist of cash or something that could be quickly and easily converted into cash, such as a publicly-traded stock. You shouldn’t include any illiquid assets, such as homes, home furnishings or cars;

“net investment” means the principal amount of Notes and PMI Management Rights purchased, minus principal payments received on the Notes and PMI Management Rights.

PFL and PMI intend to register the offer and sale of the Notes and PMI Management Rights in all 50 states as well as the District of Columbia. As part of this process, PFL and PMI expect that states in addition to those referenced above will impose minimum financial suitability standards and maximum investment limits for investor members who reside in such states. Should this occur, PFL and PMI will set forth these requirements in a supplement to this prospectus. Under the investor registration agreement, investor members are required to represent and warrant that they satisfy the applicable minimum financial suitability standards and maximum investment limits of the state in which they reside. Investor members who fail to satisfy any such requirements will not be permitted to purchase the Notes and PMI Management Rights.

ABOUT THE MARKETPLACE

Overview

Prosper is a pioneer of online marketplace lending that connects borrowers and investors. Our goal is to enable borrowers to access credit at affordable rates and provide investors with attractive risk-adjusted rates of return. Our marketplace facilitated $1.6 billion in Borrower Loan originations during 2014, and as of March 31, 2015, $2.4 billion in Borrower Loan originations since it first launched in 2006.

We believe our online marketplace model has key advantages relative to traditional banks, including (i) an innovative marketplace model that efficiently connects qualified supply and demand of capital, (ii) online operations that substantially reduce the need for physical infrastructure and improve convenience, and (iii) data and technology driven automation that increases efficiency, and improves the borrower and investor experience. We do not operate physical branches or incur expenses related to that infrastructure like traditional banks or consumer finance institutions do; instead, we use data and technology to drive automation and efficiency in our operation. As a result, we believe our business model has lower operating costs than traditional banks and consumer finance institutions, allowing us to deliver what we believe is higher value and a better experience for both borrowers and investors.

To consumer borrowers, we believe that we offer generally better pricing, on average, than the pricing those borrowers would pay on outstanding credit card balances or unsecured installment loans from a traditional bank. We also believe that we offer faster decisions and loan originations, and greater transparency, resulting in a better customer experience than that provided by traditional consumer finance lenders.

To individual and institutional investors, we offer a new asset class that we believe has attractive risk adjusted returns, transparency, access to consumer loans, and lower duration risk.

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Our marketplace offers fixed rate, fully amortizing, unsecured consumer loans from $2,000 to $35,000. Loan terms of three and five years are available, depending upon the Prosper Rating assigned to the borrower member at issue and loan amount being sought. All Borrower Loans are originated and funded by WebBank, an FDIC-insured, state chartered industrial bank organized under the laws of Utah. As part of operating our marketplace, we verify the identity of borrowers and assess borrowers’ credit risk profile using a combination of public and proprietary data. Our proprietary technology automates several loan origination and servicing functions, including the borrower application process, data gathering, credit scoring, loan funding, investing and servicing, regulatory compliance and fraud detection.

Investors invest in Borrower Loans through two channels - (i) the first channel allows investors to purchase Notes from PFL, the payments of which are dependent on the payments made on the corresponding Borrower Loan (the “Note Channel”); and (ii) the second channel allows accredited and institutional investors to purchase a Borrower Loan in their entirety directly from PFL (the “Whole Loan Channel”).

How Our Marketplace Works

The marketplace that we operate is an online marketplace that matches individuals who wish to obtain unsecured consumer loans (“borrower members”) with those who are willing to help fund those loans (“investor members”). A borrower member who wishes to obtain a loan through our marketplace must post a loan listing to our marketplace. If a listing receives enough investor member commitments to be funded, WebBank will originate the loan requested and then sell it to PFL. Each Note issued and sold by PFL comes attached with a PMI Management Right issued by PMI.

In order to obtain a loan through our marketplace, a borrower member must first complete a loan application. We then obtain a credit report on the borrower member and use data from that report as well as data supplied by the borrower member to assign a risk grade to the listing, which is called a “Prosper Rating.” Each time we post a group of listings on our marketplace, we determine the relative proportions of such listings that will be allocated to the Note Channel and the Whole Loan Channel, respectively, based on our estimate of the relative overall demand in each channel. We then use a random allocation methodology to allocate individual listings between the two channels based on those proportions. We currently post listings on our marketplace twice per day on weekdays and once per day on weekends, although the frequency with which we post listings may change in the future. The format for listings is shown below. The images are not from actual listings, but rather depict hypothetical listings created for purposes of illustration. Each listing includes the Prosper Rating, selected items from the borrower member’s credit report and the intended use of the potential loan.

Within the Note Channel, the minimum amount an investor member may bid is $25. Bids made through Quick Invest or Auto Quick Invest for the Note Channel, our automated bidding tools, or through Premier for the Note Channel, our order execution service, may be for up to 100% of the requested loan amount. For all other bids, the maximum bid amount is 10% of the requested loan amount during the first 24 hours after the loan listing is posted, and 100% of the requested loan amount after that. Thus, it is typical to have multiple investor members bid on a single listing.

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The registration, processing and payment systems are automated and electronic. We have no physical branches, no deposit-taking and interest payment activities and limited loan underwriting activities. The website, which is located at www.prosper.com, provides detailed information about our marketplace, including detailed fee information, the full text of the member legal agreements and help pages. In addition to the customer support materials available on the website, we make additional customer support available to members by email and phone. Our customer support team is currently located in Killeen, Texas, Phoenix, Arizona and at our headquarters in San Francisco, California.

We attract investor members and borrowers to the website through a variety of sources, including referrals from other parties (such as online communities, social networks and marketers), search engine results and online and offline advertising. We are not dependent on any one source of traffic to the website. In March 31, 2015, the website received approximately 645,069 unique visitors.

Marketplace Participants, Registration Requirements and Minimum Credit Criteria

All marketplace participants must register with PFL and agree to our marketplace’s rules and terms of use, including consent to doing business electronically. At the time of registration, individuals or authorized institutional agents must provide their name, address and an email address. After responding to an email verification, registrants must agree to the terms and conditions (including the applicable registration agreement) for the specific borrower or investor role for which they are registering.

Borrower Members

Any natural person at least 18 years of age who is a U.S. resident in a state where loans through our marketplace are available with a bank account and a social security number may apply to become a borrower member by registering at www.prosper.com. After passing the anti-fraud and identity verification process, borrower members can request unsecured Borrower Loans at interest rates set by us. We set minimum credit and other credit guidelines for borrowers, as discussed in the risk grading section.

When a borrower member requests a loan, we first evaluate whether the borrower member meets the underwriting criteria established in conjunction with WebBank. WebBank originates loans to borrower members and then sells and assigns the promissory notes evidencing those loans to PFL. The underwriting criteria apply for all Borrower Loans originated through our marketplace and may not be changed without WebBank’s consent. All borrower members who request a loan are subject to the following eligibility criteria: (1) have at least a 640 credit score, (2) have fewer than seven credit bureau inquiries within the last 6 months, (3) have an annual income greater than $0, (4) have a debt-to-income ratio below 50%, (5) have at least three open trades reported on their credit report, and (6) have not filed for bankruptcy within the last 12 months.

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Borrower members may have up to two Borrower Loans outstanding at one time, provided that (1) the first Borrower Loan is current, (2) the aggregate outstanding principal balance of both Borrower Loans does not exceed the then-current maximum allowable loan amount for Borrower Loans (currently $35,000) and (3) they comply with the prior borrower constraints above.

In addition, for borrower members who have previously obtained a Borrower Loan through our marketplace, such borrower members must also have (1) have no prior charge-offs on Borrower Loans originated through our marketplace, and (2) satisfy the following requirements:

Credit Score Range	Minimum # Months Since Origination of 1st Borrower Loan	# of Consecutive Months Without 31+ DPD on 1st Borrower Loan
640-719	9	9
720+	6	6

Underwriting requirements for Borrower Loans, including eligibility requirements for subsequent loans, are subject to change over time.

After receiving a borrower member’s loan request, we verify the deposit account into which the Borrower Loan proceeds will be deposited to determine that the borrower member is a holder of record of the account. Even if a listing receives bids that equal or exceed the minimum amount required to fund, we will cancel the listing if we are unable to verify the borrower member’s deposit account. While we attempt to authenticate each marketplace participant’s identity, our fraud checks could fail to detect identity theft, fraud and inaccuracies. See “Risk Factors-Risks Related to Borrower Default” for more information.

Investor Members

Investor members are individuals and institutions that have the opportunity to buy Notes or Borrower Loans. Investor members must register on our marketplace. An individual investor member must be a natural person at least 18 years of age and a U.S. resident, must provide his or her social security number and may be required to provide his or her state driver’s license or state identification card number. An institutional investor member must provide its taxpayer identification number and entity formation documentation. During the investor registration process, potential investor members who are individuals must authorize us to obtain their credit report for identification purposes. Individual and institutional investor members also must consent to any applicable tax withholding statement and must agree to the terms and conditions of the website. Investor members are not required to give credit information to the same extent as borrower members.

Investor members who participate in the Note Channel must enter into an investor registration agreement, which agreement governs all sales of Notes to such investor members. The investor registration agreement contains provisions that limit certain legal rights of investor members in relation to PFL and PMI. See “Risk Factors -- Risks Inherent in Investing in the Notes” for more information. At the time an investor member registers to participate in the Note Channel, the investor member must satisfy any minimum financial suitability standards and maximum investment limits established for the Note Channel by the state in which the investor member resides.

Only investor members that are approved by us are eligible to participate in the Whole Loan Channel. At a minimum, an investor member cannot participate in the Whole Loan Channel unless it is an institutional investor and meets the definition of an “accredited investor” set forth in Regulation D under the Securities Act of 1933, as amended. Investor members who participate in the Whole Loan Channel must enter into loan purchase and loan servicing agreements.

Prior to bidding on a listing, investor members must transfer funds to a funding account maintained on our marketplace. The funds of most investor members are held in a single, pooled funding account, which is referred to s the “pooled funding account”. We have also established dedicated funding accounts for certain investor members that participate in the Whole Loan Channel, each of which is referred to as a “dedicated funding account”. The pooled funding account and each dedicated funding account (collectively, the “FBO funding accounts”) is a non-interest bearing, demand deposit account, currently maintained by PMI or PFL at Wells Fargo Bank, National Association (“Wells Fargo”). The pooled funding account is held in the name of PFL for the benefit of its investor members, and each dedicated funding account is held in the name of PMI or PFL for the benefit of the applicable investor member.

We cause all payments made or collected on any Note or Borrower Loan owned by an investor member to be deposited into the applicable FBO funding account. An investor member that wishes to make a commitment to purchase a Note or Borrower Loan must have funds equal to the sum of such commitment and all the investor member’s other outstanding purchase commitments in the applicable FBO funding account. For the FBO funding accounts, we maintain sub-account balances on our system to track commitments and purchases made and loan proceeds received at the investor member level. These sub-accounts are purely administrative and reflect balances and transactions concerning funds in the FBO funding accounts. Individual investor members have no direct relationship with Wells Fargo by virtue of funds or transactions within the FBO funding accounts or by virtue of participating on our marketplace.

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Each FBO funding account is FDIC-insured on a “pass through” basis to each investor member, subject to applicable limits. This means that each investor member’s cash balance is protected by FDIC insurance, up to the limits established by the FDIC. Other funds the investor member has on deposit with Wells Fargo may count against any applicable FDIC insurance limits. Funds of an investor member in an FBO funding account can consist of amounts deposited by the investor member but never committed to Note or Borrower Loan purchases; amounts the investor member has committed to one or more such purchases, where origination of the corresponding Borrower Loan has not yet occurred; or amounts received as principal and interest payments on Notes or Borrower Loans owned by the investor member that the investor member has not yet withdrawn. Upon request by an investor member, we will transfer funds from the applicable FBO funding account to the investor member’s designated and verified external bank account, provided such funds are not already committed to Note and/or Borrower Loan purchases. To the extent an investor member does not withdraw any such amounts, they will remain in the applicable FBO funding account indefinitely.

Relationship with WebBank

WebBank is a FDIC-insured, Utah-chartered industrial bank that originates all Borrower Loans made through our marketplace, although in the future, either or both of us may enter into agreements with other banks to originate Borrower Loans through our marketplace in addition to, or in lieu of, WebBank. WebBank and Prosper are parties to a Loan Account Program Agreement, under which PMI manages the operations of our marketplace that relate to the submission of Borrower Loan applications by borrower members, the making of related Borrower Loans by WebBank and the funding of such Borrower Loans by WebBank in exchange for a fee equal to the origination fee charged by WebBank. Under the Loan Account Program Agreement, Prosper has agreed to indemnify WebBank with respect to any damages arising from WebBank’s participation in the origination of Borrower Loans as contemplated in the Loan Account Program Agreement. WebBank, Prosper is a party to a Loan Sale Agreement, under which WebBank sells and assigns the promissory notes evidencing the Borrower Loans to PFL. As consideration for WebBank’s agreement to sell and assign the promissory notes, Prosper pays WebBank a monthly fee in addition to the purchase price of the promissory notes themselves.

Risk Management

Our risk management has evolved from its inception. We have consistently worked to improve the information provided to investor members in order to help them make sound investment decisions. A major source of improvement has been to progressively incorporate the historical performance of Borrower Loans originated through our marketplace into our proprietary rating system (the “Prosper Rating”) as more Borrower Loan outcome data becomes available over time. We intend to continuously refine the Prosper Rating system by regularly reassessing the system. For more information about how the Prosper Rating and estimated loss rates are calculated and reassessed, see the following sections under this discussion of “Risk Management”.

Prosper Rating Assigned to Listings

Each listing is assigned a Prosper Rating. The Prosper Rating is a letter that indicates the expected level of risk associated with the listing. Each letter grade corresponds to an estimated average annualized loss rate range. The rating associated with a listing reflects the loss expectations for that listing as of the time the rating is given. This means that otherwise similar borrowers may have different Prosper Ratings at different points in time as the Prosper Rating is updated to incorporate more recent information. There are currently seven Prosper Ratings, but this, as well as the loss ranges associated with each, may change over time as our marketplace dictates. We intend to regularly update the loss rates calibration to reflect the actual performance of Borrower Loans. The updates will occur at least annually.

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The current Prosper Ratings and the estimated loss ranges associated with them are as follows:

Prosper Rating	Est. Avg. Annual Loss Rate
AA	0.00% - 1.99%
A	2.00% - 3.99%
B	4.00% - 5.99%
C	6.00% - 8.99%
D	9.00% - 11.99%
E	12.00% - 14.99%
HR	>=15.00%

The estimated loss rate for each listing is based primarily on the historical performance of Borrower Loans with similar characteristics and is primarily determined by two scores: (i) a custom Prosper Score, and (ii) a credit score obtained from a credit reporting agency. The custom Prosper Score is updated periodically to include new information that is predictive of borrower risk as it becomes available or as the evidence supporting a particular datum becomes strong enough to merit its inclusion in the custom Prosper Score.

If a particular piece of information is found to be highly predictive of a borrower’s risk prior to a custom Prosper Score re-development, then it may be added to the rating process as an overlay until its impact on borrower risk is sufficiently captured by the combination of the custom Prosper Score and the credit bureau score.

Prosper Score

The Prosper Score predicts the probability of a Borrower Loan going “bad,” where “bad” is defined as going more than 60 days past due within twelve months of the application date. To create the Prosper Score, we developed a custom risk model using our historical data as well as a data archive from a consumer credit bureau. We built the model on our borrower member population so that it would incorporate behavior that is unique to that population. In contrast, a credit score obtained from a credit reporting agency is based on a much broader population, of which borrower members through our marketplace are just a small subset. We use both the Prosper Score and a credit score to assess the level of risk associated with a listing.

To build and validate the custom risk model, we used borrower members from April 2008 through May 2012 and measured their performance for the twelve months following their date of application. We analyzed variables available at the time of listing for potential inclusion in the final model. Potential variables included those from the credit report and also those provided by the borrower. We dropped or kept variables in the final model based on their contribution and stability over time, and went through a number of iterations before finalizing the model in its current form. The final model includes variables such as “Inquiries last six months” and “Debt-to-Income Ratio”. The former is an example of a credit report variable and the latter uses both credit report information as well as income information provided by the borrower member.

The model assigns weights to all of the variables based on their value in predicting the likelihood of a Borrower Loan going bad. For a given borrower member, the model estimates the probability of the borrower member becoming bad, which is called the borrower member’s “probability of bad.” The probability of bad for a borrower member is then mapped to a Prosper Score, which is displayed as part of that listing. Prosper Scores range from 1 to 11, with 11 being the best, or lowest risk value. The probability of bad ranges and the corresponding Prosper Scores are as follows.

Probability of Bad	Prosper Score
>10.50%	1
9.50 < x <= 10.50%	2
8.50 < x <= 9.50%	3
7.00 < x <= 8.50%	4
6.50 < x <= 7.00%	5
5.75 < x <= 6.50%	6
5.00 < x <= 5.75%	7
4.25 < x <= 5.00%	8
3.75 < x <= 4.25%	9
3.00 < x <= 3.75%	10
0.00 < x <= 3.00%	11

For example, a probability of bad of 3.29% equates to a Prosper Score of 10 and a probability of bad of 12.00% equates to a Prosper Score of 1. The probability of bad ranges may change over time as additional performance data is acquired.

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Credit Bureau Score

In addition to the Prosper Score, another major element used to determine the Prosper Rating for a listing is a credit score from a consumer reporting agency. We currently use Experian’s FICO08 score, although we may use one or more different scores in the future. (We used Experian’s Scorex PLUS score for all listings begun prior to September 6, 2013.) The minimum credit score required for a borrower to post a listing is 640.

We obtain a borrower member’s credit score at the time the listing is created, unless we already have a credit score on file that is not more than thirty days old. This credit score is used to determine the Prosper Rating for the listing, and the range that credit score falls within is also included in the listing. If available, we obtain updated credit scores on a monthly basis for borrowers with outstanding Borrower Loans, and we include the applicable score ranges by month in listings on the Note Trader platform. We do not disclose the borrower member’s exact credit score to any of marketplace members, except for the borrower himself.

Assigning Estimated Loss Rates

Estimated loss rates are based on the historical performance of Borrower Loans originated through our marketplace with similar characteristics and are primarily determined by Prosper Scores and credit scores. The starting point for this determination is the base loss rate table, shown below, which was created by dividing the range of Prosper Scores and credit scores into multiple segments and combining them into a single grid. A base loss rate is estimated for each cell in the table, based on the historical performance of Borrower Loans originated through our marketplace that occupied the same cell (i.e., that had the same point of intersection for their Prosper Score and credit score). Cells may be given the same loss rate due to small volume, similar behavior or both. We review loan performance on a monthly basis to see how the loss rate estimates compare to the actual performance of Borrower Loans, and make adjustments as necessary based on such reviews. Please refer to the website for the estimated base loss rate table currently in use. Estimated base loss rates for the cells in the table below correspond to those in effect as of March 31, 2015.

Experian FICO08 Credit Score

Prosper Score	599-619	619-639	639-659	659-679	679-699	699-719	719-739	739-759	759-779	779-799	799-829	829-850
1	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%	22.25%
2	22.25%	22.25%	15.75%	14.75%	13.25%	10.75%	8.99%	7.49%	6.99%	4.99%	3.49%	3.24%
3	22.25%	22.25%	14.75%	12.25%	11.25%	9.25%	8.49%	6.99%	5.74%	4.24%	3.24%	2.99%
4	22.25%	22.25%	13.75%	9.25%	8.74%	8.49%	7.24%	6.24%	5.24%	3.49%	2.99%	2.24%
5	22.25%	22.25%	12.25%	8.99%	7.49%	6.74%	5.49%	5.24%	4.74%	3.24%	2.49%	1.99%
6	22.25%	22.25%	9.25%	7.74%	5.99%	5.74%	4.99%	4.49%	4.24%	2.49%	1.99%	1.24%
7	22.25%	22.25%	8.49%	5.99%	5.24%	4.49%	4.99%	3.74%	3.74%	2.49%	1.74%	0.99%
8	22.25%	22.25%	7.24%	4.99%	4.24%	3.74%	3.49%	3.24%	2.99%	2.24%	1.49%	0.99%
9	22.25%	22.25%	5.49%	4.24%	3.74%	3.49%	2.99%	2.49%	2.24%	1.74%	1.24%	0.74%
10	22.25%	22.25%	5.24%	3.74%	3.74%	3.24%	2.74%	1.99%	1.49%	0.99%	0.74%	0.74%
11	22.25%	22.25%	4.24%	3.24%	2.74%	1.74%	1.49%	1.24%	0.74%	0.74%	0.74%	0.74%

The table above applies to borrower members seeking their first Borrower Loan through our marketplace. Although borrower members with credit scores below 640 are depicted in the table above, such borrower members are not currently eligible for a Borrower Loan through the Note Channel. We can make adjustments to the base loss rate to determine the final loss rate. For example we make adjustments for whether the borrower member has already been a borrower through our marketplace and for the term of the Borrower Loan. The final loss rate determines the Proper Rating. The value of the adjustments are based on historical data, where available, as well as observed industry performance and behavior. An example of a potential adjustment is shown below:

Here is an example of how the final loss rate and Prosper Rating for a loan listing would be calculated:

-	Borrower member credit bureau score = 730 and Prosper score = 6

-	Borrower member selects a 60 month loan term

Base Loss Rate:	4.99%
Adjustments:
-Loan Term:	2.25%
Final Loss Rate:	7.24%
Prosper Rating:

Calculating Loss Estimates

Loss rates for a particular group of Borrower Loans will be a function of the group’s delinquency and loss behavior over time, pre-payment behavior over time, and responsiveness to collections activity. For Borrower Loans originated through our marketplace, the largest driver of the loss rate is the rate at which a group of Borrower Loans becomes delinquent and charges off. A loan becomes “charged off” and is considered a loss when it becomes 121 or more days past due.

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Modeling Loss Rates. The loss rate is the balance-weighted average of the monthly loss rates for the group of Borrower Loans over the term of such loans. The gross loss rate is adjusted for principal recovery net of collection expenses to arrive at a net loss rate.

Estimating Losses. We determine the loss component of the loss rate calculation by analyzing losses for Borrower Loans and making adjustments to reflect anticipated deviations from historical performance that may exist due to the current macro-economic or competitive environment. Changes in delinquency and losses have the largest impact on the expected loss rate of a group of Borrower Loans, and so changes in loan delinquency and loss performance are monitored on at least a monthly basis.

Calculating Average Balance. To calculate the average balance for each period, we used the amount of loan principal on Borrower Loans that are still open and have not been charged-off or paid off. As loan payments are made, the principal balance of each Borrower Loan declines over time.

When a Borrower Loan pays faster than its amortization schedule (pre-payment), the portion of the principal that is pre-paid is no longer included in the outstanding balance for subsequent periods. Once a Borrower Loan has been charged-off, the principal associated with such loan is considered a credit loss and is no longer included in the outstanding periodic balance.

Collection Expense and Recovery Adjustments. When an account becomes past due, we may collect on the account directly or refer the account to a third-party collection agency. Our in-house collections department and third-party collection agencies are compensated by keeping a portion of the payments they collect based on a predetermined schedule. Once an account has been charged-off, any subsequent payments received or proceeds from the sale of the Borrower Loan in a debt sale are considered recoveries and reduce the amount of principal lost.

Comparing Estimated Loss Rates to Actual Losses

We review the performance of Borrower Loans on a monthly basis to determine how loss rate estimates compare to actual performance. As part of this monthly review, the processes for calculating and assigning loss rates and Prosper Ratings described in the preceding sections are reassessed to ensure continued accuracy. The graphs below show the estimated versus actual cumulative dollar loss rates by Prosper Rating for Borrower Loans, collectively, booked from July 13, 2009 through March 31, 2015. Performance is as of March 31, 2015. The loss performance is tracked by vintage, meaning each line represents all Borrower Loans originated in a given period. The graphs only include Borrower Loans that have been outstanding at least 6 months. In addition, data for a point along the x axis is only included if the entire vintage is at least that mature. So, although Borrower Loans originated in July 2014 have 8 months of performance, only 6 months of performance are reflected in the graphs below because the September 2014 Borrower Loans, which are also a part of the 2014 Q3 vintage, have only completed 6 months of performance.

Vintages generally contain enough loan volume for their performance curves to be meaningful. For presentation purposes, some of the older vintages have been grouped into annual and half-year vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations across all Prosper Ratings by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015. The addition of “H1” means that the information reported reflects the first six months of the year presented, while “H2” reflects the second 6 months of the year presented. Similarly, “Q1” or “Q2” means that the information reported reflects the first or second quarter of the year presented.

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Overall, vintages originated in 2013 and 2014 are demonstrating meaningfully lower cumulative losses than those originated in 2012 and earlier. Prosper considers changes in the risk management process implemented at the end of 2012 and in early 2013 to be a meaningful driver of this trend.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “AA” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

For originations with a Proper Rating “AA”, to date risk is trending slightly above estimates for the 2009-2011 and 2012 vintages, approximately at estimates for the 2014 vintage and slightly below estimates for 2013H2 and 2013Q4 vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “A” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

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For originations with a Proper Rating “A”, to date risk is trending above estimates for the 2009-2011 and 2012 vintages and below estimates for 2013 and 2014 vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “B” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

For originations with a Proper Rating “B”, to date risk is trending above estimates for the 2009-2011 and 2012 vintages, approximately at estimates for the 2013H1 vintage and below estimates for the 2013H2 and 2014 vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “C” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

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For originations with a Proper Rating “C”, to date risk is trending above estimates for the 2009-2011 and 2012 vintages and below estimates for 2013 and 2014 vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “D” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

For originations with a Proper Rating “D”, to date risk is trending above estimates for the 2009-2011 and 2012 vintages and below estimates for 2013 and 2014 vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “E” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

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For originations with a Proper Rating “E”, to date risk is trending above estimates for the 2009-2011 and 2012 vintages, approximately at estimates for the 2013H1 vintage and below estimates for 2013H2 and 2014 vintages.

Below is a graph that shows cumulative net charge-offs as a percentage of originations with a Prosper Rating of “HR” by vintage for Borrower Loans, collectively, originated from July 13, 2009 to March 31, 2015.

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For originations with a Proper Rating “HR”, to date risk is trending slightly above estimates for the 2009-2011, 2012, 2013H1 and 2014Q1 vintages, approximately at estimates for the 2014Q3 vintage and slightly below estimates for 2013H2 and 2014Q2 vintages.

Note: Estimated lines represent the high end of the estimated loss rate range for each Prosper Rating, except for HR, where the high end of the range is 100% and the estimated curve was set at 19.50% cumulative principal loss.

As noted above, in many rating grades, risk is trending above estimates for the 2011 and 2012 vintages. In instances such as these where a material variance relative to estimates exists, we perform additional analysis to understand the reason for the variance and adjust our credit policy as necessary to bring losses back in-line with estimates. To date, all of the vintages since the 2012 vintage, except for HR, have cumulative losses below their respective estimated lines. We consider this change in performance to be a direct result of changes made to our risk management practices at the end of 2012 and the beginning of 2013.

Please note that the historical performance of Borrower Loans may not be indicative of the future performance of Borrower Loans. See “Item 1A. Risk Factors-Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

Maximum Loan Amount

The maximum loan amount for a listing is determined by the borrower member’s Prosper Rating. The table below shows the maximum loan amount for each Prosper Rating as at March 31, 2015:

Prosper Rating	Maximum Loan Amount
AA	$35,000
A	35,000
B	35,000
C	30,000
D	25,000
E	10,000
HR	7,500

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Borrower Identity and Financial Information Verification

PFL reserves the right in its member agreements to verify the accuracy of all statements and information provided by borrower members and investor members in connection with listings, commitments and Borrower Loans. We may conduct our review at any time before, during or after the posting of a listing, or before or after the funding of a Borrower Loan. If we are unable to verify material information with respect to a borrower member or listing, we will cancel or refuse to post the listing or cancel any or all commitments against the listing. We may also delay funding of a Borrower Loan in order to verify the accuracy of information provided by a borrower member in connection with the listing, or to determine whether there are any irregularities with respect to the listing. If we identify material misstatements or inaccuracies in the listing or in other information provided by the borrower member, we will cancel the listing or related loan. Our participation in funding Borrower Loans through our marketplace from time to time has had, and will continue to have, no effect on the income and employment verification process, the selection of loan requests verified or the frequency of income and employment verification.

We verify the identity of borrower members by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other anti-fraud and identity verification databases. In addition, we ask certain borrower members to submit a copy of their current driver’s license, passport or other government-issued, photo identification card, which are then authenticated using third-party reference materials. Finally, we verify the accuracy of each borrower member’s bank account information. To the extent any of these processes identify inconsistencies between the information submitted by the borrower member and the information contained in another data source, the borrower member must submit documentation to resolve the discrepancy to our satisfaction. For example, the borrower member might be required to submit a recent utility bill to reconcile a discrepancy between the current address listed in his or her application and the one listed in his or her credit report. If we are unable to verify the identity of a borrower member in the manner described above, we will cancel the borrower member’s listing or pending loan.

In addition to the identity verification processes just described, we verify income and employment information for a subset of borrower members based on a proprietary algorithm. The intention of this algorithm is to identify instances where the borrower member’s self-reported income is highly determinative of the borrower member’s Prosper Rating. The algorithm gives greatest weight to the following factors:

• Prosper Rating;

• loan amount;

• stated income; and

• debt-to-income ratio.

To verify a borrower member’s income, we will request documents such as recent paystubs, tax returns or bank statements. To verify a borrower member’s employment, we may contact the borrower member’s employer or use other databases.

Between July 14, 2009 and March 31, 2015 (based on start time of the applicable bidding period), we verified employment and/or income on approximately 59% of the Borrower Loans originated through our marketplace on a unit basis (141,649 out of 241,483) and approximately 75% of such loans on a dollar basis ($2,131 million out of $2,862 million). Breaking these numbers down by Prosper Rating:

•	for Borrower Loans with a Prosper Rating of AA, A or B, we verified income and/or employment information on approximately 69% of such loans on a unit basis (82,927 out of 125,537) and approximately 79% of such loans on a dollar basis ($1,336 million out of $1,702 million);

•	for Borrower Loans with a Prosper Rating of C or D, we verified income and/or employment information on approximately 61% of such loans on a unit basis (53,699 out of 87,451) and approximately 74% of such loans on a dollar basis ($758 million out of $1,024 million); and

•	for Borrower Loans with a Prosper Rating of E or HR, we verified income and/or employment information on approximately 18% of such loans on a unit basis (5,023 of 28,495) and approximately 27% of such loans on a dollar basis ($30 million out of $119 million).

Between July 14, 2009 and March 31, 2015, we canceled 34,204 or 14% of the loan listings for which we verified employment and/or income information because the listings contained inaccurate or insufficient employment or income information. Please note that historical data regarding Borrower Loans may not be indicative of the characteristics of future Borrower Loans. See “Risk Factors-Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

If a borrower member fails to provide satisfactory information in response to an income or employment verification inquiry, we will (a) request additional information from the borrower member, (b) cancel the borrower member’s listing or (c) refuse to proceed with the funding of the loan. Where we choose to verify a borrower member’s income or employment information, the verification is normally done after the borrower member’s listing has already been posted. This allows us to focus our verification efforts on the listings most likely to fund.

When we identify inaccurate employment or income information in an application or listing that has resulted in the borrower member obtaining a different Prosper Rating or interest rate for his or her listing than she would have obtained if he or she had provided the correct information, we cancel the listing. If we identify inaccurate information in a listing that does not trigger cancellation of the listing, we do not update the listing to include the corrected information. Cancellation automatically triggers a notice to the borrower member and any investor members who made commitments to the listing that the listing has been cancelled, and we send an adverse action notice to the borrower member indicating the reasons for cancellation. We make the funds committed by the investor members on the cancelled listing immediately available to them for bidding on other listings.

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We generally do not verify information included by borrower members in their listings other than identity, income and employment information. We derive the borrower member’s debt-to-income ratio (“DTI”) from a combination of the borrower member’s self-reported income and information from the borrower member’s credit report. The credit data that appears in listings is taken directly from the borrower member’s credit report. Although borrower members may provide proof of homeownership to establish homeownership status, in most instances, homeownership status is derived from the credit report as well. For example, if the credit report reflects an active mortgage loan, the borrower is presumed to be a homeowner. Investor members should not rely on unverified information provided by borrower members. See “Item I.A. Risk Factors-Risks Related to Borrower Default-The maximum debt-to-income ratio for all borrower members is 50%” for more information.

Under the Administration Agreement, Prosper is required to perform borrower identity and financial information verification services on behalf of PFL in the manner and to the extent contemplated in this section. We are continuously looking for ways to improve our verification procedures in a cost-effective manner in order to increase the repayment performance of Borrower Loans. See “Risk Factors-Risks Related to Borrower Default-Information supplied by borrower members may be inaccurate or intentionally false. Information regarding income and employment is not verified in many cases” for more information.

Note Repurchase and Indemnification Obligations

Under the terms of each Note, if a “Repurchase Event” occurs with respect to that Note, PFL will, at its sole option, either repurchase the Note from the holder or indemnify the holder of the Note for any losses resulting from nonpayment of the Note or from any claim, demand or defense arising as a result of such Repurchase Event. A “Repurchase Event” with respect to a Note means (i) a Prosper Rating different from the Prosper Rating actually calculated by us was included in the listing for the corresponding Borrower Loan, as a result of which the interest of the holder in the Note is materially and adversely affected, (ii) a Prosper Rating different from the Prosper Rating that should have appeared was included in the listing for the corresponding Borrower Loan because either we inaccurately input data into the formula for determining the Prosper Rating or inaccurately applied the formula for determining the Prosper Rating and, as a result, the interest of the holder in the Note is materially and adversely affected, or (iii) the corresponding Borrower Loan was obtained as a result of verifiable identify theft on the part of the purported borrower member and a material payment default under the corresponding Borrower Loan has occurred.

Under PFL’s standard form of loan purchase agreement for participants in the Whole Loan Channel, PFL will repurchase a Borrower Loan from the purchaser if the Borrower Loan is legally unenforceable because it did not comply with applicable laws in effect at the time the Borrower Loan was originated, or if the Borrower Loan was obtained as a result of verifiable identify theft on the part of the purported borrower member.

The determination of whether verifiable identify theft has occurred is in our sole discretion, and we have the exclusive right to investigate such claims. We may, in our reasonable discretion, require proof of the identify theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the Borrower Loan, an identity theft affidavit, a bank verification letter or all of the above. Because we are the sole entities with the ability to investigate and determine verifiable identity theft, which in turn triggers PFL’s repurchase or indemnification obligations, a conflict of interest exists. We believe the risk created by this conflict of interest is mitigated by three factors that incent us to vigorously investigate claims of identity theft. First, without the protection offered by PFL’s repurchase and indemnification obligations, fewer potential investor members will have the confidence to participate in our marketplace, limiting the growth and long term profitability of PFL. Second, the Loan Program Agreement between Prosper and WebBank includes a requirement-and accompanying audit function-to ensure that claims of identity theft are thoroughly investigated and accurately reported. Third, California statutes provide strong remedies to victims of identity theft whose claims are not adequately investigated or were frivolously dismissed. See “Risk Factors-Risks Related to Borrower Default-The fact that we have the exclusive right and ability to investigate claims of identity theft in the origination of Borrower Loans creates a significant conflict of interest between us and our investor members.”

PFL is under no obligation to repurchase a series of Notes or indemnify any holder of Notes if a correctly determined Prosper Rating fails to accurately predict the actual losses on a Borrower Loan. In addition, the remedy described above for identity theft with respect to Notes and Borrower Loans only provides protection against identity theft; in no way is it a guarantee of a borrower’s self-reported information (beyond identity) or a borrower’s creditworthiness. See “Item 1A. Risk Factors-Risks Inherent in Investing in the Notes-PFL is not obligated to indemnify a Note holder or repurchase any Notes except in limited circumstances.” PFL expects the incidence of identity fraud in our marketplace to be low because of the identity verification process. From 2006 through March 31, 2015, we experienced identity fraud cases affecting 64 Borrower Loans. In the cases of identity theft we have experienced, we received a police report and identity theft affidavit from the victim evidencing that identity theft had occurred. Please note that historical data regarding Borrower Loans may not be indicative of the future characteristics of Borrower Loans. See “Risk Factors-Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

Under PFL’s investor registration agreements with investor members who participate in the Note Channel, PFL represents and warrants that (i) if an investor member uses an automated bidding tool or order execution service offered by PFL, such as Quick Invest, Auto Quick Invest or Premier, to identify Notes for purchase, each Note purchased will conform to the investment criteria provided by the investor member through such tool or service, and (ii) each Note that an investor member purchases from PFL will be in the principal amount of the bid such investor member placed and will correspond to the Borrower Loan on which such investor member bid. If PFL breaches either of these representations and warranties and, as a result, the Note sold to an investor member is materially different from the Note that would have been sold had the breach not occurred or if the investor member would not have purchased the Note at all absent such breach, PFL will, at its sole option, either indemnify the investor member from any losses resulting from such breach, repurchase the Note or cure the breach, if the breach is susceptible to cure. If PFL breaches any of its other representations and warranties in the investor member registration agreement and such breach materially and adversely affects an investor member’s interest in a Note, PFL will, at its sole option, either indemnify the investor member, repurchase the affected Note from such investor member or cure the breach. The determination of whether a breach is susceptible to cure is in PFL’s sole discretion.

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Calculation of Repurchase Price and Indemnification Payments

If PFL elects to repurchase a Note or Borrower Loan in connection with a repurchase event or breach described above, the repurchase price will be equal to the principal amount outstanding on the Note or Borrower Loan as of the date of repurchase and will not include accrued and unpaid interest. If PFL elects to provide indemnification in connection with a repurchase event or the breach of a representation or warranty under the investor registration agreement for Note Channel participants, PFL will not be required to take any action with respect to any losses suffered until the affected Note is at least one hundred twenty (120) days past due. For purposes of indemnification, PFL will calculate the losses resulting from nonpayment of a Note based on the principal amount outstanding on the Note. If PFL makes an indemnification payment, PFL will be entitled to retain any subsequent recoveries that it receives on the affected Note.

Effect on PMI Management Rights

If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Rights for zero consideration.

Historical Performance of Borrower Loans

The performance of Borrower Loans is a function of the credit quality of borrowers and the risk and return preferences of investor members. Investor members can choose to pursue a variety of bidding strategies, including strategies that may or may not maximize the return on their investment. When making commitment decisions, investor members consider borrower members’ Prosper Ratings, credit scores, debt-to-income ratios and other credit data and information displayed with listings. See “Risk Factors-Risks Related to Borrower Default.”

The graph below displays the overall level of delinquency for Borrower Loans, collectively, on a calendar basis from August 2009 through March 2015. The horizontal axis shows the month during the period covered, while the vertical axis shows the percentage of Borrower Loans that were delinquent during that period. The delinquencies are grouped into two categories—Borrower Loans that have been delinquent for 30 days or less and Borrower Loans that have been delinquent for 31 to 120 days. Loss estimates for the portfolio on a vintage basis may be found in the section “Comparing Estimated Loss Rates to Actual Losses”.

The following table presents aggregated information as of March 31, 2015, grouped by Prosper Rating, for all Borrower Loans, collectively, originated through our marketplace from July 13, 2009 through March 31, 2015. The table provides information regarding the total amount originated through our marketplace, the amount of such Borrower Loans that are current, and the number of such Borrower Loans that are 1-30 days past due. With respect to delinquent Borrower Loans, the table shows the entire amount of the principal remaining due (not just that particular payment) as of March 31, 2015.

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Borrower Loan Originations

July 13, 2009 –March 31, 2015

(as of March 31, 2015)

(in thousands, except for number amounts)

	Total Loan Originations		Current Borrower Loans			1-30 Days Past Due
Prosper Rating	No.	Origination Amount	No.	Origination Amount	Outstanding Principal	No.	Origination Amount	Outstanding Principal
AA	21,917	$282,714	18,206	$244,839	$202,382	41	$613	$374
A	49,611	657,861	40,720	566,037	471,324	236	3,209	2,348
B	52,076	732,689	42,598	628,406	544,093	368	5,309	4,152
C	54,563	693,751	43,057	576,074	503,531	577	7,498	6,035
D	31,690	312,519	20,113	225,225	197,394	409	4,853	3,987
E	19,661	104,794	11,623	66,657	56,540	300	1,700	1,374
HR	8,596	30,197	2,779	10,056	6,588	104	388	188
	238,114	$2,814,525	179,096	$2,317,294	$1,981,852	2,035	$23,570	$18,458
Avg loan size:		$11.8
Percent of total			75.2%	82.3%		0.9%	0.8%

As the table reflects, 75.2% of the Borrower Loans made through our marketplace between July 13, 2009 and March 31, 2015 and 82.3% of the amount borrowed through our marketplace during that period are current, while 0.9% of the Borrower Loans and 0.8% of the amount borrowed during that period are 1-30 days past due.

	Paid In Full		31+ Days Past Due			Defaulted [1]
Prosper Rating	No.	Origination Amount	No.	Origination Amount	Outstanding Principal	No.	Origination Amount	Net Charged Off Principal
AA	3,449	$34,604	63	$866	$655	158	$1,792	$1,312
A	7,513	75,217	292	3,878	3,037	850	9,520	7,052
B	7,277	77,294	468	6,582	5,353	1,365	15,098	11,955
C	7,929	76,632	816	10,682	8,962	2,184	22,865	18,880
D	7,876	55,917	531	5,650	4,706	2,761	20,874	16,312
E	5,103	23,624	413	2,265	1,898	2,222	10,549	8,133
HR	3,642	12,474	146	537	288	1,925	6,742	4,981
	42,789	$355,762	2,729	$30,460	$24,899	11,465	$87,440	$68,625
Percent of total	18.0%	12.6%	1.1%	1.1%		4.8%	3.1%

1   Includes all Borrower Loans more than 120 days past due

Default due to Delinquency:	9,555	$56,394
Default due to Bankruptcy[2] :	1,910	$12,231

2   Only includes Borrower Loans where the bankruptcy notification date is prior to the date such loan became more than 120 days past due. If Prosper was notified of a bankruptcy after a Borrower Loan was more than 120 days past due, then such loan is included in the “Default due to Delinquency” totals.

The data in the preceding tables regarding Borrower Loans may not be representative of the loss experience that will develop for future Borrower Loans. In addition, the data in the preceding tables may not be representative of the impact of prepayments experienced on Borrower Loans over time.

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The following table presents aggregate information, as of March 31, 2015, regarding the results of Prosper’s collection efforts for Borrower Loans, collectively, originated after July 13, 2009 that became more than 30 days past due at any time, grouped by Prosper Rating (in thousands except for number amounts). Specifically, the table presents number of Borrower Loans that are in collection, the origination amount for such Borrower Loans, the aggregate amount of such Borrower Loans that have been sent to collections, the gross amount that has been collected, the number of Borrower Loans that have been charged off, the gross aggregate principal balance of the Borrower Loans that have been charged off, the gross amount recovered on Borrower Loans that have been charged off, and the net aggregate charge off amount. As the table reflects, we have written off $69.3 million of the $135.7 million aggregate origination amount that has been sent to collections.

Prosper Rating	Loans In Collections	Origination Amount	Aggregate Amount Sent to Collections	Gross Amount Collected on Accounts sent to Collections	Number of Loans Charged- off	Gross Aggregate Principal Balance of Loans Charged- Off	Gross Amount Recovered on Loans Charged- Off	Net Aggregate Charge- Off*
AA	268	$3,222	$187	$98	159	$1,372	$55	$1,317
A	1,341	15,808	913	450	851	7,443	250	7,193
B	2,149	25,365	1,515	712	1,367	12,392	317	12,076
C	3,426	38,006	2,375	1,214	2,193	19,606	515	19,091
D	3,780	30,517	2,152	1,355	2,752	17,054	644	16,410
E	3,006	14,587	1,185	731	2,200	8,538	363	8,174
HR	2,322	8,197	712	503	1,910	5,279	287	4,992
	16,292	$135,702	$9,039	$5,063	11,432	$71,684	$2,431	$69,253

* This amount excludes collection agency payments that were subsequently returned due to insufficient funds.

We may alter the terms or make principal reductions on some Borrower Loans, which may include cases where a reduction in the initial interest rate is required by law. The Servicemembers’ Civil Relief Act requires interest rates to be reduced to 6% while a borrower in the armed forces is on active duty. In order to comply with the Servicemembers’ Civil Relief Act, Prosper has elected to make “pre-refunds” of the interest differential to the affected borrower for the period of deployment. The borrower then continues to make their regular payments. In these cases, PFL has refunded the interest to the borrower from PFL’s own funds and, as a result, the payments received by the applicable investor members were unchanged.

Loan Originations

The following table presents aggregated information about Borrower Loans, collectively, originated over the period from July 13, 2009 to March 31, 2015, grouped by Prosper Rating (in thousands except for number amounts). As reflected by the table, we have issued 238,114 Borrower Loans, for aggregate proceeds of $2.81 billion, with an average loan size of $11,800. The weighted average investor yield for such Borrower Loans is 13.88%, the weighted-average borrower rate is 14.88% and the weighted-average borrower annual percentage rate for such Borrower Loans is 17.66%.

Prosper Rating	Number	Amount	Average Loan Size	Weighted Average Investor Yield	Weighted Average Borrower Rate	Weighted Average Borrower APR
AA	21,917	$282,714	$12.9	6.34%	7.344%	8.59%
A	49,611	657,861	13.3	9.52%	10.52%	13.21%
B	52,076	732,689	14.1	12.73%	13.73%	16.69%
C	54,563	693,751	12.7	16.45%	17.45%	20.4077%
D	31,690	312,519	9.9	21.15%	22.15%	25.31%
E	19,661	104,794	5.3	26.24%	27.24%	30.79%
HR	8,596	30,197	3.5	30.29%	31.29%	35.17%
Total	238,114	$2,814,525	$11.8	13.88%	14.88%	17.66%

On September 6, 2013, Prosper ceased using Experian’s ScorexPlus credit score and began using Experian’s FICO08 credit score. All listings begun after this date use Experian’s FICO08 credit score.

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The following table presents aggregated information about borrowers for Borrower Loans originated over the period from September 6, 2013 to March 31, 2015, grouped by Prosper Rating. The information for each borrower was obtained from a credit reporting agency at the time the borrower member’s application was submitted. We have not independently verified this information. As reflected by the table, the average Experian ScorexPlus score for borrowers on our marketplace was 699, the average number of current delinquencies for such borrowers was 0.28, the average number of open credit lines was 10.72 and the average number of total credit lines was 28.26.

Prosper Rating	Average Experian FICO 08 Score	Average Number of Current Delinquencies	Average Number of Open Credit Lines	Average Number of Total Credit Lines
AA	744	0.09	11.10	28.01
A	712	0.21	10.64	27.77
B	700	0.26	10.68	28.28
C	689	0.32	10.80	28.77
D	678	0.38	10.73	28.54
E	666	0.48	10.12	27.71
HR	659	0.55	11.17	29.75
Total	699	0.28	10.72	28.26

Please note that historical data regarding Borrower Loans may not be indicative of the characteristics of future Borrower Loans. See “Risk Factors- Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

Posted Borrower Loan Listings

Once a loan listing is completed by borrower member, the listing is posted on the website and then becomes available for bidding by investor members. A loan listing is a request by the borrower member for a Borrower Loan in a specified amount.

Listings funded through the Note Channel may be partially funded. Partial funding means the borrower member’s loan does not have to receive bids for 100% of the amount requested to fund, but can be funded if it receives bids for 70% or more of the amount requested. Each listing posted in the Note Channel indicates the minimum amount required for the listing to fund. We may change the percentage threshold for partial funding, which is currently set at 70%, from time to time. Any such change will be disclosed on the website, and will only affect listings created after such change is implemented. Bids placed on listings posted in the Whole Loan Channel must be for 100% of the amount requested, so partial funding cannot occur for Borrower Loans funded through the Whole Loan Channel.

Borrower Loans are unsecured obligations of individual borrowers with an interest rate determined by us and with a specified loan term, currently set at three or five years, but which we may in the future extend to between three months to seven years. Borrower members may currently request loans within specified minimum and maximum principal amounts (currently, between $2,000 and $35,000), which are subject to change from time to time. Borrower Loans may be repaid at any time by borrowers without prepayment penalty. A Borrower Loan will be made to a borrower member only if the borrower member’s listing has received bids equal to or exceeding the minimum amount required for the listing to fund.

In addition to the borrower member’s requested loan amount, listings include:

•	the interest rate, annual percentage rate and monthly payment amount on the requested loan;

•	the investor yield percentage (interest rate on the loan, net of the servicing fee);

•	the Prosper Rating and estimated loss rate;

•	the Prosper Score and credit score range;

•	the minimum amount required for the loan to fund (for listings posted in the Note Channel)

•	the number of accounts on which the borrower member is currently late on a payment, including unpaid derogatory accounts;

•	the total past-due amount the borrower member owes on all delinquent and derogatory accounts;

•	the number of 90+ days past due delinquencies on the borrower member’s credit report;

•	the number of public records (e.g., bankruptcies, liens, and judgments) on the borrower member’s credit report over the last 12 months, and over the last 10 years;

•	the number of inquiries made by creditors to the borrower member’s credit report in the last six months;

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•	the month and year the borrower member’s oldest recorded credit line (e.g., revolving, installment, or mortgage credit) was opened;

•	the total number of credit lines appearing on the borrower member’s credit report, along with the number that are open and current;

•	the total balance on all of the borrower member’s open revolving credit lines;

•	the borrower member’s bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of the borrower member’s open bankcards;

•	whether the borrower member owns a home;

•	DTI percentage; and

•	the borrower member’s self-reported income range, occupation, employment status, and intended use of funds.

Part of a borrower member’s credit profile displayed in listings is a DTI ratio. DTI is one measure of the borrower member’s ability to take on additional debt. This number takes into consideration how much debt the borrower member has and will have, including the requested loan amount. DTI is expressed as a percentage and is calculated by dividing the borrower member’s monthly debt payments, including the debt resulting from the Borrower Loan being requested, by the borrower member’s monthly income. Such debt amounts are taken from the borrower member’s credit report without verification and exclude monthly housing payments. In addition, the borrower member’s income is self-reported and may not be verified by us.

For Borrower Loans originated through our marketplace by WebBank between July 13, 2009 and March 31, 2015, borrowers identified their intended use of loan proceeds by unit distribution as follows:

•	debt consolidation (approximately 73%);

•	business use, such as financing their home-based or small businesses (approximately 4%);

•	home improvement (approximately 6%);

•	financing the purchase of an automobile (approximately 2%); and

•	other (approximately 15%).

Please note that historical data regarding Borrower Loans may not be indicative of the future characteristics of Borrower Loans. See “Risk Factors- Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

How to Bid to Purchase Notes

Investor members may browse online through available listings displayed in our marketplace by desired loan amount, yield percentage, Prosper Rating, estimated loss rate, debt-to-income ratio, or other borrower member characteristics. Only investor members that have been approved to participate in the Whole Loan Channel are able to view or bid on listings posted in the Whole Loan Channel. A bid on a listing posted in the Note Channel is an investor member’s binding commitment to purchase a Note in the principal amount of the investor member’s bid, should the listing receive bids equaling or exceeding the amount required for the listing to fund. Investor members bid the amount they are willing to commit to purchase a Note dependent for payment on payments PFL receives on the Borrower Loan described in the listing. A bid on a listing posted in the Whole Loan Channel is an investor member’s commitment to purchase the entire Borrower Loan.

The bidding period for a listing posted in the Note Channel begins when the listing is posted on our marketplace and ends either 14 days after posting or on the first date on which the listing has received bids totaling the loan amount requested, whichever is earlier. The bidding period for a listing posted in the Whole Loan Channel ends on the earlier of an investor member committing to purchase the Borrower Loan requested or approximately 1 hour after the listing is posted. Investor members cannot place bids on a listing once its bidding period has ended.

If a listing in the Whole Loan Channel does not receive a bid before the bidding period has ended, then the listing will be posted in the Note Channel. Such a listing is identified to investor members as having first been posted in the Whole Loan Channel. If a listing in the Note Channel does not receive bids equal to or exceeding the minimum amount required for the loan to fund by the end of the bidding period, the listing will terminate and will not be funded. Applicants whose listings expire due to an insufficient amount of bids may post a new listing to our marketplace, although PFL has the right under the borrower registration agreement to limit the number of listings a borrower member may post to our marketplace.

In order to bid on a listing, an investor member must have funds on deposit in the applicable funding account in at least the amount of the bid. Once bids are placed, they are irrevocable. Investor members may not cancel their bids or withdraw the amount of their bids from the applicable funding accounts unless the bidding period expires without the listing having received bids in the required minimum amount, or unless the listing is withdrawn or cancelled. See “About the Marketplace-Marketplace Participants, Registration Requirements and Minimum Credit Criteria-Investor Members” for more information.” for more information.

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Currently, the minimum amount an investor member may bid on listings posted in the Note Channel is $25. Depending on the amount of the winning bids at the end of the bidding period, there may be a winning bidder on a listing in the Note Channel with a winning bid of less than $25, but there cannot be more than one partial winning bid on a listing.

Bids made through Quick Invest or Auto Quick Invest, our automated bidding tools for the Note Channel, or through Premier, our order execution service for the Note Channel, may be for up to 100% of the requested loan amount. For all other bids made in the Note Channel, the maximum bid amount is 10% of the requested loan amount during the first 24 hours after the loan listing is posted, and 100% of the requested loan amount after that. The maximum aggregate amount an individual investor member may bid in our marketplace is currently $25 million. There is no maximum aggregate bid amount for institutional members. We may change the minimum bid amount or the maximum aggregate bid amounts from time to time. An investor member can bid on as many listings as the investor member desires, subject, in the case of individual investor members, to the aggregate bidding limit. An investor member can diversify her risk of default if she elects to do so. It is solely up to investor members to select their bidding method and the credit characteristics that are acceptable to the investor member and to determine a diversification strategy.

A listing that gets funded through the Note Channel typically receives bids from many different investor members. For example, from July 13, 2009 through March 31, 2015, the average aggregate size of Borrower Loans funded through the Note Channel was approximately $12 thousand and the average purchase price paid for corresponding Notes was approximately $337. Please note that historical data regarding Borrower Loans may not be indicative of the future characteristics of Borrower Loans. See “Risk Factors- Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

Quick Invest

Quick Invest is a loan search tool that allows investor members to identify listings in the Note Channel that meet their investment criteria. An investor member using Quick Invest is asked to indicate (i) the Prosper Rating or Ratings he or she wishes to use as search criteria, (ii) the total amount he or she wishes to invest, and (iii) the amount she wishes to invest per Note. If he or she wishes to search for Notes using criteria other than, or in addition to, the Prosper Rating, he or she can use one or more of several dozen additional search criteria, such as loan amount, debt-to-income ratio and credit score. The only criterion an investor member cannot specify in Quick Invest is the monthly payment amount.

Quick Invest then compiles a basket of Notes for the investor member’s consideration that meet his or her search criteria. If the pool of Notes that meet his or her criteria exceeds the total amount he or she wishes to invest, Quick Invest selects Notes from the pool based on how far the listings corresponding to the Notes have progressed through the loan verification process, i.e., Notes from the pool that correspond to listings for which the loan verification process has been completed will be selected first. If the pool of Notes that meet the investor member’s criteria and for which the loan verification process has been completed still exceeds the amount he or she wishes to invest, Quick Invest selects Notes from that pool based on the principle of first in, first out, i.e., the Notes from the pool with the corresponding listings that were posted on our marketplace earliest will be selected first. If the pool of Notes that meet the investor member’s specified criteria exceeds the amount she wishes to invest, but the subset of that pool for which the loan verification process has been completed does not equal the amount she wishes to invest, Quick Invest selects all of the Notes that correspond to listings for which the loan verification has been completed and makes up the difference by selecting Notes from the remaining pool on a first in, first out basis. To the extent available Notes that meet the investor member’s criteria are insufficient to fill his or her order, the investor member is advised of this shortfall and given an opportunity either to reduce the size of his or her order or modify his or her search criteria to make his or her search more expansive.

If the investor member’s search criteria included multiple Prosper Ratings, Quick Invest divides his or her basket into equal portions, one portion representing each Prosper Rating selected, and then attempts to fill each portion in the manner just described. To the extent there are insufficient Notes available with a particular Prosper Rating to fill that portion of the investor member’s basket, Quick Invest attempts to make up the deficit by including additional Notes with the other Prosper Ratings selected in equal proportions. To the extent available Notes with these other Prosper Ratings are still insufficient to fill the investor member’s order, the investor member is advised of this shortfall and given an opportunity either to reduce the size of her order or to modify his or her search criteria to make her search more expansive.

For example, if an investor member using Quick Invest indicated that he or she wished to invest a total of $600 in Notes with a Prosper Rating of B, C or D, Quick Invest would first attempt to fill her order with equal portions of B, C and D Notes ($200 - B; $200 - C; $200 - D). If there were only $100 of D Notes available, the search tool would attempt to increase the allocation of B and C Notes from $200 to $250 ($250 - B; $250 - C; $100 - D). If there were $250 of B Notes available but only $200 of C Notes available, the search tool would then attempt to make up the remaining gap by increasing the allocation of B Notes from $250 to $300 ($300 - B; $200 - C; $100 - D). But if there were only $275 worth of B Notes available, the investor member would be given the choice of expanding his or her search criteria or reducing the total size of his or her order from $600 to $575. If she elected to reduce the size of his or her order, his or her final order would consist of $575 of Notes: $275 of B Notes, $200 of C Notes and $100 of D Notes.

The Auto Quick Invest feature allows investor members (i) to have Quick Invest searches run on their designated criteria automatically each time new listings are posted on our marketplace, and (ii) to have bids placed automatically on any Notes identified by each such search. As with an investor member making manual bids, an investor member using Quick Invest or Auto Quick Invest is not permitted to place a bid unless the investor member’s funds in the applicable funding account are sufficient to cover the bid, and funds will only be debited from her account if and when her bid is successful.

See “Risk Factors- Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

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In the event of any errors in Quick Invest that cause an investor member to purchase a Note that such investor member would not otherwise have purchased or that differs materially from the Note such investor member would have purchased had there been no error, PFL will either repurchase the Note, indemnify the investor member against losses suffered on that Note or cure the breach. Neither Quick Invest nor Auto Quick Invest can be used to bid on listings posted in the Whole Loan Channel.

Setting Interest Rates

We have an interest rate committee which meets regularly to set interest rates for all Borrower Loans. These rates are set forth in a rate table, which is posted on the website. The table specifies a range of interest rates for all Borrower Loans, based on the Prosper Rating. Additional factors, which may change from time to time, such as competitive conditions and the general economic environment, affect the specific interest rate within a specified range that a borrower receives.

The interest rate table currently in effect for the Note Channel is set forth below. In addition, the interest rate for each loan listing, as well as the yield percentage for the corresponding Notes, is included in the listing report filed for that listing. This information is also included in the listing itself when it is posted on the website.

Prosper Rating	Borrower Rate Min	Borrower Rate Max
AA	3.00%	15.00%

A	6.00%	19.00%

B	9.00%	23.00%

C	12.00%	27.00%

D	16.00%	33.00%

E	21.00%	36.00%

HR	25.00%	36.00%

Purchase of Notes by Us or Related Parties

From time to time, we may bid on listings and each of us may hold any Notes or Borrower Loans purchased as a result of such bids for our own account.

In some cases, our bidding on a listing posted in the Note Channel may cause it to fund, and in some cases, fund faster, than it would fund in the absence of such bid. The amount that we may choose to bid on any particular listing may vary significantly and we each reserve the right to bid up to the entire amount of a listing.

The Notes and Borrower Loans either of us has purchased were obtained on the same terms and conditions as those obtained by other investor members.

In addition, our executive officers and directors may bid on listings and may hold Notes purchased as a result of such bids for their own account. The Notes purchased by such personnel were obtained on the same terms and conditions as those obtained by other investor members. However, because certain of our executive officers and directors, by virtue of their duties as executive officers or directors of us, have access to information not available to the general population of investor members, we have adopted the following procedures to prevent or detect the improper use of non-public information in bidding activities by any of our respective officers and directors:

•	Prosper’s corporate policies, distributed to all employees, prohibit an employee’s use of non-public information and any violation of this policy is grounds for immediate termination.

•	Security features limit access to data only to that needed to perform particular employee job functions. These limitations are defined by “security group,” which corresponds to both job title and function and the number of Prosper’s employees that have access to such non-public information on a “bulk” or “query” basis is extremely limited.

•	In addition to prevention efforts, we have developed an audit process that identifies and investigates bidding and funds transfer activities that are classified as “suspicious.”

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Borrower Loan Funding and Purchases; Sale of Notes

Once the bidding period for a listing ends, if the listing has received bids from investor members equal to or exceeding the minimum amount required to fund, the funding of the corresponding Borrower Loan and the sale of the Notes or Borrower Loan to the investor members who bid on the listing will proceed.

Borrower members execute an electronic borrower registration agreement at the time they post a listing on our marketplace. After expiration of the bidding period for the listing and satisfactory completion of the pre-funding verification process, the borrower member executes an electronic promissory note in favor of WebBank in an amount equal to the funded total amount. WebBank then sells and assigns the promissory note to PFL without recourse. The promissory note and the borrower registration agreement contain customary agreements and covenants requiring the borrower members to repay their loans and describing the process of posting listings and obtaining loans through our marketplace.

WebBank originates all loans made through our marketplace, and disburses the loan proceeds to the borrower. Each borrower authorizes the loan proceeds to be disbursed by ACH transfer into the borrower’s designated bank account. Borrower members are able to use the Borrower Loan proceeds for any purpose other than (i) buying, carrying or trading in securities or buying or carrying any part of an investment contract security or (ii) paying for postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses” is defined in Bureau of Consumer Finance Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), and they warrant and represent that they will not use the proceeds for any such purposes.

Borrowers pay an origination fee out of the proceeds of the loan at the time of funding. As of March 31, 2015, origination fees on Borrower Loans were as follows:

Prosper Rating	Origination Fee % (3 Year Loan)	Origination Fee % (5 Year Loan)
AA	1.00% - 2.00%	3.00%
A	4.00%	5.00%
B	5.00%	5.00%
C - HR	5.00%	5.00%

The origination fees are charged by WebBank, and Prosper receives payments from WebBank equal to the origination fees as compensation for its loan origination activities it undertakes on WebBank’s behalf.

Investor members know only the screen names, and do not know the actual names, of borrower members. The actual names and mailing addresses of the borrower members are known to us and WebBank. In addition, investor members who purchase Borrower Loans through the Whole Loan Channel are entitled to receive borrower application information for Borrower Loans that they purchase. Such investor members are required to use a qualified custodian (as that term is defined in the Investment Advisers Act) to hold such borrower information, and also must ensure that such information is handled in a manner that is compliant with all applicable privacy laws.

When PFL issues and sells a Note or a Borrower Loan to an investor member, the Note or Borrower Loan is registered in the name of the investor member on PFL’s books and records. Each origination of a Borrower Loan through our marketplace is followed by a two-step sale transaction: (i) WebBank sells the Borrower Loan to PFL, and (ii) PFL either sells Notes corresponding to the Borrower Loan to a group of investor members (if the Borrower Loan is funded through the Note Channel), or resells the Borrower Loan to an investor member (if the Borrower Loan is funded through the Whole Loan Channel). In connection with this two-step transaction, the purchase price of the Notes or Borrower Loan, as the case may be, is transferred from the applicable FBO funding accounts to WebBank. This transfer represents payment of the purchase price both by the applicable investor members to PFL and by PFL to WebBank. PFL is dependent on third party funding sources to provide the funds required to allow WebBank to originate Borrower Loans. However, PFL believes that if any particular third party funding sources were to be terminated, given the demand from existing and potential investors in both the Note Channel and the Whole Loan Channel, PFL would not expect any material decrease in available funding to originate Borrower Loans.

Loan Servicing and Collection

We each maintain certain accounts at Wells Fargo, each of which serves as a dedicated account for receipt of payments on Borrower Loans purchased by a particular investor member through the Whole Loan Channel (each, a “dedicated servicing account”). PFL also maintains a pooled account at Wells Fargo for receipt of payments on all Borrower Loans not associated with a dedicated servicing account (the “master servicing account”). The master servicing account and the dedicated servicing accounts (collectively, the “Servicing Accounts”) are all non-interest bearing, demand deposit accounts. The master servicing account is held in the name of PFL for the benefit of its investor members, and each dedicated servicing account is held in the name of PFL for the benefit of the applicable investor member. Servicing fees are netted from any Borrower Loan proceeds deposited into the Servicing Accounts. After netting out servicing fees, we remit the remaining funds from the Servicing Accounts to the deposit accounts designated by the applicable investor members. The payment dates for all Notes fall on the sixth business day after the due date for each monthly installment of principal and interest on the corresponding Borrower Loan, but interest accrues on the Notes only through the due date for the related Borrower Loan payment. The stated interest rate on each Note is the investor yield percentage set forth in the loan listing. The yield percentage is the Borrower Loan interest rate net of the servicing fee.

We subtract a servicing fee from every Borrower Loan payment received. The amount of the servicing fee with respect to a particular payment is calculated by (a) multiplying the applicable annual servicing fee rate by a fraction, the numerator of which is equal to the number of days since the borrower’s last payment (or, in the case of the borrower’s first payment, since the date on which the relevant Borrower Loan was funded) and the denominator of which is 365, and (b) multiplying the product obtained by the outstanding principal balance of the Borrower Loan prior to applying the current payment. The annual servicing fee rate is currently set at 1.0% per annum of the outstanding principal balance, but we may increase that in the future to a rate greater than 1% but less than or equal to 3% per annum. Any change to our servicing fee will only apply to Notes and Borrower Loans offered and sold after the date of the change.

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To the extent PMI or PFL does not receive the anticipated payments on a Borrower Loan funded through the Note Channel on or before any loan payment date, it will not make any payments on the corresponding Notes on the corresponding Note payment date, and a holder of any such Note will not have any rights against PFL or the borrower in relation to any such delay or for any shortfalls in accrued Note interest that result then or in relation to the final maturity of the Note. Each holder’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts PFL timely receives on the corresponding Borrower Loan, including without limitation, all payments or prepayments of principal and interest, subject to servicing fees and other charges and other fees retained by us or by a third party, as set forth in the following chart.

The following table summarizes servicing fees and charges that may be charged borrowers and how these fees and charges affect investor members:

Description of Fee Charged	Fee Amount	When Fee is Charged	Effect on Investor Member

Servicing Fee

Annualized rate currently set at 1% per annum of outstanding principal balance, but which may increase in the future to an amount greater than 1% but less than or equal to 3% per annum.

Any change to the servicing fee will only apply to Notes and Borrower Loans offered and sold after the date of the change.

		The servicing fee is payable on all payments received from borrowers on Borrower Loans, including, without limitation, partial payments.	The servicing fee reduces the effective yield for Note or Borrower Loan holders below the interest rate on the Borrower Loan. This reduction is reflected in the yield percentage.

Non-Sufficient Funds Fee	$15, unless a lesser amount is required by applicable law.	First failed payment for each billing period.	We retain 100% of the non-sufficient funds fees to cover its administrative expenses.

Late Payment Fee	Equal to the greater of 5% of the unpaid installment amount or $15, unless a lesser amount is required by applicable law.	After 15-day grace period, we assess a late payment fee. The late payment fee is charged only once per payment period.	Any late payment fees received are paid to the investor members, subject to deductions for Collection Fees and Servicing Fees.

Collection Fees	Up to 40% of the amount recovered, plus any legal fees and transaction fees associated with payment processing, up to the “total amount delinquent”	We may collect on a Borrower Loan that becomes past due directly or we may refer such Borrower Loan to a third party servicer’s in-house collections department or to a collection agency. Collection fees and any related legal fees are only charged if delinquent amounts are collected.	Collections fees charged by us, a third party servicer’s in-house collections department or a third party collection agency will reduce payments and the effective yield for Note or Borrower Loan holders, and are not reflected in the yield percentage shown on the listing; Collection fees will be retained by us, the third party servicer’s in-house collection department or the collection agency as additional servicing compensation. In addition, the servicing fee is also deducted from the net payments received from a borrower as a result of any collection efforts on a delinquent Borrower Loan.

We disclose borrowers’ payment performance on Borrower Loans to the relevant investor members on the website and also reports such information to consumer reporting agencies. We keep investor members informed of the delinquency status of Borrower Loans by identifying delinquent loans on the website as “1 month late,” “2 months late,” “3 months late,” or “current.” Borrower Loans that become more than 120 days overdue are charged off and designated as such on the website. Through the website, investor members are able to monitor the Borrower Loans they have purchased and Borrower Loans that correspond to Notes they have purchased, but cannot participate in or otherwise intervene in the collection process.

Late payment performance is an early indicator of charge off probability. Of all Borrower Loans originated, collectively, between July 13, 2009 and March 31, 2015, 8.3% have been greater than 30 days past due at any time and 7.2% have been greater than 60 days past due at any time. As of March 31, 2015, 16,408 or 8.2% of all Borrower Loans originated, collectively, between July 13, 2009 and March 31, 2015 have been referred to a collection agency for collection proceedings and, of these, a total of 11,546 or 70.4% have been charged off. Through March 31, 2015, Note and Borrower Loan holders, have received an aggregate amount of $344, net of collection fees, on such Borrower Loans.

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Please note that historical data regarding Borrower Loans may not be indicative of the future characteristics of Borrower Loans. See “Risk Factors-Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” for more information.

If a borrower dies while a Borrower Loan is in repayment, we require the executor or administrator of the estate to send a death certificate to us. Depending on the size of the estate and the other liabilities thereof, we may not be able to recover the outstanding amount of the loan. If the estate does not include sufficient assets to repay the outstanding Borrower Loan in full, or the estate allocates its assets to other liabilities, we will treat the unsatisfied portion of that Borrower Loan as charged off with zero value. In addition, if a borrower dies near the end of the term of a Borrower Loan funded through the Note Channel, it is unlikely that any further payments will be made on any Notes corresponding to such Borrower Loan, because the time required for the probate of the estate may extend beyond the final maturity date of the Notes corresponding to such Borrower Loan.

When we receive notice of a borrower bankruptcy filing, we cease all automatic monthly payments on any related Borrower Loan and defers any other collection activity, as required by law. The status of the Borrower Loan, which the relevant investor members may view through the website, switches to “bankruptcy.” We then determine whether we have a basis to object to the inclusion of the debt in any bankruptcy action (e.g., based on the time between loan origination and bankruptcy filing). If the proceeding is a Chapter 7 bankruptcy filing seeking liquidation, we attempt to determine if the proceeding is a “no asset” proceeding, based on instructions we receive from the bankruptcy court. If the proceeding is a “no asset” proceeding, we take no further action and assume that no recovery will be made on the Borrower Loan.

In all other cases, we file a proof of claim involving the borrower. The decision to pursue additional relief beyond the proof of claim in any specific matter involving a borrower will be entirely within our discretion and will depend upon certain factors including:

•	if the borrower used the proceeds of the Borrower Loan in a way other than that which was described in the listing;

•	if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a “best effort” on the borrower’s behalf; and

•	our view of the costs and benefits to us of any proposed action.

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Note Trader Platform

Investor members may not transfer Notes or PMI Notes except through the Note Trader platform operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer. The Note Trader platform is an internet-based trading platform on which investor members may offer Notes and PMI Notes for sale or bid on and purchase Notes and PMI Notes offered for sale by other investor members. Investor members must first establish a brokerage relationship with FOLIOfn Investments, Inc. before using the Note Trader platform. In this section, investor members who have established such brokerage relationships are referred to as “subscribers.” Only transactions involving the sale of previously-issued Notes will be effected through the Note Trader platform; the Note Trader platform will not handle any aspect of transactions involving the initial offer and sale Notes by PFL.

Subscribers who sell Notes or PMI Notes on the Note Trader platform will be subject to transaction fees charged by FOLIOfn Investments, Inc. The transaction fee is currently equal to one percent of the sale price of the Note or PMI Note sold.

Neither of us is a registered national securities exchange, securities information processor, clearing agency, broker, dealer or investment adviser. All securities services relating to the Note Trader platform are provided by FOLIOfn Investments, Inc. Neither of us nor FOLIOfn Investments, Inc. will make any recommendations with respect to transactions on the Note Trader platform. There is no assurance that investor members will be able to establish a brokerage relationship with FOLIOfn Investments, Inc. Furthermore, we cannot assure subscribers that they will be able to sell Notes or PMI Notes they offer for sale through the Note Trader platform at the offered price or any other price, nor can we offer any assurance that the Note Trader platform will continue to be available to subscribers.

Sale of the Notes and PMI Notes

Notes and PMI Notes Subject to Sale by Subscribers. All Notes and PMI Notes, except for Notes and PMI Notes for which the corresponding Borrower Loans have become delinquent, will be eligible for sale on the Note Trader platform.

There is no limit on the number of times a Note or PMI Note may be sold on the Note Trader platform, so long as the Note and PMS Note is outstanding.

Investor Members Eligible to Bid on Note Listings. Investor members must first establish a brokerage relationship with FOLIOfn Investments, Inc. before using the Note Trader platform. To open an account, FOLIOfn Investments, Inc. may require investor members to confirm that they satisfy certain minimum financial suitability standards and maximum investment limits, if any that may be imposed by the state in which the investor member resides. If the investor member does not satisfy these suitability requirements he or she will not be able to participate on the Note Trader platform.

Creation of Note Listings. Subscribers may offer one or more of their Notes or PMI Notes for sale on the Note Trader platform by creating and posting a “Note listing.” Subscribers may offer to sell any or all of the Notes and PMI Notes they own and may offer to sell more than one Note and PMI Note at the same time. When posting a Note listing, the subscriber will designate a minimum sale price the subscriber is willing to receive for the Note or PMI Note.

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Note listings will have a seven-day auction bidding period, but selling subscribers may elect to end the listing early at any time after a winning bid is made. Selling subscribers may also add an “automatic sale” feature to their Note listing, which would end the bidding period on a Note listing immediately after the listing receives an initial bid equal to an automatic sale price set by the selling subscriber. In such instances the Note be sold to the subscriber who placed the winning bid, however the sale will not settle until the day after the original seven day auction bidding period was set to end.

The selling subscriber may withdraw Note listings without charge at any time prior to expiration of the auction bidding period, before any bids are received. Note listings with at least one bid cannot be withdrawn by the selling subscriber.

Display of Note Listings. Note listings will be displayed for auction on the Note Trader platform, and include the selling subscriber’s screen name, the offered sale price of the Note or PMI Note, the interest rate on the Note or PMI Note, the remaining term of the Note or PMI Note, and the yield to maturity that corresponds to the offered sale price. Note listings will also include the repayment status of the Borrower Loan corresponding to the Note or PMI Note (i.e., current or delinquent), the payment history on the Borrower Loan and the next scheduled payment on the Note or PMI Note. In addition, Note listings will include the remaining duration of the Note listing, the number of bids, and whether the Note listing has an automatic sale feature.

Note listings will include a link to the original listing (including the listing title credit data and original bidding history) for the Borrower Loan that corresponds to the Note or PMI Note being offered for sale. Although Note listings will be displayed publicly on the Note Trader platform, the borrower’s payment history and corresponding listings will be viewable only by registered subscribers.

Bidding on Note Listings. Only registered subscribers are eligible to bid for and purchase Notes and PMI Notes listed for sale on the Note Trader platform. Subscribers may bid for and purchase one or more Notes and PMI Notes from selling subscribers. As with bidding on loan listings, subscribers who bid on Note listings must have funds on deposit in the pooled funding account in at least the aggregate amount of the subscriber’s bids. Subscribers are prohibited from withdrawing amounts from the pooled funding account to the extent any such withdrawal would reduce the balance below the aggregate amount of the subscriber’s pending bids on loan listings and Note listings. Subscribers are not eligible to bid on their own Note listings.

Subscribers bidding on Note listings must bid for the full amount of the Note or PMI Note being sold, and there may be only one winning bidder for a Note or PMI Note offered for sale by a selling subscriber.

Bids may be made by subscribers until the end of the auction bidding period specified in the Note listing. The selling subscriber may, however, end the auction bidding period early at any time after a winning bid is made. The winning bidder is the subscriber who has bid the highest price as of the end of the auction bidding period (or the automatic sale price with respect to a Note listing with such a feature).

Proxy Bidding. The Note Trader platform employs an automated proxy bidding system that enables bidding subscribers to place a bid higher than the then current minimum bid, and have bids continually applied against a Note listing, up to a specified maximum bid amount. The maximum bid amount is hidden from view until competing bids push the current sale price higher than the bidder’s maximum bid.

Close of Bidding and Sale of Notes and PMI Notes. When a Note listing ends with a winning bidder, upon settlement of the sale of the Note or PMI Note to the winning bidder, which will normally occur on the business day following expiration of the Note listing, the final sale price is withdrawn from the winning subscriber’s pooled funding account balance to pay the selling subscriber. The transaction fee is deducted from the sale price and retained by FOLIOfn Investments, Inc.

Upon the selling subscriber’s receipt of the final net sale proceeds, the Note or PMI Note is sold, transferred and assigned by the selling subscriber to the winning bidder without recourse. All further payments made on the Note or PMI Note following settlement of the sale will be credited to the account of the purchasing subscriber. The purchasing subscriber may retain ownership of the Note or PMI Note for the remainder of its term, or list the Note or PMI Note for sale on the Note Trader platform.

Sale of Borrower Loans Purchased through Whole Loan Channel

Borrower Loans may not be sold through the Note Trader Platform. Investor members who participate in the Whole Loan Channel may transfer ownership of Borrower Loans to institutional investors that meet the eligibility requirements of the Whole Loan Channel, subject to certain notice requirements and our right to continue servicing the transferred Borrower Loans.

In the year ended December 31, 2014, our marketplace facilitated $1.6 billion in Borrower Loan originations, of which $1.4 billion were originated through the Whole Loan Channel, representing 88% of the total Borrower Loans originated through our marketplace during this period. In the period ended March 31, 2015, our marketplace facilitated $594 million in Borrower Loan originations, of which $541 million were originated through the Whole Loan Channel, representing 91% of the total Borrower Loans originated through our marketplace during this period.

From inception through March 31, 2015, our marketplace has facilitated $3.0 billion in Borrower Loan originations, of which $2.2 billion were originated through the Whole Loan Channel, representing 72% of the total Borrower Loans originated through our marketplace since inception.

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SUMMARY OF INDENTURE, FORM OF NOTES, PMI MANAGEMENT RIGHTS AND ADMINISTRATION AGREEMENT

Indenture and Form of Notes

On January 22, 2013, PFL, PMI and Wells Fargo Bank, National Association, as trustee, entered into a supplemental indenture to PMI’s existing indenture pursuant to which, effective February 1, 2013 (i) PFL succeeded to and was substituted for PMI, and PMI was discharged from all of its obligations, under the indenture and under all notes previously issued by PMI under the indenture (collectively, the “PMI Notes”), and (ii) the indenture was amended and restated to reflect such succession, substitution and discharge and to make certain other amendments to the indenture. See “Transactions with Related Parties” for more information about the supplemental indenture. On November 12, 2013, CSC Trust Company of Delaware replaced Wells Fargo Bank, National Association as the trustee under the indenture. PFL has filed a copy of the supplemental indenture and the amended and restated indenture (which includes the form of Note) as an exhibit to the registration statement of which this prospectus forms a part. For purposes of this section, we refer to the PMI indenture, as amended, restated and assumed by PFL, as the “indenture” and to the form of note attached thereto as the “form of Note.” The indenture contains provisions that define your rights under the Notes. In addition, the indenture governs the obligations of PFL under the Notes. The terms of the Notes include those stated in the indenture (including the form of Note) and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

PFL’s Borrower Payment Dependent Notes or “Notes” will be issued in series under the indenture. Each series of Notes will correspond to one Borrower Loan. Each series of Notes are dependent for payment on payments PFL receives on such Borrower Loan.

All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest. The Notes will have a stated interest rate that is the same as the yield percentage for the corresponding Borrower Loan and an aggregate stated principal amount equal to the principal amount of the corresponding Borrower Loan. Notwithstanding the foregoing, PFL has no obligation to make any payments on the Notes unless, and then only to the extent that, it has received payments on the corresponding Borrower Loan. The Notes will also be subject to full or partial prepayment without penalty.

The indenture does not limit the aggregate principal amount of Notes that PFL can issue under the indenture, but each series of Notes is effectively limited to the maximum allowable principal amount (currently $35,000) of a Borrower Loan. If in the future PFL changes the maximum allowable Borrower Loan amount, then the maximum aggregate principal amount of Notes per series would also increase. PFL will use all proceeds it receives from sales of the Notes to purchase the corresponding Borrower Loans from WebBank.

Maturity Dates

PMI Notes had a term of one, three or five years. Notes currently have terms of three or five years, but PFL may in the future extend the range of available maturity dates to between three months and seven years. If there are amounts owing to PFL in respect of the corresponding Borrower Loan at the initial maturity of a Note, the term of the Note will be automatically extended by one year, which this prospectus refers to as the “final maturity,” to allow the Note holder to receive any payments that PFL receives during such period on the corresponding Borrower Loan after the maturity of the corresponding Borrower Loan. Following the final maturity of a Note, the holder of that Note will have no right to receive any further payments from PFL even if the borrower under the corresponding Borrower Loan, or a bankruptcy trustee or estate of such borrower, subsequently remits payments to PFL or the servicer of the Borrower Loan.

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Ranking; Security Interest

The Notes will be special, limited obligations of PFL. The Notes are not guaranteed or insured by PMI, any governmental agency or instrumentality or any third party. PFL will be obligated to make payments on each Note in a series only if and to the extent that the borrower makes principal or interest payments on the corresponding Borrower Loan purchased by PFL with the proceeds of that series, and such Borrower Loan payments will be shared ratably among all owners of Notes of the series, subject to PFL’s servicing fees and the fees and charges retained by PFL or paid to third parties as described above. In the event of a bankruptcy or similar proceeding of PFL, the relative rights of the holder of a Note as compared to the holders of other indebtedness of PFL with respect to payment from the proceeds of the Borrower Loan corresponding to that Note or other assets of PFL is uncertain.

To limit the risks to holder of Notes of its insolvency, PFL has granted the trustee under the indenture for the Notes, referred to as the “indenture trustee,” for the benefit of the Note holders, a security interest in all of the Borrower Loans corresponding to the Notes and all payments and proceeds received by PFL on such Borrower Loans, in the deposit account into which such Borrower Loan payments are deposited and the in the FBO account. PFL will perfect the security interest of the indenture trustee in such collateral by maintaining this bank account with the indenture trustee (thus providing the indenture trustee with “control” of the account under applicable law governing the perfection of security interests) and by filing a Uniform Commercial Code financing statement with the Delaware Secretary of State. The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture. Any Borrower Loans that PMI, performing loan servicing as PFL’s agent pursuant to the Administration Agreement, sells or otherwise transfers on PFL’s behalf for the purpose of realizing the value thereof (though not the proceeds of any such sale or transfer) will automatically be released from the security interest as will any Borrower Loan that remains unpaid on its final maturity date.

The indenture does not contain any provisions that limit PFL’s ability to incur indebtedness in addition to the Notes; however, PFL’s organizational documents do impose such limitations. See “Information About Prosper Funding LLC-Overview.”

Payments

Subject to the limitations described below under “Limitations on Payments,” PFL will make payments of principal and interest on the Notes upon receiving Borrower Loan payments in respect of the corresponding Borrower Loan, in accordance with the payment schedule for each Note. Each Note will have a payment schedule providing for monthly payments over a term equal to the maturity of the corresponding Borrower Loan. The payment dates will fall on the sixth business day after the due date for each monthly installment of principal and interest on the corresponding Borrower Loan, but interest on the Notes will accrue only through the corresponding payment dates for the related Borrower Loan.

PFL requests an ACH payment from a borrower on the business day prior to the payment due date, and normally receives payment the following business day. A borrower’s loan payment is initially deposited in the deposit account upon receipt and is not distributed to the investor member’s funding account until the sixth business day after the ACH payment was requested and the short return window for ACH funds has expired. Investor members can review their account statements online and see if they received payment on the Notes on such following sixth business day. Upon maturity of the Note, the same process occurs. Although payment to investor members under the Notes is made six business days after the applicable loan payment and loan maturity date, PFL treats the payment date and maturity date of the Note to be the same as the dates set forth in the corresponding Borrower Loan.

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The stated interest rate on each Note will be the investor yield percentage set forth in the loan listing. The investor yield percentage is equal to the interest rate on the corresponding Borrower Loan net of the servicing fee. The stated interest rate on each Note will not be the same as the interest rate on the corresponding Borrower Loan because the interest rate on the corresponding Borrower Loan takes into account the servicing fee. Interest will be computed on the Notes in the same manner as the interest on the corresponding Borrower Loans is computed.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions in San Francisco, California or New York, New York are authorized or obligated to close.

Limitations on Payments

Subject to the servicing fees described below and PFL’s retention or payment to third parties of the other fees and charges described below, any amounts received from borrowers on Borrower Loans will be forwarded by PFL to the holder of the Notes corresponding to the Borrower Loan. Each Note holder’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts received by PFL in connection with the corresponding Borrower Loan, including without limitation, all payments or prepayments of principal and interest, subject to servicing fees charged by PFL and PFL’s retention or payment to third parties of the other fees and charges described below.

PFL retains a servicing fee from every loan payment it receives as compensation for servicing the Borrower Loans and Notes. The amount of the servicing fee with respect to a particular payment on a particular Borrower Loan is equal to (a) the product obtained by multiplying the applicable annual servicing fee rate by a fraction, the numerator of which is equal to the number of days since the borrower’s last payment (or, in the case of the borrower’s first payment, since the date on which the relevant loan was funded) and the denominator of which is 365, multiplied by (b) the outstanding principal balance of the loan prior to applying the current payment. PFL currently charges investors a servicing fee of 1.0% per annum, but it may increase that fee in the future to a rate greater than 1% but less than or equal to 3% per annum. Any change to the servicing fee will only apply to Notes offered and sold after the date of the change. PFL’s servicing fees are posted in the Help pages section at www.prosper.com. Servicing fees will reduce the effective yield on Borrower Loans below the borrower interest rate. The servicing fee rate will be disclosed in all loan listings. The servicing fee is payable on all payments received on Borrower Loans corresponding to the Notes, including without limitation partial payments, prepayments and late payment fees paid by the related borrower. PFL will not pay Note holders any non- sufficient funds fees it receives, but will retain such fees as additional servicing compensation. In addition, any attorneys’ fees or collection fees that a third party servicer or collection agency imposes in connection with collection efforts related to any corresponding Borrower Loan will be retained by the party earning such fees and will reduce the amount of collections available for payment on the Notes. PFL will pay Note holders any late fees it receives on corresponding Borrower Loans.

The “non-sufficient funds fee” is a fee charged by PFL or a third-party servicer or collection agency when a payment request is denied or a check is returned unpaid for any reason, including but not limited to, insufficient funds in the borrower member’s bank account or the closing of that bank account. The non-sufficient funds fee currently charged by PFL on Borrower Loans is $15 or such lesser amount permitted by law. To the extent it does not receive the anticipated payments on a Borrower Loan, PFL will not make any payments on the Notes related to that Borrower Loan, and a holder of a Note will not have any rights against PFL or the borrower member in respect of the Note or the corresponding Borrower Loan.

Prepayments

To the extent that a borrower member prepays a Borrower Loan, such prepayment amount will be a Borrower Loan payment, and holders of Notes corresponding to that Borrower Loan will be entitled to receive their pro rata shares of the prepayment, net of applicable servicing fees and PFL’s retention or payment to third parties of the other fees and charges described above.

Repurchase and Indemnification

Under the Indenture, if a “Repurchase Event” occurs with respect to a Note, PFL will, at its sole option, either repurchase the Note from the holder or indemnify the holder of the Note for any losses resulting from nonpayment of the Note or from any claim, demand or defense arising as a result of such Repurchase Event. A “Repurchase Event” with respect to a Note means (i) a Prosper Rating different from the Prosper Rating actually calculated by PFL was included in the listing for the corresponding Borrower Loan, as a result of which the interest of the holder in the Note is materially and adversely affected, (ii) a Prosper Rating different from the Prosper Rating that should have appeared was included in the listing for the corresponding Borrower Loan because either PFL inaccurately input data into the formula for determining the Prosper Rating or inaccurately applied the formula for determining the Prosper Rating and, as a result, the interest of the holder in the Note is materially and adversely affected, or (iii) the corresponding Borrower Loan was obtained as a result of verifiable identify theft on the part of the purported borrower member and a material payment default under the corresponding Borrower Loan has occurred.

The determination of whether verifiable identify theft has occurred is in PFL’s sole discretion. PFL may, in its reasonable discretion, require proof of the identify theft, such as a copy of a police report filed by the person whose identify was wrongfully used to obtain the corresponding Borrower Loan, an identity theft affidavit, a bank verification letter or all of the above.

If PFL elects to repurchase a Note in connection with a Repurchase Event, the repurchase price will be equal to the principal amount outstanding on the Note as of the date of repurchase and will not include accrued and unpaid interest. If PFL elects to provide indemnification in connection with a Repurchase Event, PFL will not be required to take any action with respect to any losses suffered until the effected Note is at least one hundred twenty (120) days past due. For purposes of indemnification, PFL will calculate the losses resulting from nonpayment of a Note based on the principal amount outstanding on the Note. If PFL makes an indemnification payment, PFL will be entitled to retain any subsequent recoveries that it receives on the effected Note.

If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.

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Servicing Covenant

PFL is obligated to use commercially reasonable efforts to service and collect Borrower Loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Borrower Loans. If PFL refers a delinquent Borrower Loan to a collection agency within five (5) business days after it becomes 30 days past-due, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts. PFL may, in its sole discretion and subject to its servicing standard, refer a Borrower Loan to a collection agency, elect to initiate legal action to collect a Borrower Loan or sell a Borrower Loan to a third party debt buyer at any time. PFL may also work with the borrower member to structure a new payment plan for the Borrower Loans without the consent of any of the corresponding Note holders. PFL is obligated to use commercially reasonable efforts to maintain back-up servicing arrangements for the Borrower Loans. It has entered into a back-up servicing arrangement with First Associates Loan Servicing, LLC (“First Associates”) a financial services company that has entered into numerous successor loan servicing agreements. It is unlikely that First Associates would be able to perform functions other than servicing the existing Borrower Loans and Notes. For instance, First Associates likely would not be able to facilitate the creation of new Borrower Loans through the marketplace or manage PFL’s marketing efforts. PFL believes that it could find one or more other parties who could perform these and any other functions necessary to fully operate the marketplace in the absence of PMI. However, it could take some time to find another such party or parties who could perform the necessary functions and it could take such party or parties additional time to become comfortable with the operation of the marketplace. Any such delay should not affect existing Note holders, because the back-up servicer should be able to continue servicing existing loans and Notes, but it could delay PFL’s ability to facilitate the creation of new loans and issue new Notes through the marketplace, which could adversely affect PFL’s finances and customer relationships.

In servicing Borrower Loans, PFL may, in its discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies or other agents or contractors. Any modification or restructuring of borrower payment terms that PFL approves must be done in compliance with the servicing standard described above, which means that the servicer must make a reasonable and prudent determination that any such modification is not materially adverse to the interests of the Note holders. The modifications contemplated by this servicing provision would be made in situations, common to loan servicing industry practices, where a reasonable forbearance or extension of time for payment to be received would prevent a borrower from defaulting entirely on the loan or filing for bankruptcy. From the Note holder’s perspective, such modifications would only be employed in situations where a greater loss would be avoided.

In the event the terms of any Borrower Loan are modified, PMI will notify the corresponding Note holders via email of the material terms of the Borrower Loan modifications and the effect such changes will have on their Notes, including changes to payments they will receive under the Notes.

Administration Covenants

PFL is obligated to use, or to cause a third party administrator to use (which may include, for example, PMI as the Corporate Administrator), commercially reasonable efforts to administer its day-to-day business and operations and provide the other administrative services described under the heading “Corporate Administration Services” in this prospectus in accordance with industry standards customary for administrative services of the same general type and character.

In addition, PFL is obligated to use, or to cause a third party administrator to use (which may include, for example, PMI as the Loan Marketplace Administrator), commercially reasonable efforts to manage the marketplace and provide certain other marketplace-related services in accordance with industry standards customary for online credit platforms of the same general type and character as the marketplace.

Notification Requirements

PFL keeps investor members apprised of the delinquency status of Borrower Loans by identifying delinquent loans on its website as “1 month late,” “2 months late,” “3 months late,” or “current.” Borrower Loans that become more than 120 days overdue are charged off and designated as such on PFL’s website. Investor members are able to monitor the Borrower Loans corresponding to their Notes, but cannot participate in or otherwise intervene in the collection process.

If a default with respect to the Notes of any series occurs and is continuing, and if it is known to the indenture trustee, the trustee is required to notify each holder of the Notes within 90 days after it occurs. The trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Note holders, except for defaults caused by PFL’s failure to make principal and interest payments when required.

In addition, if required by Section 313(a) of the Trust Indenture Act of 1939, within 60 days after each May 15, the Trustee shall mail or transmit electronically to each Note holder a brief report dated as of such May 15 that complies with Trust Indenture Act Section 313(a).

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Consolidation, Merger, Sale of Assets

The indenture prohibits PFL from consolidating with or merging into another business entity or conveying, transferring or leasing its properties and assets substantially as an entirety to any business entity, unless:

•	PFL is the continuing corporation or limited liability company after such consolidation, merger or sale of assets;

•	the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes PFL’s obligations with respect to the outstanding Notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default shall have occurred or be continuing; and

•	PFL has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

PFL will issue the Notes only in registered form and only in electronic form. This means that each Note will be stored on PFL’s website. You can view a record of the Notes you own and the form of your Notes online and print copies for your records, by visiting your secure, password- protected webpage in the “My Account” section of PFL’s website. PFL will not issue certificates for the Notes. Investor members will be required to hold their Notes through PFL’s electronic Note register.

The laws of some states in the United States may require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability of such persons to purchase Notes. PFL reserves the right to issue certificated Notes only if it determines not to have the Notes held solely in electronic form.

PFL and the indenture trustee will treat the investor members in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any securities exchange. All Notes must be held by PFL’s investor members. The Notes will not be transferable except through the Note Trader platform operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer. Under the terms of the Notes, any transfer of a Note will be wrongful unless (1) the transfer is effected on a trading system that PFL approves as a Note trading system and (2) the Note has been presented by the registered holder to PFL or its agent for registration of transfer. The registrar for the Notes, which initially will be PFL, will not be obligated to recognize any purported transfer of a Note, except a transfer through the trading system or except as required by applicable law or court order. There can be no assurance, however, that a market for Notes will develop on the Note Trader platform, or that the marketplace will continue to operate. Therefore, investor members must be prepared to hold their Notes to maturity. See “About the Marketplace-Note Trader Platform” for more information.

Note Repurchase and Indemnification Obligations

Under the Notes, in the event of a material default under a series of Notes due to verifiable identity theft of the named borrower’s identity, PFL will in its discretion either repurchase the Note or indemnify the Note holder. PFL’s indemnification obligation will apply only if the relevant Note is at least 120 days past-due; provided, that PFL may in its sole discretion elect to take action at an earlier time. The determination of whether verifiable identity theft has occurred is in PFL’s sole discretion and PFL may require proof of identity theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the fraudulently-induced Borrower Loan, an identity affidavit or a bank verification letter (or all of the above) in order to determine that verifiable identity theft has occurred.

In the event PFL inserts a Prosper Rating in a Borrower Loan listing that is different from the Prosper Rating calculated by PFL for listing such Borrower Loan on the marketplace, or if PFL incorrectly inputs data into its formula or incorrectly applies its formula to determine the Prosper Rating, resulting in a Prosper Rating different from the Prosper Rating that should have appeared in a Borrower Loan listing, then, if such breach materially and adversely affects the interest of the holder of the Note corresponding to such Borrower Loan, PFL will in its discretion either repurchase such Note holder or indemnify the Note holder.

No Sinking Fund

The Notes are fully amortizing and will not have the benefit of a sinking fund.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

•	PFL’s failure to make required payments on the Notes for thirty days past the applicable due date;

•	PFL’s failure to perform, or the breach of, any other covenant for the benefit of the holders of the Notes which continues for 90 days after written notice from the indenture trustee or holders of 25% of the outstanding principal amount of the Notes for which such default exists, subject to an additional 90 day cure period; or

•	specified events relating to PFL’s bankruptcy, insolvency or reorganization.

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It is not a default or event of default under the terms of the indenture if PFL does not make payments on a series of Notes when a borrower does not make payments on the corresponding Borrower Loan. In that case, PFL is not required to make payments on the Notes, so no default occurs. See “Risk Factors-Risks Related to Borrower Default,” for more information. An event of default with respect to one series of Notes is not automatically an event of default for any other series, even where the same borrower member is the loan borrower on both loans.

As described above under “Summary of Indenture, Form of Notes and Administration Agreement-Indenture and Form of Notes-Ranking; Security Interest,” to limit the risk of PFL’s insolvency, PFL has granted the indenture trustee a security interest in all of the Borrower Loans corresponding to the Notes, in the deposit account into which such Borrower Loan payments are deposited and in the FBO account. The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture. Only the indenture trustee, not the holders of the Notes, will have a secured claim to the above collateral.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the stated principal amount of all outstanding Notes shall become due and payable immediately without any act by the trustee or any holder of Notes. If an event of default occurs with respect to a series of Notes due to a reason other than bankruptcy, insolvency or reorganization, then, upon notification by the Trustee or by holders of at least 25% in aggregate principal amount of the outstanding Notes of such series, the stated principal amount of such series of outstanding Notes and all interest accrued thereon shall become due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all Notes of the series waive an existing default with respect to such Notes, except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is permanently and irrevocably waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

In addition, pursuant to the indenture, and subject to the conditions set forth therein, (1) the holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby and the PMI Notes collectively, will have the right to cause the indenture trustee to enforce its rights with respect to PMI’s obligations as Loan and Note Servicer under the Administration Agreement and (2) the holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby will have the right to cause the indenture trustee to enforce its rights with respect to all other provisions of the Administration Agreement. The conditions to the holders’ rights to cause the indenture trustee to enforce its rights under the Administration Agreement include, among others, that the holders indemnify the indenture trustee for taking such action.

A Note holder may not institute a suit against PFL for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

•	the holder gives the trustee written notice stating that an event of default with respect to the Notes is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue a remedy available under the indenture with respect to such default;

•	such holder or holders offer the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of security or indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture will require PFL every year to deliver to the indenture trustee a statement as to performance of its obligations under the indenture and as to any defaults.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

•	all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or

•	all Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and PFL has deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes.

In either case, PFL must also pay or cause to be paid all other sums payable under the indenture by it and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

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No Recourse Against Others

The Notes are solely limited recourse obligations of PFL, payable from collections on the corresponding Borrower Loans as described herein, and are not the obligations of any other person. Neither PMI, in its capacity as servicer, as issuer of the related PMI Management Rights or otherwise, nor any of PFL’s directors, officers or affiliates, has any liability for any amounts due on the Notes or the corresponding Borrower Loans. Each purchaser of a Note, by accepting the same, is deemed to waive and release all such liability.

Governing Law

The indenture and the Notes are governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Information Concerning the Trustee

CSC Trust Company of Delaware is the trustee under the indenture. If and when the trustee becomes a creditor of PFL, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against PFL. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

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PMI Management Rights

Each Note will come attached with a PMI Management Right issued by PMI. PFL will be the sole issuer of the Notes and PMI will be the sole issuer of the PMI Management Rights. The PMI Management Rights will not be separable from the Notes offered on the marketplace and will not be assigned a value separate from the Notes. The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders. The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others. Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Lender Registration Agreement, and in this prospectus, which services include, but are not limited to:

•	the existence and operation of the marketplace;

•	verification of borrower information;

•	evaluation and validation of the Prosper Score and Prosper Rating;

•	remitting borrower payments; and

•	collecting on delinquent accounts.

Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement. Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.

There are no payment obligations on the part of PMI or any third party under or in relation to the PMI Management Rights that are in any way related to borrower obligations in relation to the Borrower Loans or in any way related to PFL’s payment obligations in relation to the Notes. The PMI Management Rights attached to the Notes will not comprise collateral therefor nor guarantees of any Borrower Loans or Notes, nor generate any funds or proceeds that will be payable to PFL, the indenture trustee or holders of Notes in relation to any Borrower Loans or Notes. Holders of Notes will have no recourse to PMI or its assets in relation to payments on Borrower Loans or Notes. If PFL repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.

The indenture trustee is a third-party beneficiary of the Administration Agreement on behalf of holders of Notes and PMI Management Rights. Holders of Notes and PMI Management Rights will not have the contractual right individually to enforce PMI’s obligations under the Administration Agreement, but the holders of at least 25% of the outstanding Notes will have the contractual right, subject to the conditions set forth in the Indenture, collectively to cause the indenture trustee to enforce its rights as a third-party beneficiary under the Administration Agreement. In addition, holders of PMI Management Rights will have rights under the federal securities laws that are not limited, contractually or otherwise. PMI’s obligations to provide services under the Administration Agreement may be terminated by PMI or by PFL under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement-Administration Agreement-Indenture Trustee as Third-Party Beneficiary.”

Termination of the Administration Agreement would not affect the rights of holders of previously issued PMI Management Rights under the federal securities laws. If PFL or PMI were to terminate PMI’s obligations to provide services under the Administration Agreement, PMI would cease to issue new PMI Management Rights. PFL has entered into a back-up servicing agreement with a loan servicing company who is willing and able to transition loan and Note servicing responsibilities from PMI, but it is unlikely that the back-up servicer would be able to perform functions other than servicing the outstanding Borrower Loans and Notes. Therefore, PFL might have to suspend the facilitation of new Borrower Loans and the issuance of new Notes until it could find another party or parties that could perform the services PMI had been performing under the Administration Agreement. PFL believes it could find another party or parties to perform such services, but the search could take time. For more information, see “Risk Factors-Risks Related to Borrower Default.”

Administration Agreement

PFL and PMI have entered into an Administration Agreement pursuant to which PMI will provide certain corporate administration services and marketplace administration services and will service all Borrower Loans and Notes, as well as all PMI Notes. This prospectus refers to PMI in its separate capacities under the Administration Agreement as follows: (i) in its capacity as the party providing the corporate administration services, as the “Corporate Administrator,” (ii) in its capacity as the party providing the marketplace administration services, as the “Loan Marketplace Administrator,” and (iii) in its capacity as the party servicing all Borrower Loans, Notes, and PMI Notes, as the “Loan and Note Servicer.”

The following summary of the Administration Agreement does not purport to be complete and is qualified in its entirety by the complete terms and conditions of the Administration Agreement. A copy of the Administration Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

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Corporate Administration Services

The Corporate Administrator will oversee the daily business operations of PFL and provide a number of related administrative services. Among other matters, the Corporate Administrator’s duties shall include:

•	administering PFL’s day-to day operations, including paying (solely from PFL’s funds) PFL’s fees and expenses,

•	giving notices and communications in PFL’s behalf as PFL may be required to give from time to time under its various agreements,

•	maintaining PFL’s general accounting records and preparing monthly, quarterly and annual financial statements as may be necessary or appropriate,

•	retaining in PFL’s behalf an accounting firm to audit PFL’s year-end financial statements,

•	preparing and filing PFL’s income, franchise or other tax returns,

•	causing to be paid (solely from PFL’s funds) any taxes required to be paid by PFL,

•	not knowingly causing PFL to engage in any activity that would cause PFL to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States,

•	retaining on PFL’s behalf outside counsel,

•	reviewing and analyzing any agreements entered into by PFL and establishing, in consultation with PFL, operating procedures to enable PFL to comply with the terms of such agreements,

•	providing recordkeeping and maintenance to maintain PFL’s limited liability company existence,

•	preparing resolutions for consideration by PFL’s board of directors in accordance with its limited liability company agreement,

•	preparing and having executed and filed all documents necessary to qualify PFL to do business in any jurisdiction in which such qualification is necessary or appropriate,

•	in conjunction with PFL’s counsel, monitoring compliance with licensing requirements and applicable laws,

•	receiving notices on PFL’s behalf,

•	notifying PFL of the institution of any action, suit or proceeding against, or regulatory investigation of, PFL,

•	establishing and maintaining all necessary bank accounts for PFL and managing PFL’s cash in accordance with the terms and provisions of PFL’s material contracts,

•	notifying PFL, to the extent the Corporate Administrator has actual knowledge thereof, of any failure of a party to a material agreement to perform any of its obligations with respect to PFL, and

•	from time to time taking at PFL’s expense such actions as PFL may reasonably request, or as the Corporate Administrator deems appropriate.

The Corporate Administrator has agreed to provide PFL with an annual service provider compliance statement confirming that the Corporate Administrator has reviewed its activities and performance under the Administration Agreement during the preceding calendar year and, based upon such review, has determined that it materially fulfilled all of its obligations under the Administration Agreement during that year or, if there has been a failure to perform any such obligation in any material respect, specifically identifying each such failure and the nature and the status thereof. PFL and PMI will provide a summary of the Corporate Administrator’s service provider compliance statement in their annual reports on Form 10-K.

Loan Marketplace Administration Services

The Loan Marketplace Administrator will manage the marketplace and provide a number of related services. Among other matters, the Loan Marketplace Administrator’s duties shall include supervision with respect to:

•	managing, maintaining and operating the marketplace,
•	the issuance, sale and payment of the Notes,
•	PFL’s purchase of Borrower Loans,
•	the operation of www.prosper.com, and
•	the payment (solely from PFL’s funds) of related fees and expenses.

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Among other things, the Loan Marketplace Administrator will assist PFL with the issuance and sale of the Notes and the posting and funding of Borrower Loans (including reviewing the eligibility of applicants to participate on the marketplace and performing the applicant verification processes described herein), and will manage the posting of listings on the website. The Loan Marketplace Administrator will also assign a Prosper Rating and an interest rate to each listing. See “About the Marketplace” for more information.

The Loan Marketplace Administrator has agreed to provide PFL with an annual service provider compliance statement confirming that the Loan Marketplace Administrator has reviewed its activities and performance under the Administration Agreement during the preceding calendar year and, based upon such review, has determined that it materially fulfilled all of its obligations under the Administration Agreement during that year or, if there has been a failure to perform any such obligation in any material respect, specifically identifying each such failure and the nature and the status thereof. PFL and PMI will provide a summary of the Loan Marketplace Administrator’s service provider compliance statement in their annual reports on Form 10-K.

Servicing of Borrower Loans and Notes

The Loan and Note Servicer has agreed to service each Borrower Loan and the corresponding Notes, as well as each PMI Note. The Loan and Note Servicer is required at all times to use commercially reasonable efforts to service and collect the Borrower Loans in accordance with industry standards customary for loans of the same general type and character, in each case:

•	as long as PMI is the Loan and Note Servicer, in accordance with the provisions of PFL’s Amended and Restated Limited Liability Company Agreement (in particular the sections governing the limitations on PFL’s activities),
•	as long as PMI is the Loan and Note Servicer, in accordance with the provisions of the Unanimous Written Consent of the Board of Directors of Prosper Marketplace, Inc. with respect to the separateness principles to be observed by PMI in dealing with PFL,
•	in accordance with all applicable laws, and
•	without regard to:
•	any relationship that the Loan and Note Servicer or its affiliates may have with the applicable borrower or Note holder, or
•	the Loan and Note Servicer’s right to receive compensation for its services.

This standard of care applicable to the Loan and Note Servicer is called the “Servicing Standard.” Subject to the Servicing Standard, the Loan and Note Servicer has full power and authority to take any actions in connection with the servicing and administration of the Borrower Loans that it deems to be necessary or desirable. The Loan and Note Servicer may act alone or through agents, but will remain responsible for the proper performance of its duties by any agents it appoints. PFL’s ability to collect payments on the Borrower Loans, and therefore the amount of payments received by the holders of Notes, will be dependent upon the Loan and Note Servicer’s performance of its duties under the Administration Agreement.

Subject to the Servicing Standard, the Loan and Note Servicer is responsible for protecting the interest of PFL in the Borrower Loans by dealing effectively with borrowers who are delinquent or in default. The Loan and Note Servicer is required to maintain an adequate accounting system that will immediately identify delinquent loans and to maintain procedures for sending delinquent notices, assessing late charges and preparing individual analyses of distressed or chronically delinquent Borrower Loans. The Loan and Note Servicer has sole discretion to determine (i) the timing and content of communications sent to delinquent borrowers, and (ii) when and whether to refer a delinquent loan for collection, initiate legal action to collect a delinquent loan, sell a delinquent loan to a third party, accelerate the maturity of a delinquent loan that is at least thirty days past due or write off a delinquent loan in whole or in part. The Loan and Note Servicer is authorized to select and engage on PFL’s behalf any collection agency to which any delinquent loan is referred for collection and to determine the amount of its compensation (which shall not, however, exceed 40% of the amount of any recoveries obtained, in addition to any legal fees and transaction fees associated with payment processing incurred in the collection effort). The Loan and Note Servicer will be deemed to have undertaken commercially reasonable servicing and collection efforts if it refers a delinquent loan to a collection agency within five business days after such loan first became thirty days past due. The Loan and Note Servicer will charge off Borrower Loans that are 120 days past due and also may charge off delinquent loans that are less than 120 (but at least 31) days past due if the Loan and Note Servicer deems such action appropriate under the Servicing Standard. Notwithstanding any decision by the Loan and Note Servicer to charge off a delinquent loan, holders of the Notes related to such loan will continue to receive their pro rata shares (net of servicing fees and other fees and charges, if applicable) of any payments that PFL receives on such loan on or prior to its Final Maturity Date.

Subject to the Servicing Standard, the Loan and Note Servicer may waive, modify or vary any non-material terms of any Borrower Loan, consent to the postponement of strict compliance with any such term or grant a non-material indulgence to any borrower. Notwithstanding the foregoing, in the event that any Borrower Loan is in default, or in the judgment of the Loan and Note Servicer, such default is reasonably foreseeable, or the Loan and Note Servicer otherwise determines that such action would be consistent with the Servicing Standard, and provided that the Loan and Note Servicer has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Note holders, the Loan and Note Servicer may also waive, modify or vary any term of any Borrower Loan (including material modifications that would change the interest rate, defer or forgive the payment of principal or interest, change the payment dates or change the place and manner of making payments on such Borrower Loan), accept payment from the related borrower of an amount less than the principal balance in final satisfaction of such Borrower Loan or consent to the postponement of strict compliance with any term or otherwise grant any indulgence to any borrower. The modifications contemplated by this servicing provision would be in situations, common to loan servicing industry practices, where a reasonable forbearance or extension of time for payment to be received would prevent a borrower from defaulting entirely on the loan or filing for bankruptcy. From the Note holder’s perspective, such modifications would only be employed in situations where a greater loss would be avoided.

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Any such actions taken by the Loan and Note Servicer in relation to any Borrower Loan will be binding on the holders of the related Notes and may reduce the amount of payments to be made on such Notes or result in no further payments being made. If the Loan and Note Servicer approves modifications to the terms of any Borrower Loan, it will promptly, on behalf of PFL, notify the corresponding investor members by email of the material terms of such modifications and the effect such modifications will have on their Notes, including any changes to the payments they will receive under the Notes.

The Loan and Note Servicer has agreed to provide PFL with an annual servicer compliance statement confirming that the Loan and Note Servicer has reviewed its activities and performance under the Administration Agreement during the preceding calendar year and, based upon such review, has determined that it materially fulfilled all of its obligations under the Administration Agreement during that year or, if there has been a failure to perform any such obligation in any material respect, specifically identifying each such failure and the nature and the status thereof. PFL and PMI will provide a summary of the servicer compliance statement in their annual reports on Form 10-K.

PMI Fees

PFL has agreed to compensate PMI with three fees for its various roles and related services under the Administration Agreement.

First, PFL owes PMI, in PMI’s capacity as Corporate Administrator, a monthly corporate administration fee for its administrative services in overseeing the daily business operations of PFL (the “PMI Corporate Administration Fee”). This monthly fee is equal to 50% of the compensation and benefits costs of the legal and accounting personnel of PMI; provided that, in the case of the last payment of the PMI Corporate Administration Fee due under the Administration Agreement, the amount due shall be pro-rated by the number of days from the last monthly fee payment date and the date on which the Corporate Administrator stopped providing the corporate administrative services specified in the Administration Agreement.

Second, PFL owes PMI, in PMI’s capacity as Loan Marketplace Administrator, a monthly marketplace administration fee for its services in managing the marketplace (the “PMI Loan Marketplace Servicing Fee”). This fee is equal to the product of $112.50 and the number of Borrower Loans funded since the last monthly fee payment date.

Third, PFL owes PMI, in PMI’s capacity as Loan and Note Servicer, a monthly fee for its services in servicing the Borrower Loans (such fee, together with the PMI Corporate Administration Fee and the PMI Loan Marketplace Servicing Fee, the “PMI Fees”). This fee is equal to 90% of all servicing fees collected from Note holders by or on behalf of PFL and 100% of all non-sufficient funds fees collected from Note holders by or on behalf of PFL since the last monthly fee payment date.

Exculpation and Indemnity

PMI, in its capacity as Loan and Note Servicer under the Administration Agreement, will not be liable under the Administration Agreement to PFL, any Note holder, any borrower or any other person for any actions it takes or fails to take in connection with the servicing of the Borrower Loans or Notes or for any errors in judgment, except as described below.

PMI, in its various capacities under the Administration Agreement, and any of its directors, officers, employees or agents may rely in good faith on any document of any kind that appears to be properly executed and submitted by any person respecting any matters arising in connection with the Administration Agreement, except to the extent that PMI knows that such document is false, misleading, inaccurate or incomplete.

PMI, in its various capacities under the Administration Agreement, has agreed to indemnify PFL and PFL’s officers, directors, employees and agents against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable counsel fees and disbursements), joint or several (collectively, “Damages”), directly or indirectly resulting from:

•	the failure of PMI to perform its duties under the Administration Agreement,
•	the material breach of any of PMI’s representations, warranties, covenants or agreements contained in the Administration Agreement
•	the acts or omissions of any permitted subservicer or service provider engaged by PMI, in its capacity as Loan and Note Servicer, to service the Borrower Loans or Notes in accordance with the Administration Agreement, and
•	any infringement or misappropriation by PMI of any patent, copyright, trademark, servicemark, trade secret or other proprietary right of any other person;

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provided, however, that PMI will not be responsible for any Damages resulting from:

•	the failure of PFL to perform its duties under the Administration Agreement (unless such failure resulted from the actions or omissions of PMI),
•	the material breach of any of PFL’s representations, warranties, covenants or agreements contained in the Administration Agreement (unless such breach resulted from the actions or omissions of PMI),
•	the origination, making, funding, sale or servicing of any Borrower Loans or Notes following the termination of the Administration Agreement,
•	the absence or unavailability of any books, records, data, files or other documents relating to a Borrower Loan, unless resulting from PMI’s actions or omissions, or
•	compliance with any instructions of PFL if such instructions did not comply with applicable law.

Assignment and Subservicing

PMI may not assign its various roles under the Administration Agreement or its duties thereunder without the prior written consent of PFL (excluding any assignment to an entity into which PMI is merged or consolidated or that succeeds to PMI’s business). PMI may in its discretion engage service providers to assist it in performing specific obligations under the Administration Agreement, provided that, in its capacity as Loan and Note Servicer, it may not engage a subservicer or other service provider to perform a substantial portion of the primary day-to-day servicing obligations of the Loan and Note Servicer without the prior written consent of PFL. PMI, in its capacity as Loan and Note Servicer, will be solely responsible for the fees and expenses of any subservicer or service provider it engages. PMI will be liable for the acts and omissions of any such subservicer or service provider to the same extent as if the Loan and Note Servicer had performed the servicing directly.

Termination and Replacement of Servicer

The Administration Agreement will terminate on May 31, 2023, unless PFL or PMI declares an earlier termination pursuant to the termination rights described below or unless the parties agree to extend the term of the Administration Agreement.

PFL may terminate the Administration Agreement partially or in its entirety at its discretion upon 180 calendar days’ notice to PMI in any of its capacities under the Administration Agreement. In addition, PFL may terminate the Administration Agreement partially or in its entirety at any time without 180 calendar days’ notice if PMI, in any of its capacities under the Administration Agreement, breaches any of its duties under the Administration Agreement and does not cure such breach within thirty days from the date that PFL provides notice of such breach. Notwithstanding the foregoing, PFL may not terminate PMI in any of its capacities under the Administration Agreement unless (i) PFL determines that it, either directly or through a successor service provider, is able to act in such capacity in accordance with the indenture governing the Notes and (ii) PFL’s Board of Directors (including its independent directors) approve such determination and termination. If PFL partially terminates the Administration Agreement with respect to PMI in any of its capacities thereunder, PMI will continue to provide services under its other capacities pursuant to the terms of the Administration Agreement.

PMI may terminate the Administration Agreement if PFL breaches any of its obligations under the Administration Agreement and such breach is not cured by PFL within thirty days of the date PMI provides notice of such breach.

PMI is required in connection with any termination of the Administration Agreement under any of its capacities thereunder to transfer the administrative services, marketplace management services or servicing of all Borrower Loans and Notes that remain outstanding to PFL or a successor servicer designated by PFL as soon as reasonably practicable. Until such transfer is completed, PMI’s obligation to service the Borrower Loans and otherwise provide services in accordance with the Administration Agreement will remain in effect. All costs and fees incurred in connection with any termination of the Administration Agreement will be payable by the party whose breach of obligation, or whose exercise of its voluntary termination right, resulted in the termination. Any such amounts due from PFL will be payable only from funds not allocated to the payment of Notes under the indenture. See “Summary of Indenture, Form of Notes and Administration Agreement-Indenture and Form of Notes.” PFL also will be required upon any termination to pay PMI all accrued but unpaid PMI Fees. No termination fees will be payable by either party upon any termination of the Administration Agreement.

PFL has entered into a back-up servicing agreement with First Associates Loan Servicing, LLC (“First Associates”), a third-party loan administrator, pursuant to which First Associates would become the successor servicer to PMI. The back-up servicing agreement will facilitate the transfer of servicing responsibilities to First Associates if the Administration Agreement terminates. See “Summary of Indenture, Form of Notes and Administration Agreement-Indenture and Form of Notes-Servicing Covenant.” First Associates is a financial services company that has entered into numerous successor loan servicing agreements. In the event that PFL must designate an additional or different successor servicer, it will seek to designate a servicer with experience and reputation comparable to First Associates.

Indenture Trustee as Third-Party Beneficiary

The indenture trustee is a third-party beneficiary of (i) PMI’s obligations as Loan and Note Servicer under the Administration Agreement (the “Servicing Obligations”) for the benefit of the holders of the Notes offered hereby and the PMI Notes and (ii) all of PMI’s other obligations under the Administration Agreement for the benefit of holders of the Notes offered hereby.

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Pursuant to the Indenture, and subject to the conditions set forth therein, (i) holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby and the PMI Notes will have the right to cause the indenture trustee to enforce its rights under the Servicing Provisions of the Administration Agreement and (ii) holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby will have the right to cause the indenture trustee to enforce its rights under any other provisions of the Administration Agreement, in each case whether or not there is a default under the Indenture. PMI’s obligations to provide services under the Administration Agreement may be terminated by PMI or by PFL under certain circumstances described in this prospectus.

PMI’s obligations under the Administration Agreement may not be amended, waived or otherwise modified in a manner that would adversely affect the holders of the Notes without the consent of the indenture trustee. In order to cause the Trustee to enforce either of the rights discussed above, the holders of the Notes offered hereby (and the PMI Notes if the action relates to the Servicing Provisions of the Administration Agreement) must indemnify the indenture trustee against the costs, expenses and liabilities that it might incur as a result of taking such action.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion constitutes the full opinion of our tax counsel, Covington & Burling LLP, regarding the material U.S. federal income tax considerations generally applicable to investor members who purchase Notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor member’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the Notes. This discussion applies only to investor members who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to investor members that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;
•	banks, thrifts or other financial institutions;
•	insurance companies;
•	regulated investment companies or real estate investment trusts;
•	tax-exempt organizations;
•	persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;
•	partnerships or other pass-through entities;
•	persons subject to the alternative minimum tax;
•	certain former citizens or residents of the United States;
•	non-U.S. Holders (as defined below); or
•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

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THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTOR MEMBERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Notes

In General

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. However, although the matter is not free from doubt, PFL will treat the Notes as its debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Where required, PFL intends to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes.

You should be aware, however, that the U.S. Internal Revenue Service (“IRS”) is not bound by PFL’s characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization. Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note. For example, because each series of Notes will correspond to a loan, and PFL has no obligation to make any payments on the Notes unless, and then only to the extent that, it has received payments on the corresponding loan, the IRS could determine that, in substance, each investor member owns a proportionate interest in the corresponding loan for U.S. federal income tax purposes. If the IRS took such a position, the tax treatment of the Notes may differ materially, including, but not limited to, the fact that the Notes would no longer be considered to have OID. Alternatively, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument). If the Notes are treated as PFL’s equity, (i) PFL would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding loans but would not be entitled to deduct interest or OID on the Notes, and (ii) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of PFL’s earnings and profits as computed for U.S. federal income tax purposes.

A different characterization may significantly reduce the amount available to pay interest on the Notes. You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

As the following discussion indicates, the Notes will be treated as PFL’s debt instruments that have OID for U.S. federal income tax purposes. Unless otherwise specified, the following discussion assumes that the Notes will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the Notes

You will generally be required to accrue OID in income as ordinary interest income for U.S. federal income tax purposes, regardless of your regular method of tax accounting. If you hold a Note that has a maturity date of more than one year, you will be required to accrue OID income as ordinary interest income under a “constant yield method.” Under this treatment, if a payment on a Note is not made in accordance with the payment schedule in respect of the corresponding loan (for example, because of a late payment on the corresponding loan), you will be required to include an amount of OID in taxable income as interest even if you have not received the actual payment from the corresponding loan.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies may generally be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant. The determination of whether a single payment schedule is significantly more likely than not to occur, or whether a contingency is remote or incidental, is made for each Note.

Each Note provides for one or more alternative payment schedules because PFL is obligated to make payments on a Note only to the extent that it receives payments on the corresponding loan, less the service charge and less any charges it incurs in connection with collection on the corresponding loan. The payment schedule for each Note provides for payments of principal and interest on the Note in accordance with the payment schedule for the corresponding loan. In addition to scheduled payments, PFL will prepay a Note to the extent that a borrower prepays the loan corresponding to the Note, and PFL will pay late fees collected on a corresponding Borrower Loan to the holders of the corresponding Note. Notwithstanding such contingencies, PFL intends to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because it believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment or late payment on the loan corresponding to such Note will be remote or incidental. If in the future, based on PFL’s experience or for any other reason, PFL determines that the previous sentence does not apply to a Note, PFL anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and PFL shall so notify you.

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OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note under the payment schedule of the Note. The issue price of a Note will generally equal the principal amount of a Note.

The amount of OID includible in income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). PFL intends to use 30-day accrual periods. The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note. A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note under the payment schedule of the Note, produces an amount equal to the issue price of such Note.

If a Note is paid in accordance with its payment schedule, the amount of OID includible in income is anticipated to be based on the stated interest rate of the Note. As a result, you will generally be required to include an amount of OID in income that is equal to the amount of stated interest paid on the Note.

Cash payments of interest and principal under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and your adjusted tax basis in the Note. In general, your adjusted tax basis in the Note will equal your cost for the Note, increased by any OID and market discount previously included in gross income by you, as discussed below, and reduced by any payments previously received by you in respect of the Note.

Except as discussed below with respect to a Note subject to rules governing market discount, contingent payment debt instruments, or the special rules applicable to short-term obligations, your gain or loss on the taxable disposition of the Note generally will be long-term capital gain or loss if the Note has been held for more than one year and short-term otherwise. The deductibility of capital losses is subject to limitations.

Prepayments

If PFL prepays a note in full, the Note will be treated as retired and, as described above, you will generally have gain or loss equal to the difference, if any, between the amount realized upon the retirement and your adjusted tax basis in the Note. If PFL prepays a Note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) your gain or loss attributable to the portion of the Note retired and (ii) your OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, your adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired. The yield to maturity of a Note is not affected by a partial prepayment.

Market Discount

If you purchase a Note on the Note Trader platform for an amount that is less than the adjusted issue price of the Note at the time of purchase, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. The amount of any market discount will generally be treated as de minimis and disregarded if it is less than ¼ of 1 percent of the revised issue price (calculated as the sum of the issue price of the Note and the aggregate amount of OID previously includible in the gross income of any holder without regard to any acquisition premium), multiplied by the number of complete years to maturity. If you hold a Note that has de minimis market discount, the rules described below do not apply to you.

Under the market discount rules, you generally will be required to treat any principal payments received in respect of the Note, and any gain derived from the sale, retirement or other disposition of the Note, as ordinary income to the extent of the market discount that has accrued on the Note but that has not previously been included in gross income by you. Such market discount will accrue on the Note on a ratable basis over the remaining term of the Note unless you elect to accrue market discount on a constant yield basis. In addition, you may be required to defer until the maturity of the Note, or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense attributable to (i) any indebtedness incurred to purchase or carry such Note or (ii) any indebtedness continued to purchase or carry such Note. If you dispose of a Note in a nontaxable transaction (other than certain specified nonrecognition transactions), you will be required to include any accrued market discount as ordinary income as if you had sold the Note at its then fair market value.

You may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described in the prior paragraph regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. If you make an election to include market discount in income currently, your adjusted basis in a Note will be increased by any market discount that you include in income. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

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Acquisition Premium

If you purchase a Note on the Note Trader platform for an amount greater than the Note’s adjusted issue price but less than the sum of all amounts payable on the Note after the purchase date, the Note will be treated as acquired at an acquisition premium. For a Note acquired with an acquisition premium, the amount of OID that you must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such taxable year.

If you purchase a Note on the Note Trader platform for an amount in excess of the sum of all amounts payable on the Note after the purchase date, you will not be required to include OID in income with respect to the Note.

Late Payments

As discussed above, late fees collected on Borrower Loans corresponding to the Notes will generally be paid to you. PFL anticipates that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note. In such case, any late fees paid to you should be taxable as ordinary income at the time such fees are paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Borrower Loans Corresponding to Note-Automatic Extension

In the event that PFL does not make scheduled payments on a Note as a result of nonpayment by a borrower on the Borrower Loan corresponding to the Note, you must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension, the final maturity date, except as described below. Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower, PFL may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower on the loan corresponding to such Note will be remote or incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules (which are discussed in more detail below) even if not subject to these rules at the time of original issue. In addition, in the event that a Note’s maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower on the loan corresponding to the Note, the Note likely will be treated as reissued and become subject to the contingent payment debt instrument rules. If PFL determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify you and provide the projected payment schedule and comparable yield.

If collection on a Note becomes doubtful, you may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether you may stop accruing OID if scheduled payments on a Note are not made. You should consult your own tax advisor regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a Result of Worthlessness

In the event that a Note becomes wholly worthless, if you are an individual, and you did not acquire the Note as part of your trade or business, you should generally be entitled to deduct your loss on the Note as a short-term capital loss in the taxable year the Note becomes wholly worthless. The portion of your loss attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. Under Section 166 of the Code, if you are a corporation, or if you are an individual and you acquired your Notes as part of a trade or business, you should generally be entitled to deduct any loss sustained during the taxable year on account of a Note becoming wholly or partially worthless as an ordinary loss. You should consult your own tax advisor regarding the character and timing of losses attributable to Notes that become worthless in whole or in part.

Potential Characterization as Contingent Payment Debt Instruments

To the extent PFL determines that a Note is not subject to the contingent payment debt instrument rules, its position is not binding on the IRS or a court of competent jurisdiction and it cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the Note. Accordingly, there exists a risk that the IRS or a court could determine that the Notes are “contingent payment debt instruments” because payments on the Notes are linked to performance on the corresponding loan.

To the extent a Note is characterized as a contingent payment debt instrument, or in the future, PFL concludes that a Note is subject to the contingent payment debt instrument rules, the Note would be subject to special rules applicable to contingent payment debt instruments. If these rules were to apply, you would generally be required to accrue interest income under the noncontingent bond method. Under this method, interest would be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined by constructing a hypothetical noncontingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the Note, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that Note equal to the comparable yield). Based on the comparable yield and the projected payment schedule, you will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that you held the Note, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Note. The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period. The amount of interest you may accrue under this method could be higher or lower than the stated interest rate on the Note. In addition, any gain recognized on the sale, exchange or retirement of your Note will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and then as capital loss thereafter.

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Backup Withholding and Reporting

PFL will be required to report information to the IRS on certain payments on a Note (including interest and discount) and on proceeds of the sale of a Note if you are not an exempt recipient (such as a corporation). In addition, backup withholding (currently at a 28% rate) may apply to payments made to you if (a) you do not furnish or you have failed to provide your correct taxpayer identification number, (b) PFL has been instructed by the IRS to backup withhold because of underreporting (generally meaning that the IRS has determined and notified you that you have failed to report any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) in certain circumstances, you have failed to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

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INFORMATION ABOUT PROSPER FUNDING LLC

See “Item 1. Business” beginning on page 6 of PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus.

Overview

PFL owns and operates a peer-to-peer online credit marketplace, which this prospectus refers to as the “marketplace,” that enables its borrower members to borrow money and its investor members to purchase Borrower Payment Dependent Notes, or Notes, issued by PFL, the proceeds of which facilitate the funding of the loans made to borrower members. PFL is a wholly-owned subsidiary of PMI.

PMI developed the marketplace and owned the proprietary technology that makes operation of the marketplace possible. On February 1, 2013, PMI transferred the marketplace to PFL, giving PFL the right to operate the peer-to-peer online credit marketplace to originate and service Borrower Loans and Notes. PMI owns and did not transfer to PFL ownership of the computer hardware that PMI uses to develop, update, maintain and operate the marketplace (including the website), produce and record or register Borrower Loans and Notes, process and record the origination of Borrower Loans, the acquisition thereof by PFL, funds transfers in relation to Borrower Loans and collections on such Borrower Loans, the issuance and transfer of Notes, funds transfers in relation to purchases of and payments on Notes, and which PMI uses to store, backup and manage the information and data used and generated by the marketplace (such as in relation to the preparation of reports). PMI is a party to agreements with third parties relating to (i) the hosting and maintenance of servers and other computer and communications equipment used by PMI in relation to all of the foregoing aspects of the development, updating of, maintenance and operation of the marketplace and the provision of related customer support services, (ii) the backup, offsite storage and protection of all information and data produced and used by PMI in relation to all of the foregoing aspects of the development, updating of, maintenance and operation of the marketplace and the performance by it of all related services, and (iii) maintenance of the integrity, functionality and security of the marketplace from cyber-attacks and similar threats, which agreements PMI is not assigning to PFL such that PFL will not be a party to or third party beneficiary of such agreements.

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PFL also has entered into the Administration Agreement, pursuant to which PMI has agreed to provide certain administrative services relating to the marketplace. The Administration Agreement between PFL and PMI contains a license granted by PFL to PMI that entitles PMI to use the marketplace for and in relation to: (i) PMI’s performance of its duties and obligations under the Administration Agreement relating to corporate administration, loan marketplace services, loan and note servicing and marketing, and (ii) PMI’s performance of its duties and obligations to WebBank in relation to Borrower Loan origination and funding. The license is terminable in whole or in part in relation to failure by PMI to pay the licensing fee or the termination of PMI as the provider of some or all of the aforementioned services.

PFL has been organized and is operated in a manner that is intended (i) to minimize the likelihood that it will become subject to a voluntary or involuntary bankruptcy or similar proceeding, and (ii) to minimize the likelihood that it would be substantively consolidated with PMI in the event of PMI’s bankruptcy and thus have its assets subjected to claims of PMI’s creditors. PFL and PMI believe they have achieved this by imposing through PFL’s organizational documents and covenants in the indenture certain restrictions on PFL’s activities and certain formalities designed to reinforce PFL’s status as a distinct entity from PMI. In addition, in the Administration Agreement PMI has agreed, in its dealings with PFL and with third parties, to observe the “separateness covenants” described below as they relate to PFL.

Restrictions that PFL and PMI believe minimize the likelihood that PFL will become subject to a voluntary or involuntary bankruptcy or similar proceeding include the following:

•	PFL’s permissible activities are limited to operating the marketplace, including entering into the related registration agreements with its members; purchasing, owning, financing and pledging the Borrower Loans; issuing and selling the Notes; entering into the Administration Agreement (or, if applicable, one or more similar agreements with another entity or entities providing similar services); entering into agreements with third parties (such as WebBank, FOLIOfn Investments, Inc. and a back-up servicer) regarding the purchase and servicing of the Borrower Loans and the Notes and transfers of Notes between members, its own management and operations, and the issuing, paying, sale and administration of the Notes and other obligations; making requisite filings with the SEC and other authorities, and issuing and furnishing prospectuses and other offering materials; and certain related activities. So long as any Note is outstanding, PFL is not permitted to engage in any other business.
•	So long as any Note is outstanding, PFL is prohibited from incurring any debt; guarantying the obligations of any other person, including PMI and PFL’s other affiliates; acquiring any assets except in connection with the permitted activities described above; engaging, directly or indirectly, in any business other than the permitted activities described above; engaging in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests; or forming, acquiring or holding any subsidiary.
•	So long as any Note is outstanding, PFL is required to have at all times two independent directors whose consent is required for it to take certain extraordinary actions, including filing for bankruptcy.

Because PFL’s activities are essentially limited to operating the marketplace, dealing with Borrower Loans and issuing Notes, and PFL is prohibited from incurring any debt for borrowed money other than the Notes, or liabilities to third parties other than those arising under the agreements it is permitted to enter into, as described above, it should not be subject to the claims of any creditors unrelated to its permissible activities. With the exception of its limited indemnification and repurchase obligations, the Note holders do not have recourse to PFL for payment of their Notes and must rely on the corresponding Borrower Loans for payment. PFL expects to be adequately capitalized, and that its capitalization, together with the fee income that it earns, will be sufficient to meet all of its monetary obligations to affiliates and the third parties with whom it contracts in order to operate the marketplace and conduct its permitted business activities. Accordingly, PFL does not expect to have creditors holding unsatisfied claims against it who could seek to place it into bankruptcy involuntarily. For the same reason, PFL believes it is unlikely that it would become insolvent. PFL does not believe that its independent directors would approve a voluntary bankruptcy filing, even if such a filing might be advantageous to PMI or PFL’s other affiliates, if PFL is not insolvent in its own right, unless another basis for such a filing exists at the time consistent with their fiduciary duties.

Restrictions that PFL and PMI believe minimize the likelihood that PFL would be substantively consolidated with PMI in the event of PMI’s bankruptcy and thus have its assets subjected to claims of PMI’s creditors include the following (“separateness covenants”):

•	PFL is required to maintain its own books and records and bank accounts separate from those of PMI or any other person;
•	PFL is required at all times to hold itself out to the public and all other persons as a legal entity separate from PMI and any other person;
•	PFL is required to have a board of directors separate from that of PMI and any other person;
•	PFL is required to file its own tax returns, if any, as may be required under applicable law, to the extent it is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and it must pay any taxes so required to be paid under applicable law;

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•	Except as contemplated by the agreements it enters into in connection with its permissible activities, PFL may not commingle its assets with assets of PMI or any other person and maintain its funds and other assets such that they shall be separately identified and segregated from those of PMI and any other person;
•	PFL is required to conduct its business in its own name so as not to mislead third parties as to the identity of the entity with which such third parties are dealing and to strictly comply with all organizational formalities to maintain its separate existence;
•	PFL is required to maintain separate financial statements and ensure that such financial statements indicate (in the notes thereto or otherwise) the separate existence of PFL and PMI and their respective assets and liabilities and, to the extent the assets and liabilities of PFL are represented on the financial statements of PMI, ensure that such financial statements indicate (in the notes thereto or otherwise) the separate existence of PFL and PMI and their separate assets and liabilities;
•	PFL is required to pay its operating expenses and its own liabilities only out of its own funds and not from the funds of any other person;
•	PFL is required to maintain an arm’s length relationship with PMI and its other affiliates and to ensure that all transactions between PFL and its affiliates are on terms and conditions that are not materially more favorable to the affiliate than the terms and conditions that would be expected to have been obtained under similar circumstances from a non-affiliate;
•	PFL is required to pay the salaries of its own employees, if any;
•	PFL is prohibited from holding out its credit or assets as being available to satisfy the obligations of others;
•	PFL is required to allocate fairly and reasonably any overhead for shared office space and pay for its share of such overhead;
•	PFL is required, so as not to mislead third parties as to the identity of the entity with which such third parties are dealing, to maintain and utilize separate stationery, invoices and checks;
•	Except as contemplated by the agreements it enters into in connection with its permissible activities, PFL is prohibited from pledging its assets for the benefit of any other person;
•	PFL is required to correct any known misunderstanding regarding its separate identity;
•	PFL is required to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
•	PFL is required to ensure that it does not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other person;
•	PFL is required to ensure that it will not conceal from creditors any of its assets or participate in concealing the assets of any other person or entity;
•	PFL’s board of directors is required to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions, and PFL is required to observe all other Delaware limited liability company formalities;
•	PFL is prohibited from acquiring any securities of PMI (other than the purchase or other acquisition of certain borrower payment dependent notes issued by PMI and the related Borrower Loans); and
•	PFL’s directors, officers, agents and other representatives are required to act at all times with respect to PFL consistently and in furtherance of the foregoing and in PFL’s best interests.

In addition, as described below under “Information About Prosper Marketplace, Inc.-Relationship with Prosper Funding LLC,” PMI has adopted resolutions limiting its own activities and interactions with PFL in order further to minimize the likelihood that PFL would be substantively consolidated with PMI in the event of PMI’s bankruptcy.

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Substantive consolidation is a judicially developed equitable doctrine that permits a bankruptcy court, in appropriate circumstances, to disregard the legal separateness of a debtor and a related entity, which may or may not itself be a debtor in bankruptcy, and merge their respective assets and liabilities for bankruptcy purposes. Substantive consolidation typically results in the pooling of all assets and liabilities of the entities to be consolidated, the satisfaction of liabilities from the resulting common fund of assets, and the elimination of all duplicate and inter-entity claims. While the formulation for the standard to apply in determining whether two or more entities should be substantively consolidated in bankruptcy has varied somewhat as among the different courts that have considered such cases, the three most commonly cited tests are as follows:

•	The proponent seeking substantive consolidation must establish either (1) the entities pre-petition disregarded their separateness so significantly that their creditors relied on the breakdown of entity borders and treated them as one legal entity, or (2) post-petition that the assets and liabilities of the entities are so entangled that separating them is prohibitive and hurts all creditors.
•	The court must determine (1) whether all creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit or (2) whether the affairs of the two entities are so entangled that consolidation will benefit all creditors.
•	The proponent of consolidation must make a prima facie case demonstrating that (1) there is substantial identity between the entities to be consolidated and (2) consolidation is necessary to avoid some harm or to realize some benefit. Once the proponent for consolidation has made this showing, the burden shifts to an objecting creditor to show that (1) it has relied on the separate credit of one of the entities to be consolidated and (2) it will be prejudiced by substantive consolidation.

Adherence to the separateness covenants by both PFL and PMI should negate any argument that the respective assets of PFL and PMI are impermissibly entangled or impossible to separate. It should be neither difficult nor costly to ascertain the respective assets and liabilities of PFL and PMI.

Similarly, creditors of PMI should not be able to demonstrate that they dealt with PMI and PFL as a single economic unit, and creditors of PFL are not relying on PMI for either the payment of PFL’s Notes or the performance of PFL’s obligations under the agreements PFL enters into in connection with its permissible activities (other than PMI’s performance, for PFL’s benefit, of PMI’s obligations under the Administration Agreement, and PMI’s own indemnification obligations referred to below). Upon commencement of PFL’s offering of the Notes, (1) the website through which PMI previously operated the marketplace was modified to clearly indicate that borrower members and investor members are dealing with PFL and not PMI, (2) all new borrower registration agreements and lender registration agreements are entered into with PFL and not PMI and clearly indicate that PFL is the party with whom borrower and investor members are transacting, and (3) all agreements with third parties (such as WebBank, FOLIOfn Investments, Inc. and a back-up servicer) have been modified such that the rights and obligations of PMI under such agreements, formerly applicable to the period when PMI operated the marketplace, have been assigned to and assumed by PFL (other than certain indemnification obligations in favor of third parties that will be retained by PMI, and certain other miscellaneous provisions which should not expose PMI to financial liability).

Accordingly, all of PFL’s creditors should clearly understand that they are looking to PFL for the payment and performance of PFL’s obligations to them, and that PMI is not liable to them for PFL’s obligations. PFL and PMI believe the purchasers of Notes will clearly be relying on PFL being a legal entity separate and distinct from PMI in making their investment decisions and would be materially prejudiced if PFL were substantively consolidated with PMI. Once PFL commences its offering of the Notes, PMI will no longer be obligated to third parties under the agreements related to operating the marketplace except as noted above. There should not be creditors of PMI who would be successful in arguing that they relied on PFL’s assets and creditworthiness in extending credit to PMI. Finally, all relevant legal formalities required to support PFL’s legal existence as a Delaware limited liability company separate and distinct from PMI will be strictly observed. Certain hardware and agreements relevant to the development, maintenance and use of the marketplace, including in relation to the origination, funding and servicing of Borrower Loans, and the issuance, funding and payment of the Notes, were not transferred or assigned to PFL by PMI as described above under “Information About Prosper Funding LLC- Overview.” Although such retention of hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of PMI and PFL (or their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of PMI (because of or during its bankruptcy or otherwise) would materially impair and delay the ability of PFL or a back-up servicer to retrieve data and information in the possession of PMI and to operate the marketplace or elements thereof relevant to loan and Note servicing.

Potential Business Strengths

PFL believes that the following business strengths differentiate PFL from competitors and are key to its success:

Scalable Operating Infrastructure: The marketplace allows PFL to economically acquire and service Borrower Loans and Notes, and allows WebBank to efficiently originate and fund such loans. The marketplace is both flexible and highly scalable;

Proprietary Risk Management Capabilities: PMI has developed a proprietary risk model based on P2P specific performance data, which allows PMI to accurately gauge the riskiness of applicants and will allow investor members to earn attractive risk adjusted returns;

Management Team: PFL has a management team with experience in a broad set of areas that are essential to the operation of a P2P business. These areas include but are not limited to risk management, fraud detection, loan servicing operations, technology development, data management, financial controls, securities regulation, compliance, customer management and website development;

Open access: PFL allows individuals with a wide range of credit characteristics to apply for loans; and

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Transparency and data availability: By making all transactions on the marketplace visible and available electronically for analysis, PFL allows its members to better understand its marketplace and make better decisions about their activity.

The marketplace provides a number of benefits to borrower members. PFL and PMI believe the key features of the marketplace are the following:

•	better interest rates than those available from traditional banks;
•	24-hour online availability to initiate a loan listing;
•	convenient, electronic payment processing; and
•	amortizing, fixed rate loans, which represent a more responsible way for consumers to borrow than revolving credit facilities.

Corporate History

PFL was formed in the State of Delaware in February 2012. Its principal executive offices are located at 221 Main Street, 3rd Floor, San Francisco, California 94105. Its telephone number at that location is (415) 593-5400. Its website address is www.prosper.com. The information contained on its website is not incorporated by reference into this prospectus.

Marketing

Our sales and marketing efforts are designed to attract individuals and institutions to our marketplace, to enroll them as members and to have them understand and utilize the services for borrowing or investing. We employ a wide range of marketing channels to reach potential customers and build our brand and value proposition. These channels include word-of-mouth referrals, online marketing, direct mail, radio campaigns, partners and affiliates, emails, and public media. We are constantly seeking new methods to reach more potential members, while testing and optimizing the end to end customer experience.

For the twelve months ended December 31, 2014 and 2013, Prosper spent approximately $42.0 million and $16.7 million, respectively, on sales and marketing. Each marketing effort is measured, analyzed and optimized to improve scale and efficiency in each channel. Through optimization of targeting efforts, Prosper will shift marketing costs to efficient channels to balance the mix of growth and efficiency in marketing activities in subsequent quarters.

Technology

The system hardware for the marketplace, which is owned by PMI, is located in a hosting facility in San Francisco, California, owned and operated by Digital 365 Main, LLC under an agreement that expires in August 2015. Generally, unless PMI or Digital 365 Main, LLC delivers a termination notice, the agreement is automatically renewable for three year terms. The facility provides around-the-clock security personnel, video surveillance and is serviced by onsite electrical generators and fire detection and suppression systems. The facility has multiple interconnects to the Internet, and Internap Network Services Corporation is the Internet service provider for the marketplace. It also maintains a secure off-site backup.

PMI owns all of the hardware deployed in support of the marketplace. PMI continuously monitors the performance and availability of the marketplace. The infrastructure is scalable and utilizes standard techniques such as load-balancing and redundancies.

The marketplace utilizes proprietary accounting software to process electronic cash movements, record book entries and calculate cash balances in members’ funding accounts. PMI processes electronic deposits and payments by originating ACH transactions. This software puts these transactions in the correct ACH transaction data formats and makes book entries between individual members’ accounts using a Write-Once-Read-Many (WORM) ledger system.

PFL has entered into a back-up servicing agreement with First Associates Loan Servicing, LLC (“First Associates”), a loan servicing company that is willing and able to transition servicing responsibilities in the event that PFL and/or PMI are no longer able to service the Borrower Loans. First Associates is a financial services company that has entered into numerous successor loan servicing agreements. It is unlikely that First Associates would be able to perform functions other than servicing the existing Borrower Loans and Notes. See “Risk Factors-Arrangements for back up servicing are limited. If PMI fails to maintain operations, you may experience a delay and increased cost in respect of your expected principal and interest payments on your Notes, and PFL may be unable to collect and process repayments from borrowers.”

Scalability

The marketplace is designed and built as a highly scalable, multi-tier, redundant system. It incorporates technologies designed to prevent any single point of failure within the data center from taking the entire system offline. This is achieved by utilizing load-balancing technologies at the front end and business layer tiers and clustering technologies in the back-end tiers to allow scaling both horizontally and vertically depending on marketplace utilization. In addition, the core network load-balancing, routing and switching infrastructure is built with fully redundant hardware and sub-second failover between those devices.

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Data integrity and security

We transmit all sensitive data to and from customers and service providers using a secure transport protocol. Communication of sensitive data via the website to customers is secured utilizing SSL 256-bit enable encryption certificates provided by DigiCert, Inc. Communication of sensitive data with service providers is secured utilizing authenticated VPN, SSL 256-bit encryption and SSH protocols depending on the service providers’ requirements. Storage of sensitive data is encrypted utilizing AES 256-bit and 3DES 168-bit cryptographic ciphers, depending upon the service providers’ requirements and internal storage policies. Access to the data by PMI personnel is restricted based upon a least-privilege principle such that employees have access only to the information and systems needed to perform their function. In the event of disaster, data is repeatedly stored securely offsite using strong multi-factor encryption on each object with a unique key, which is further encrypted with rotating master key. PMI protects the security of the marketplace using a multilayered defense strategy incorporating several different security technologies and points of monitoring. At the perimeter of the network, multi-function security technologies implement firewall, intrusion prevention, anti-virus and anti-spam threat management techniques. Internally, the network and hosts are segmented by function with another layer of firewalls and traffic inspection devices. At the host level, the marketplace utilizes host based intrusion prevention, anti-virus, anti-spyware, and application control systems. Logging and monitoring for the network security devices is done in real-time with notifications to the appropriate staff upon any suspicious event or action that requires attention. Logging and monitoring of host systems is done in real-time to a centralized database with web based reporting and additional notification to the appropriate staff for any remediation.

Fraud detection

We consider fraud detection to be of utmost importance to the successful operation of the marketplace. We employ a combination of proprietary technologies and commercially available licensed technologies and solutions to prevent and detect fraud. We employ techniques such as knowledge based authentication, or KBA, out-of-band authentication and notification, behavioral analytics and digital fingerprinting to prevent identity fraud. We use services from third-party vendors for user identification, credit checks and for checking customer names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC). In addition, we use specialized third-party software to augment our identity fraud detection systems. In addition, we have a dedicated team which conducts, additional investigations of cases flagged for high fraud risk. See “About the Marketplace-Borrower Identity and Financial Information Verification” for more information. We also enable investor members to report suspicious activity, which we may then evaluate further.

Engineering

We have made substantial investment in software and website development and we expect to continue to make significant investments in software and website development. In addition to developing new products and maintaining an active online deployment, our technology team also performs technical competitive analysis as well as systematic product usability testing. As of March 31, 2015, PMI’s technology group consisted of seventy three five full time employees. Those resources will be made available to PFL pursuant to the Administration Agreement.

Competition

The market for peer-to-peer lending is competitive and rapidly evolving. We believe the following are the principal competitive factors in the peer-to-peer lending market:

•	fee structure;
•	website attractiveness;
•	member experience, including Borrower Loan funding rates and investor returns;
•	acceptance as a social network;
•	branding; and
•	ease of use.

Our primary competitors are major credit card issuers, such as JPMorgan Chase Bank, Bank of America and Citibank, other commercial banks, savings banks and consumer finance companies. We also face competition from other peer-to-peer marketplaces such as LendingClub.

We may also face future competition from new companies entering the market, which may include large, established companies, such as eBay Inc., Google Inc. or Yahoo! Inc. These companies may have significantly greater financial, technical, marketing and other resources and may be able to devote greater resources to the development, promotion, sale and support of their consumer marketplaces. These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. These potential competitors may have more extensive potential borrower bases. In addition, these potential competitors may have longer operating histories and greater name recognition. Moreover, if one or more of these competitors were to merge or partner with another competitor or a new market entrant, the change in competitive landscape could adversely affect our ability to compete effectively.

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Intellectual Property

We rely on a combination of copyright, trade secret, trademark, and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. In addition, we believe the following factors help us to maintain a competitive advantage with respect to intellectual property:

•	the technological skills of our software and website development personnel who developed our marketplace;
•	frequent enhancements to our marketplace; and
•	high levels of member satisfaction.

Our competitors may develop products that are similar to our technology. We enter into confidentiality and other written agreements with our employees, consultants and service providers, and through these and other written agreements, attempt to control access to and distribution of the software, documentation and other proprietary technology and information. Despite these efforts to protect our proprietary rights, third parties may, in an authorized or unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop a product with the same functionality. Policing all unauthorized use of intellectual property rights is nearly impossible. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriations of our technology or intellectual property rights.

Employees

PFL does not have any employees. As of March 31, 2015, PMI employed 347 full-time employees. Of these employees:

•	133 were in origination and servicing
•	57 were in sales and marketing
•	73 were in engineering
•	84 were in general and administrative.

None of PMI’s employees are represented by labor unions. PMI has not experienced any work stoppages and PFL and PMI believe that PMI’s relations with its employees are good.

PMI expects to improve its operating efficiency going forward, but it also intends to increase its employee headcount as the marketplace’s investor and borrower bases expand.

Facilities

PFL does not lease or own any real property or equipment. Its headquarters is located in San Francisco, California, where PMI leases office space under a lease that will expire February 28, 2023. PMI also leases office space in Phoenix, Arizona under a lease that expires on June 30, 2022. PMI leases a co-location facility under a non-cancelable operating lease that expires in August 2015. PFL believes that its facilities are adequate to meet its current needs and that suitable additional alternative spaces will be available in the future on commercially reasonable terms.

Legal Proceedings

Neither PFL nor PMI is currently subject to any material legal proceedings. PFL is not aware of any litigation matters which have had, or are expected to have, a material adverse effect on it. For more information see “Risk Factors- Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes” -PMI faces a contingent liability for securities law violations in respect of Borrower Loans sold to its investor members from inception until October 16, 2008. This contingent liability may impair its ability to perform its obligations under the Administration Agreement”.

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INFORMATION ABOUT PROSPER MARKETPLACE, INC.

See “Item 1. Business” beginning on page 6 of PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus.

PMI’s Duties Under the Administration Agreement

PMI is a Delaware corporation whose principal office is located at 221 Main Street, 3rd Floor, San Francisco, CA 94105. PFL has entered into an Administration Agreement with PMI, pursuant to which PFL has engaged PMI to provide certain corporate administration services, marketplace administration services and to service all Borrower Loans and Notes. This prospectus refers to PMI in its separate capacities under the Administration Agreement as follows: (i) in its capacity as the party providing the corporate administration services, as the “Corporate Administrator,” (ii) in its capacity as the party providing the marketplace administration services, as the “Loan Marketplace Administrator” and (iii) in its capacity as the party providing the servicing to all Borrower Loans and Notes, as the “Loan and Note Servicer.”

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In its capacity as Corporate Administrator, PMI oversees the daily business operations of PFL and provides a number of related administrative services. Among other matters, the Corporate Administrator’s duties include:

•	administering PFL’s day-to-day operations, including paying (solely from PFL’s funds) Prosper Funding’s fees and expenses,
•	giving notices and communications in PFL’s behalf as PFL may be required to give from time to time under its various agreements,
•	maintaining PFL’s general accounting records and preparing monthly, quarterly and annual financial statements as may be necessary or appropriate,
•	retaining in PFL’s behalf an accounting firm to audit PFL’s year-end financial statements,
•	preparing and filing PFL’s income, franchise or other tax returns,
•	causing to be paid (solely from PFL’s funds) any taxes required to be paid by PFL,
•	not knowingly causing PFL to engage in any activity that would cause PFL to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States,
•	retaining on PFL’s behalf outside counsel,
•	reviewing and analyzing any agreements entered into by PFL and establishing, in consultation with PFL, operating procedures to enable PFL to comply with the terms of such agreements,
•	providing recordkeeping and maintenance to maintain PFL’s limited liability company existence,
•	preparing resolutions for consideration by PFL’s board of directors in accordance with its limited liability company agreement,
•	preparing and having executed and filed all documents necessary to qualify PFL to do business in any jurisdiction in which such qualification is necessary or appropriate,
•	in conjunction with PFL’s counsel, monitoring compliance with licensing requirements and applicable laws,
•	receiving notices on PFL’s behalf,
•	notifying PFL of the institution of any action, suit or proceeding against, or regulatory investigation of, PFL,
•	establishing and maintaining all necessary bank accounts of PFL and managing PFL’s cash in accordance with the terms and provisions of PFL’s material contracts,
•	notifying PFL, to the extent the Corporate Administrator has actual knowledge thereof, of any failure of a party to a material agreement to perform any of its obligations with respect to PFL, and
•	from time to time taking at PFL’s expense such actions as PFL may reasonably request, or as the Corporate Administrator deems appropriate.

In its capacity as Loan Marketplace Administrator, PMI manages the marketplace and provides a number of related services. Among other matters, the Loan Marketplace Administrator’s duties include:

•	managing, maintaining and operating the marketplace,
•	the issuance, sale and payment of the Notes,
•	PFL’s purchase of Borrower Loans,
•	the operation of www.prosper.com, and
•	the payment (solely from PFL’s funds) of related fees and expenses.

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Among other things, the Loan Marketplace Administrator assists PFL with the issuance and sale of the Notes, the posting and funding of Borrower Loans (including reviewing the eligibility of applicants to participate on the marketplace and performing the applicant verification processes described herein) and manages the posting of listings on the website. The Loan Marketplace Administrator also assigns a Prosper Rating and an interest rate to each listing. See “About the Marketplace” for more information.

In its capacity as Loan and Note Servicer, PMI has agreed to service each Borrower Loan and the corresponding Notes. The Loan and Note Servicer is required at all times to use commercially reasonable efforts to service and collect the Borrower Loans in accordance with industry standards customary for loans of the same general type and character, in each case (i) in accordance with all applicable laws, and (ii) without regard to (A) any relationship that the Loan and Note Servicer or its affiliates may have with the applicable borrower or Note holder, or (B) the Loan and Note Servicer’s right to receive compensation for its services. This standard of care applicable to the Loan and Note Servicer is called the “Servicing Standard.” Subject to the Servicing Standard, the Loan and Note Servicer has full power and authority to take any actions in connection with the servicing and administration of the Borrower Loans that the Loan and Note Servicer deems to be necessary or desirable. The Loan and Note Servicer may act alone or through agents, but will remain responsible for the proper performance of its duties by any agents it appoints. PFL’s ability to collect payments on the Borrower Loans, and therefore the amount of payments received by the holders of Notes, will be dependent upon the Loan and Note Servicer’s performance of its duties under the Administration Agreement.

PMI will in no event be responsible to make payments from its own funds on any Notes or other obligations of the Company. See “Summary of Indenture, Form of Notes and Administration Agreement-Administration Agreement” for more information.

Relationship with PFL

PFL is a wholly-owned subsidiary of PMI. As PFL’s sole member, PMI selects all of PFL’s directors, subject to the requirement that PFL have two independent directors as long as any Note is outstanding. Three of PFL’s directors-Stephan Vermut, Aaron Vermut and Ronald Suber-are officers of PMI. All of PFL’s officers are also officers of PMI.

PFL is required by the LLC Agreement to indemnify PMI and any employee, representative, agent or affiliate of PMI (collectively, the “Covered Persons”), for any Covered Loss incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of PFL and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person, except for any act or omission that constitutes gross negligence or willful misconduct. The term “Covered Loss” includes any loss, damage or claim incurred by (i) PMI solely in its capacity as PFL’s sole member (and not in its capacity as Loan and Note Servicer or otherwise pursuant to the Administration Agreement) or (ii) any other Covered Person when acting on behalf of PMI in its capacity as PFL’s sole member. Covered Losses do not include any loss, damage or claim for which PMI separately would be required to indemnify PFL under the Administration Agreement or any other contract. PFL is required to make indemnification payments only from funds that are not required to be applied to payments on the Notes and that are not needed to make current payments to third parties.

Moreover, PMI has adopted resolutions to govern its relationship with PFL. According to its resolutions, PMI shall:

•	Maintain and utilize separate stationery or letterhead, invoices and checks from PFL;
•	Maintain its own books, records and bank accounts separate from those of PFL;
•	Pay its operating expenses and own liabilities only out of its own funds, and not from the funds of PFL (other than those distributed to PMI as member thereof in a manner consistent with the limited liability company agreement of PFL and PFL’s other material contracts) and not fund the operating expenses or liabilities of PFL out of the funds of PMI;
•	Not guarantee, hold itself out as being liable for or pledge or commit its assets or credit to secure or fund payment of the obligations or liabilities of PFL, and not cause PFL to guarantee, hold itself out as being liable for or pledge or commit its assets or credit to secure or fund payment of the obligations or liabilities of PMI;
•	Not commingle its assets with assets of PFL, and not utilize the assets of PFL as if they were assets of PMI, but instead maintain its funds and other assets separately identified and segregated from those of PFL;
•	File its own tax returns and pay its own taxes, if any, as may be required under applicable law, except to the extent that applicable law requires PMI to file tax returns that include PFL in the consolidated tax returns of PMI;
•	Produce and maintain separate financial statements and reports and ensure that such financial statements and reports appropriately indicate (in the notes thereto or otherwise) the separate existence of PMI and PFL and their respective assets and liabilities, and to the extent the assets and liabilities of PFL are represented in the consolidated financial statements of PMI, ensure that such financial statements appropriately indicate (in the notes or otherwise) the separate existence of PMI and PFL and their separate assets and liabilities;

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•	Ensure that all agreements, contracts and transactions between PMI and PFL are on terms and conditions that are not materially more favorable to PMI or PFL than the terms and conditions that would be expected to have been obtained under similar circumstances, from a party not affiliated with PMI or PFL (particularly including terms and conditions relating to compensation or consideration payable by one to the other, indemnification, exclusivity, rights of first offer, term and termination);
•	Not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of PFL or to cause PFL to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of PFL; and
•	Not sell any of its securities to PFL (other than the transfer of certain direct loans originated through the marketplace prior to the transfer of the same to PFL).

The resolutions also provide that to avoid any confusion by third parties with respect to the separate existence, operation, assets and credit and other obligations and liabilities of PMI and PFL, PMI shall observe the following additional principles:

•	PMI shall, at all times, in its public filings, press releases, websites and otherwise, hold itself out to the public and all other persons and entities as a legal entity separate from PFL and cause PFL to hold itself out to the public and all other persons and entities as a legal entity separate from PMI;
•	PMI shall conduct its business in its own name so as not to mislead third parties as to the identity of the entity with which such third parties are dealing and strictly comply with all organizational formalities and the principles listed in these resolutions to maintain its separate existence;
•	To the extent that PMI acts as an agent for or on behalf of PFL pursuant to any administrative services, servicing or other agreement or arrangement, PMI shall take reasonable steps to ensure that third parties understand that PMI is acting in such capacity for or on behalf of PFL and not for itself or its own account; and
•	PMI shall take prompt and reasonable action to correct any known misunderstanding regarding the separateness of its legal identity, assets, credit, obligations and liabilities from those of PFL.

PMI Fees

PFL has agreed to compensate PMI with three fees for its various roles and related services under the Administration Agreement.

First, PFL owes PMI, in its capacity as Corporate Administrator, a monthly corporate administration fee for its administrative services in overseeing the daily business operations of PFL (the “PMI Corporate Administration Fee”). This monthly fee is equal to 50% of the compensation and benefits costs of the legal and accounting personnel of PMI; provided that, in the case of the last payment of the PMI Corporate Administration Fee due under the Administration Agreement, the amount due shall be pro-rated by the number of days from the last monthly fee payment date and the date on which the Corporate Administrator stopped providing the corporate administrative services specified in the Administration Agreement.

Second, PFL owes PMI, in PMI’s capacity as Loan Marketplace Administrator, a monthly marketplace administration fee for its services in managing the marketplace (the “PMI Loan Marketplace Servicing Fee”). This fee is equal to the product of $112.50 and the number of Borrower Loans funded since the last monthly fee payment date.

Third, PFL owes PMI, in PMI’s capacity as Loan and Note Servicer, a monthly fee for its services in servicing the Borrower Loans (such fee, together with the PMI Corporate Administration Fee and the PMI Loan Marketplace Servicing Fee, the “PMI Fees”). This fee is equal to 90% of all servicing fees collected from Note holders by or on behalf of PFL and 100% of all non-sufficient funds fees collected from Note holders by or on behalf of PFL since the last monthly fee payment date.

PMI’s Historical Performance

See “About the Marketplace-Historical Performance of Borrower Loans” for information regarding PMI’s historical performance.

PMI’s Prior Operating Structure

From the launch of the marketplace in February 2006 until October 16, 2008, the operation of the marketplace differed from the structure described in this prospectus, and PMI did not offer borrower payment dependent notes. Instead, the marketplace allowed investor members to purchase, and take assignment of, Borrower Loans directly. Borrower Loans resulting from listings posted prior to April 15, 2008 were made by PMI; loans resulting from listings posted on or after April 15, 2008 were made by WebBank and then sold and assigned to PMI. In each case, PMI then sold and assigned such loans to the investor members who were winning bidders for the loans. Under this structure, a borrower executed a separate promissory note for each winning bid that was placed on the borrower’s listing in the amount of that bid, which note was then sold and assigned by PMI to the investor member who made the bid, subject to PMI’s right to service the loans. In addition, the Prosper Rating system did not exist during this period. Instead, PMI assigned one of seven letter credit grades to listings based on the borrower’s credit score.

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In October 2008, due to legal uncertainties relating to the sales of notes offered through this prior marketplace structure, and as a result of discussions with the SEC and various state securities regulators, PMI decided to suspend note sales and restructure the marketplace. Shortly after that, PMI filed a registration statement with the SEC to cover its sale of loan notes under a revised marketplace structure, which is the structure that is still in place today.

From October 16, 2008 until July 13, 2009, PMI did not offer investor members the opportunity to purchase notes on the marketplace and PMI did not accept new investor registrations. PMI continued to service all previously-funded Borrower Loans, and investor members had the ability to access their accounts, monitor their Borrower Loans and withdraw available funds. During this period, borrowers could still request loans, but those loan requests were forwarded to companies that had a pre-existing relationship with PMI that could make or facilitate a loan to the borrower.

For a brief period between April 28, 2009 and May 8, 2009, PMI’s wholly owned subsidiary Prosper Loans Marketplace, Inc. (which has subsequently been dissolved) conducted an intrastate offering under Section 3(a)(11) of the Securities Act to California residents only. PMI originated thirteen loans in connection with this offering, but did not sell any of the related notes. Prior to the sale of these notes, the SEC expressed concerns that the offering might violate provisions of the Securities Act. Upon learning of these concerns, PMI terminated the offering and informed the winning bidders on the thirteen loans that were made that the notes could not be sold to them. PMI’s termination of these notes sales was based on its representation and warranty in the investor registration agreement that it had complied in all material respects with applicable law in connection with the offer and sale of all notes.

The SEC declared PMI’s registration statement effective on July 10, 2009 and PMI commenced its offering of notes on July 13, 2009. PMI’s historical financial results and much of the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflects the structure of the lending marketplace and PMI’s operations prior to July 13, 2009. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Prosper Marketplace, Inc.” located elsewhere in this prospectus.

Securities Law Compliance

From PMI’s commencement of operations in February 2006 through October 16, 2008, it sold approximately $178.0 million of loans to its investor members through an operating structure that involved the sale and assignment of promissory notes directly to investor members. PMI did not register the offer and sale of these promissory notes under the Securities Act or under the registration or qualification provisions of any state securities laws. In PMI’s view, analyzing whether or not the operation of the marketplace involved an offer or sale of a “security” involved a complicated factual and legal analysis and was uncertain. If the sales of promissory notes offered through the marketplace were viewed as a securities offering, PMI may have failed to comply with the registration and qualification requirements of federal and state law and PMI’s investor members who held these promissory notes may be entitled to rescission of unpaid principal, plus statutory interest. Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year from the violation, although the statute of limitations period under various state laws may be for a longer period of time. Due to the legal uncertainty regarding the sales of promissory notes offered through the marketplace under PMI’s prior operating structure, and as a result of discussions with the SEC and various state securities law administrators, PMI decided to restructure its operations to resolve such uncertainty. PMI began implementation of this decision on October 16, 2008, when it ceased offering investor members the opportunity to make loan purchases on the marketplace, ceased accepting new investor member registrations and ceased allowing new loan purchase commitments from existing investor members. Furthermore, pursuant to this decision, PMI filed a prospectus, and registration statement of which it formed a part, with the SEC, in which PMI described the restructuring of its operations and its new operating structure. PMI resumed transactions with investor members starting July 13, 2009. PMI’s decision to restructure its operations and cease sales of promissory notes offered through the marketplace effective October 16, 2008 limited this contingent liability, under federal law, so that it only related to the period from February 2006 until October 16, 2008.

On April 21, 2009, PMI and the North American Securities Administrators Association (“NASAA”) reached agreement on the terms of a model consent order between PMI and the states in which it, under its initial platform structure, offered promissory notes for sale directly to investor members prior to November 2008. The consent order involves payment by PMI of up to an aggregate of $1 million in penalties, which have been allocated among the states based on PMI’s promissory note sale transaction volume in each state prior to November 2008. A state that enters into a consent order receives its portion of the $1 million in exchange for its agreement to terminate, or refrain from initiating, any investigation of our promissory note sale activities prior to November 2008. Penalties are paid promptly after a state enters into a consent order. NASAA has recommended that each state enter into a consent order; however, no state is obliged to do so, and there is no deadline by which a state must make its decision. PMI is not required to pay any portion of the penalty to those states that do not elect to enter into a consent order. If a state does not enter into a consent order, it is free to pursue its own remedies against PMI, subject to any applicable statute of limitations. As of March 31, 2015, PMI has entered into consent orders with 34 states and has paid an aggregate of $0.47 million in penalties to those states. As of March 31, 2015 and December 31, 2014, PMI has accrued approximately $0.25 million and $0.25 million, respectively, in connection with the contingent liability associated with the states that have not entered into consent orders, in accordance with ASC Topic 450, Contingencies. See “Risk Factors-Risks Related to PFL and PMI, Our Marketplace and Our Ability to Service the Notes- PMI faces a contingent liability for securities law violations in respect of Borrower Loans sold to its investor members from inception until October 16, 2008. This contingent liability may impair its ability to perform its obligations under the Administration Agreement” for more information.

The change in the operation of PMI’s marketplace, the resulting litigation, as well as PMI’s adoption of new accounting pronouncements, have had a significant impact on PMI’s financial statements and results of operations for periods following September 13, 2009. For more information, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, pages 64 to 73, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of PFL and PMI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, pages 36 to 52, which are incorporated by reference into this prospectus.

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GOVERNMENT REGULATION

Overview

The lending and securities industries are highly regulated. We, the Notes and the Borrower Loans are subject to extensive and complex rules and regulations. We also are subject to licensing and examination by various federal, state and local government authorities. These authorities impose obligations and restrictions on our activities and the Borrower Loans made and Notes issued through our marketplace. In particular, these rules limit the fees that may be assessed on the Borrower Loans, require extensive disclosure to, and consents from, borrower members and borrowers, prohibit discrimination and impose multiple qualification and licensing obligations on marketplace activities. Failure to comply with these requirements may result in, among other things, revocation of required licenses or registration, loss of approved status, voiding of loan contracts, indemnification liabilities to contract counterparties, class action lawsuits, administrative enforcement actions and civil and criminal liabilities. While compliance with such requirements is at times complicated by our novel business model, we believe we are in substantial compliance with these rules and regulations. These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on our compliance efforts and ability to operate.

Regulation and Consumer Protection Laws

State and Federal Laws and Regulations

State Licensing Requirements. We hold licenses in a number of states and are otherwise authorized to conduct activities on a uniform basis in all other states and the District of Columbia, with the exceptions of Iowa, Maine, North Dakota and Pennsylvania. We are subject to supervision and examination by the state regulatory authorities that administer the state lending laws. The licensing statutes vary from state to state and prescribe or impose different recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review.

Section 521 of the Depository Institution Deregulation and Monetary Control Act of 1980 (“DIDA”) and Section 85 of the National Bank Act (“NBA”), federal case law interpreting the NBA such as Tiffany v. National Bank of Missouri and Marquette National Bank of Minneapolis v. First Omaha Service Corporation and FDIC advisory opinion 92-47 permit FDIC-insured depository institutions, such as WebBank, to “export” the interest rate permitted under the laws of the state where the bank is located, regardless of the usury limitations imposed by the state law of the borrower’s residence unless the state has chosen to opt out of the exportation regime. WebBank is located in Utah, and Title 70C of the Utah Code does not limit the amount of fees or interest that may be charged by WebBank on loans of the type offered through our marketplace. Only Iowa and Puerto Rico have opted out of the exportation regime under Section 525 of DIDA and we do not operate in either jurisdiction. However, we believe that if a state in which we did operate opted out of rate exportation that judicial interpretations support the view that such opt outs only apply to loans “made” in those states. If a Borrower Loan made through our marketplace was deemed to be subject to the usury laws of a state that has opted-out of the exportation regime, we could become subject to fines, penalties, possible forfeiture of amounts charged to borrowers and we may decide not to facilitate the origination of Borrower Loans through our marketplace in that applicable jurisdiction, which may adversely impact our growth.

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The Dodd-Frank Wall Street Reform and Consumer Protection Act. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act contains a number of provisions that could substantially affect our business including:

•	creating the Consumer Financial Protection Bureau (the “CFPB”), a new agency responsible for administering and enforcing laws and regulations relating to consumer financial products and services;
•	making it unlawful for any provider of consumer financial products or services or a service provider to engage in any unfair, deceptive or abusive act or practice, and giving the CFPB rule-making and enforcement authority to prevent unfair, deceptive or abusive acts or practices in connection with any transaction with a consumer for a consumer financial product or service, or the offering of a consumer financial product or service; and
•	transferring rulemaking and enforcement authority to the CFPB with respect to most federal consumer lending laws and regulations, including the Truth-in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and the Electronic Funds Transfer Act and their respective implementing regulations.

Truth-in-Lending Act. The federal Truth-in-Lending Act (“TILA”), and Regulation Z, which implements TILA, require investors to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions. These rules apply to WebBank as the creditor for Borrower Loans facilitated through our marketplace, but because the transactions are carried out on our hosted website, we facilitate compliance. For closed-end credit transactions of the type provided through our marketplace, these disclosures include providing the annual percentage rate, the finance charge, the amount financed, the number of payments and the amount of the monthly payment. The creditor must provide the disclosures before the Borrower Loan is closed. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. Our marketplace provides borrowers with a TILA disclosure prior to the time a Borrower Loan is originated. We also seek to comply with TILA’s disclosure requirements related to credit advertising.

Equal Credit Opportunity Act. The federal Equal Credit Opportunity Act (“ECOA”) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, or the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants and from making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply both to a lender such as WebBank as well as to a party such as ourselves that regularly participates in a credit decision. Investors may also be subject to the ECOA in their capacity as purchasers of Notes, if they are deemed to regularly participate in credit decisions. In the underwriting of Borrower Loans through our marketplace, both WebBank and we seek to comply with ECOA’s provisions prohibiting discouragement and discrimination. ECOA also requires creditors to provide consumers with timely notices of adverse action taken on credit applications. WebBank and we provide prospective borrowers who apply for a Borrower Loan through our marketplace but are denied credit with an adverse action notice in compliance with applicable requirements (see also below regarding “Fair Credit Reporting Act”).

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Fair Credit Reporting Act. The Federal Fair Credit Reporting Act (“FCRA”), administered by the Federal Trade Commission, promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies. FCRA requires a permissible purpose to obtain a consumer credit report, and requires persons to report loan payment information to credit bureaus accurately. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report. WebBank and we have a permissible purpose for obtaining credit reports on potential borrowers and WebBank and we also obtain explicit consent from borrowers to obtain such reports. As the servicer for the Borrower Loan, we accurately report Borrower Loan payment and delinquency information to appropriate reporting agencies. We provide an adverse action notice to a rejected borrower on WebBank’s behalf at the time the borrower is rejected that includes all the required disclosures. We have implemented an identity theft prevention program.

Fair Debt Collection Practices Act. The Federal Fair Debt Collection Practices Act (“FDCPA”) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on creditors who collect their own debts. Our agreement with our investors prohibits investors from attempting to directly collect on the Borrower Loan. Actual collection efforts in violation of this agreement are unlikely given that investors do not learn the identity of borrowers. We use our internal collection team and professional third-party debt collection agents to collect delinquent accounts. They are required to comply with the FDCPA and all other applicable laws in collecting delinquent accounts of our borrowers.

Servicemembers Civil Relief Act. The federal Servicemembers Civil Relief Act (“SCRA”) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires us to adjust the interest rate of borrowers who qualify for and request relief. If a borrower with an outstanding Borrower Loan qualifies for SCRA protection, we will reduce the interest rate on the Borrower Loan to 6% for the duration of the borrower’s active duty. During this period, the investors who have invested in such Borrower Loan will not receive the difference between 6% and the Borrower Loan’s original interest rate. For a borrower to obtain an interest rate reduction on a Borrower Loan due to military service, we require the borrower to send us a written request and a copy of the borrower’s mobilization orders. We do not take military service into account in assigning Prosper Ratings to borrower loan requests and we do not disclose the military status of borrowers to investors.

Other Lending Regulations. We are subject to and seek to comply with other state and federal laws and regulations applicable to consumer lending, including additional requirements relating to loan disclosure, credit discrimination, credit reporting, debt collection and unfair, deceptive or abusive business practices. These laws and regulations may be enforced by state consumer credit regulatory agencies, state attorneys general, the CFPB and private litigants, among others. Given our novel business model and the subjective nature of some of these laws and regulations, particularly laws regulating unfair or deceptive business practices, we may become subject to regulatory scrutiny or legal challenge with respect to their compliance with these requirements.

Electronic Funds Transfer Act. The federal Electronic Fund Transfer Act (“EFTA”), and Regulation E, which implements it, provides guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (“NACHA”). Most transfers of funds in connection with the origination and repayment of the Borrower Loan are performed by ACH. We obtain necessary electronic authorization from borrowers and investors for such transfers in compliance with such rules. Transfers of funds through our marketplace are executed by Wells Fargo and conform to the EFTA, its regulations and NACHA guidelines.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act. The federal Electronic Signatures in Global and National Commerce Act (“ESIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When a borrower or investor registers with our marketplace, we obtain his or her consent to transact business electronically and maintain electronic records in compliance with ESIGN and UETA requirements.

Privacy and Data Security Laws. The federal Gramm-Leach-Bliley Act (“GLBA”) limits the disclosure of nonpublic personal information about a consumer to nonaffiliated third parties and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information. A number of states have similarly enacted privacy and data security laws requiring safeguards to protect the privacy and security of consumers’ personally identifiable information and to require notification to affected customers in the event of a breach. We have a detailed privacy policy, which complies with GLBA and is accessible from every page of our website. We maintain participants’ personal information securely, and we do not sell, rent or share such information with third parties for marketing purposes unless previously agreed to by the participant. In addition, we take a number of measures to safeguard the personal information of our borrowers and investors and to protect it against unauthorized access.

Bank Secrecy Act. In cooperation with WebBank, we have implemented an anti-money laundering policy and various anti-money laundering procedures to comply with applicable federal law. With respect to new borrowers and investors, we apply the customer identification and verification program rules and screen names against the list of Specially Designated Nationals maintained by the U.S. Department of the Treasury Office of Foreign Asset Control’s (“OFAC”) pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act (“BSA”) and its implementing regulation.

State Securities Laws. We are subject to the securities laws of each state in which the registration or qualification to offer and sell the Notes and PMI Management Rights has been approved. Certain of these state laws require us to renew the registration or qualification of Notes and PMI Management Rights on an annual basis.

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New Laws and Regulations. From time to time, various types of federal and state legislation are proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict whether any such legislation or regulations will be adopted or how this would affect our business or our important relationships with third parties. In addition, the interpretation of existing legislation may change or may prove different than anticipated when applied to our novel business model. Compliance with such requirements could involve additional costs, which could have a material adverse effect on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the cost of doing business

Foreign Laws and Regulations

We do not permit non-U.S. residents to register as members of our marketplace and we do not operate outside the United States. Therefore, we are not subject to foreign laws or regulations

States in Which PFL and PMI Currently Operate

The marketplace operates online only and is available to borrower members in all states except Iowa, Maine, North Dakota and Pennsylvania. We have registered or qualified the offer and sale of the Notes and PMI Management Rights in 32 states as well as Washington D.C., and will offer the Notes and PMI Management Rights in each jurisdiction where we obtain such qualification or where such registration is declared effective, subject to any applicable state suitability requirements.

MANAGEMENT

Prosper Funding LLC

The following table sets forth information about PFL’s executive officers and directors as of the date of this prospectus.:

Name	Age	Position(s)
Stephan P. Vermut	68	Executive Chairman and Director
Aaron Vermut	42	Chief Executive Officer and Director
Ronald Suber	50	President and Director
Joshua Tonderys	38	Chief Operating Officer
Sachin D. Adarkar	48	Secretary
John Hiestand	47	Treasurer
Bernard J. Angelo	45	Director
David V. DeAngelis	45	Director

Stephan P. Vermut has served as PFL’s Executive Chairman since March 2014 and as a director since February 2013. Prior to his appointment as Executive Chairman, Mr. Vermut served as PFL’s Chief Executive Officer from June 2013 to March 2014. Mr. Vermut also served as Chief Executive Officer of PMI from January 2013 to March 2014, and has served as PMI’s Executive Chairman since March 2014 and as a directors of PMI since January 2013. Prior to joining PMI, Mr. Vermut served as Managing Director, Head of Prime Services, at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until January 2013. Mr. Vermut was one of the founders of Merlin Securities, LLC and served as its Chairman of the Board and Chief Executive Officer and as one of its Managing Partners from 2004 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Vermut served as President and Chief Executive Officer of Montgomery/Bank of America Prime Brokerage from 1995 to 2003. Prior to that, Mr. Vermut was a Partner of Furman Selz in New York and Managing Director of the Prime Brokerage Division of Furman Selz. Mr. Vermut received a B.S. in Business Administration from Babson College. PFL believes that Mr. Vermut’s financial and business expertise, including his background of founding, managing and directing financial and technology-enabled service companies, give him the qualifications and skills to serve as a director.

Aaron Vermut is PFL’s Chief Executive Officer and one of its directors. Mr. Vermut has served as PFL’s Chief Executive Officer since March 2014 and as a director since February 2013. Prior to his appointment as Chief Executive Officer of PFL, Mr. Vermut served as President of PFL from June 2013 until March 2014. Mr. Vermut also served as President of PMI from May 2013 to March 2014, and has served as PMI’s Chief Executive Officer since March 2014 and as a director since May 2014. Prior to joining PMI, Mr. Vermut served as Managing Director, Head of Prime Services, at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until April 2013. Mr. Vermut was one of the founders of Merlin Securities, LLC and served as one of its Managing Partners and directors from 2004 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Vermut served as Principal of New Enterprise Associates from 2000 to 2003. Prior to that, Mr. Vermut served as Senior Consultant of Cambridge Technology Partners from 1995 to 1998. Mr. Vermut has an M.B.A. in Finance from The Wharton School, University of Pennsylvania and a B.A. in History and German Literature from Washington University in St. Louis. PFL believes that Mr. Vermut’s financial and business expertise, including his background of founding, managing and directing a financial and technology-enabled service company, give him the qualifications and skills to serve as a director.

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Ronald Suber has served as PFL’s President since March 2014 and as a director since February 2013. Prior to his appointment as President, Mr. Suber served as PFL’s Vice President from February 2013 to March 2014. Mr. Suber also served as PMI’s Head of Global Institutional Sales from February 2013 to March 2014, and has served as PMI’s President since March 2014. Prior to joining PMI, Mr. Suber served as Managing Director at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until January 2013. Mr. Suber served as Head of Global Sales and Marketing, Senior Partner and Director of Merlin Securities, LLC from April 2008 until it was acquired by Wells Fargo Securities in August 2012. Mr. Suber served as President of Spectrum Global Fund Administration from 2006 to 2008. Mr. Suber was with Bear Stearns from 1992 to 2006, where he most recently served as Senior Managing Director. Mr. Suber received a B.A. in Economics from University of California, Berkeley. PFL believes that Mr. Suber’s financial and business expertise, including his experience managing a financial and technology-enabled service company, as well as his general operational and management experience, give him the qualifications and skills to serve as a director.

Joshua M. Tonderys has served as PFL’s Chief Operating Officer since January 2015. Mr. Tonderys also serves as PMI’s Chief Operating Officer, a position he has held since January 2015, and PMI’s Chief Risk Officer, a position he has held since September 2012. Prior to joining PMI, Mr. Tonderys served as Senior Director at Barclaycard US (formerly Juniper Bank) from September 2002 to September 2012, with responsibilities that included general management, marketing, analytics, risk management, and operations. Prior to that, Mr. Tonderys served as Risk Analyst at BankOne (now Chase Card Services) from July 1999 to September 2002. Mr. Tonderys holds a B.A. in economics from Hobart College and an M.B.A. from the University of North Carolina at Chapel Hill.

Sachin D. Adarkar has served as PFL’s Secretary since March 2012. Mr. Adarkar has served as PMI’s General Counsel and Secretary since August 2009. Prior to joining PMI, Mr Adarkar served as Vice President and Deputy General Counsel of GreenPoint Mortgage Funding, Inc., a wholesale mortgage lender in Novato, CA. Prior to joining GreenPoint, Mr. Adarkar spent several years practicing with the law firm of Howard Rice Nemerovski Canady Falk & Rabkin, in San Francisco (now part of Arnold & Porter LLP), and also served as Vice President and General Counsel of Valley Media, Inc., a music and video distributor. Mr. Adarkar has a J.D. from UCLA, an M.A. from the University of California at Berkeley and a B.A., cum laude, from Georgetown University. Mr. Adarkar is a member of the California Bar.

John Hiestand has served as PFL’s Treasurer since July 2015. Mr. Hiestand has served as PMI’s Vice President of Finance since May 2015. In July 2015, Mr. Hiestand was designated as the principal financial and accounting officer of both PFL and PMI. Prior to joining PMI, Mr. Hiestand served as Director, Chief Operating Officer at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until April 2015. Mr. Hiestand was a Senior Partner of Merlin Securities, LLC and served as its Chief Financial Officer from 2008 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Hiestand held various financial management positions at KPMG, Ciena and Merriman Capital. Mr. Hiestand received a BA in Accounting from Cal Poly San Luis Obispo and is a Certified Public Accountant and Chartered Financial Analyst.

Bernard J. Angelo has served on PFL’s board of directors since March 2012. Mr. Angelo joined Global Securitization Services, LLC (“Global Securitization”) in April 1997 and has extensive experience in managing commercial paper and medium term note programs. In addition to his administrative skills, Mr. Angelo has over twelve years of experience in both the business and legal side of structured finance. At Global Securitization, Mr. Angelo has been active in assisting clients and their legal counsel during the structuring phase of their transactions as well as assimilating bank sponsored commercial paper programs into the operating matrix at Global Securitization. Prior to joining Global Securitization, Mr. Angelo was an Assistant Vice President at Bankers Trust Company from January 1993 to April 1997 where he was responsible for oversight of the treasury and accounting functions on the Corporate Trust side of structured transactions managed by the bank. Mr. Angelo currently also serves on the board of ATAX TEBS I, LLC, Bay View Deposit Corporation, BEC Funding II LLC, Carmax Auto Funding LLC, CEC Funding LLC, CenterPoint Energy Transition Bond Company II, LLC, CenterPoint Energy Transition Bond Company III, LLC, CenterPoint Energy Transition Bond Company LLC, Ford Credit Auto Receivables Two LLC, National City Mortgage Capital LLC, PG&E Energy Recovery Funding LLC, and World Omni Auto Receivables LLC. Mr. Angelo has a B.S. in Finance from Siena College. PFL believes that Mr. Angelo’s experience in structured finance as well as his general management experience, give him the qualifications and skills to serve as a director.

David V. DeAngelis has served on PFL’s board of directors since May 2013. Mr. DeAngelis joined Global Securitization Services, LLC (“Global Securitization”) in March 2002 and has over eighteen years of financial markets experience. Prior to joining Global Securitization, Mr. DeAngelis was a Senior Accountant at Nomura Securities International, a Japanese investment firm, from October 1998 to February 2002 where he was responsible for daily profit and loss preparation and reporting, general ledger maintenance, month-end closing entries and month-end reporting in the Fixed Income Controllers Department. Prior to October 1998, Mr. DeAngelis worked in the International Accounting departments of U.S. investment firms specializing in Emerging Markets. Mr. DeAngelis has a B.S. in Accounting from St. John’s University. PFL believes that Mr. DeAngelis’s financial markets experience, as well as his general management experience, give him the qualifications and skills to serve as a director.

Board Composition and Election of Directors

PFL’s board of directors currently consists of five members. PFL’s goal is to assemble a board of directors that operates cohesively and works with management in a constructive way. PFL believes that its directors possess valuable experience and the knowledge necessary to guide its business. Its current board of directors consists of individuals with proven records of success in their chosen professions. They all have the highest integrity and a keen intellect. They are collegial yet independent in their thinking, and are committed to the hard work necessary to be informed about the lending industry, PFL, and its key constituents, including borrower members, investor members, stockholders and management.

Aaron Vermut, Chief Executive Officer and a director of PFL is the son of Stephan P. Vermut, Executive Chairman and a director of PFL.

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Director Compensation

PFL does not compensate its directors for service on the Board. On May 30, 2013, PFL, PMI, Global Securitization Services, LLC (“GSS”), and PFL’s independent directors, David V. DeAngelis and Bernard Angelo, who are employees of GSS and are described as the “GSS representatives,” entered into an Amended and Restated Services and Indemnity Agreement (the “GSS Agreement”), pursuant to which, among other things, (i) GSS and the GSS representatives agreed that the GSS representatives would serve as PFL’s independent directors, and (ii) PFL agreed to pay GSS an annual fee of $5 thousand as compensation for providing such independent director services. The GSS Agreement amended and restated, in its entirety, the Services and Indemnity Agreement, dated March 1, 2012, entered into by PFL, PMI, GSS, Bernard J. Angelo and Kevin P. Burns. PFL does not consider the annual fee it pays to GSS to constitute director compensation.

	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Name	$—	$—	$—	$—	$—	$—	$—
Sachin Adarkar	—	—	—	—	—	—	—
Bernard J. Angelo	—	—	—	—	—	—	—
David V. DeAngelis	—	—	—	—	—	—	—
Joshua Tonderys	—	—	—	—	—	—	—
Stephan Vermut	—	—	—	—	—	—	—
Aaron Vermut	—	—	—	—	—	—	—
Ronald Suber	—	—	—	—	—	—	—

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

PFL’s Fifth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) provides that, to the fullest extent permitted by applicable law, PFL’s directors and officers will not be liable to PFL for, and shall be indemnified by PFL against, any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer or director in good faith on PFL’s behalf and in a manner reasonably believed to be within the scope of the authority conferred on the officer or director by the LLC Agreement, except for any loss, damage or claim incurred by reason of the officer’s or director’s gross negligence or willful misconduct; provided, however, that any such indemnity shall be provided out of and to the extent of PFL’s assets only. In addition, the LLC Agreement provides that, to the fullest extent permitted by applicable law, PFL may advance any expenses incurred by an officer or director defending any claim, demand, action, suit or proceeding prior to its final disposition, upon PFL’s receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is determined that the officer or director is not entitled to be indemnified under the LLC Agreement. PFL will not pay any such indemnification from any borrower loan collections that are allocable to the payment of Notes.

PFL and PMI have entered into an Amended and Restated Services and Indemnity Agreement (the “GSS Agreement”) with Global Securitization Services, LLC (“GSS”) and PFL’s independent directors, David V. DeAngelis and Bernard J. Angelo, who are employees of GSS and are described as the “GSS Representatives.” Under the GSS Agreement, PMI has agreed to indemnify the GSS Representatives and GSS (collectively, the “Indemnitees”) against any loss, damage or claim incurred by the Indemnitees as a result of the GSS Representatives’ service as independent directors for by reason of any act or omission performed or omitted by the GSS Representatives as PFL’s independent directors, except for any loss, damage or claim incurred by reason of the GSS Representative’s gross negligence or willful misconduct. If any proceeding is asserted against the Indemnitees for which they may be indemnified under the GSS Agreement, PMI will retain and direct counsel to defend such action and will be responsible for paying all reasonable fees and disbursements of such counsel. The Indemnitees have the right to approve such counsel, but may not unreasonably withhold approval. If a court of competent jurisdiction determines that an Indemnitee is not entitled to indemnification under the GSS Agreement, GSS must repay any amounts paid by PMI to or on behalf of such Indemnitee in connection with those matters as to which it has been determined that such Indemnitee is not entitled to indemnification.

PFL believes that these provisions are necessary to attract and retain qualified persons as directors and officers. To the extent these provisions permit PFL to indemnify its officers and directors for liabilities arising under the Securities Act, however, PFL has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Prosper Marketplace Inc.

The following table sets forth information about PMI’s executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Stephan P. Vermut	68	Executive Chairman and Director
Aaron Vermut	42	Chief Executive Officer and Director
Ronald Suber	50	President
Joshua M. Tonderys	38	Chief Operating Officer
Sachin D. Adarkar	48	General Counsel and Secretary
John Hiestand	47	Principal Financial and Accounting Officer
Christopher M. Bishko	45	Director
Rajeev V. Date	44	Director
Patrick W. Grady	32	Director
David R. Golob	47	Director
Nigel W. Morris	56	Director

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Stephan P. Vermut has served as PMI’s Executive Chairman since March 2014. Prior to his appointment as Executive Chairman, Mr. Vermut served as Chief Executive Officer from January 2013 until March 2014. Mr. Vermut is also a director of PMI and Executive Chairman and a director of PFL. Prior to joining PMI, Mr. Vermut served as Managing Director, co-Head of Prime Services, at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until January 2013. Mr. Vermut was one of the founders of Merlin Securities, LLC and served as its Chairman of the Board and Chief Executive Officer and as one of its Managing Partners from 2004 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Vermut served as President and Chief Executive Officer of Montgomery/Bank of America Prime Brokerage from 1995 to 2003. Prior to that, Mr. Vermut was a Partner of Furman Selz in New York and Managing Director of the Prime Brokerage Division of Furman Selz. Mr. Vermut received a B.S. in Business Administration from Babson College. PMI believes that Mr. Vermut’s financial and business expertise, including his background of founding, managing and directing financial and technology-enabled service companies, give him the qualifications and skills to serve as a director.

Aaron Vermut has served as PMI’s Chief Executive Officer since March 2014. Aaron Vermut is the son of Stephan Vermut. Prior to his appointment as Chief Executive Officer, Mr. Vermut served as President of PMI from April 2013 until March 2014. Mr. Vermut is also a director of PMI and Chief Executive Officer and a director of PFL. Prior to joining PMI, Mr. Vermut served as Managing Director, co-Head of Prime Services, at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until April 2013. Mr. Vermut was one of the founders of Merlin Securities, LLC and served as one of its Managing Partners and directors from 2004 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Vermut served as Principal of New Enterprise Associates from 2000 to 2003. Prior to that, Mr. Vermut served as Senior Consultant of Cambridge Technology Partners from 1995 to 1998. Mr. Vermut has an M.B.A. in Finance from The Wharton School, University of Pennsylvania and a B.A. in History and German Literature from Washington University in St. Louis. PMI believes that Mr. Vermut’s financial and business expertise, including his background of founding, managing and directing a financial and technology-enabled service company, give him the qualifications and skills to serve as a director.

Ronald Suber has served as President of PMI since March 2014. Prior to his appointment as President, Mr. Suber served as PMI’s Head of Global Institutional Sales from January 2013 until March 2014. Mr. Suber is also President and a director of PFL. Prior to joining PMI, Mr. Suber served as Managing Director at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until January 2013. Mr. Suber served as Head of Global Sales and Marketing, Senior Partner and Director of Merlin Securities, LLC from April 2008 until it was acquired by Wells Fargo Securities in August 2012. Mr. Suber served as President of Spectrum Global Fund Administration from 2006 to 2008. Mr. Suber was with Bear Stearns from 1992 to 2006, where he most recently served as Senior Managing Director. Mr. Suber received a B.A. in Economics from University of California, Berkeley.

Joshua M. Tonderys has served as Chief Operating Officer of PMI since January 2015. Mr. Tonderys also serves as PMI’s Chief Risk Officer, a position he has held since September 2012 and Chief Operating Officer of PFL. Prior to joining PMI, Mr. Tonderys served as Senior Director at Barclaycard US (formerly Juniper Bank) from September 2002 to September 2012, with responsibilities that included general management, marketing, analytics, risk management, and operations. Prior to that, Mr. Tonderys served as Risk Analyst at BankOne (now Chase Card Services) from July 1999 to September 2002. Mr. Tonderys holds a B.A. in economics from Hobart College and an M.B.A. from the University of North Carolina at Chapel Hill.

Sachin D. Adarkar has served as PMI’s General Counsel and Secretary since August 2009. Mr. Adarkar also serves as Secretary of PFL. Prior to joining PMI, he served as Vice President and Deputy General Counsel of GreenPoint Mortgage Funding, Inc., a wholesale mortgage lender in Novato, CA. Prior to joining GreenPoint, Mr. Adarkar spent several years practicing with the law firm of Howard Rice Nemerovski Canady Falk & Rabkin, in San Francisco (now part of Arnold & Porter LLP), and also served as Vice President and General Counsel of Valley Media, Inc., a music and video distributor. Mr. Adarkar has a J.D. from UCLA, an M.A. from the University of California at Berkeley and a B.A., cum laude, from Georgetown University. Mr. Adarkar is a member of the California Bar.

John Hiestand has served as PMI’s Vice President of Finance since May 2015. In July 2015, Mr. Hiestand was appointed Treasurer of PFL and designated as the principal financial and accounting officer of both PFL and PMI. Prior to joining PMI, Mr. Hiestand served as Director, Chief Operating Officer at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until April 2015. Mr. Hiestand was a Senior Partner of Merlin Securities, LLC and served as its Chief Financial Officer from 2008 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Hiestand held various financial management positions at KPMG, Ciena and Merriman Capital. Mr. Hiestand received a BA in Accounting from Cal Poly San Luis Obispo and is a Certified Public Accountant and Chartered Financial Analyst.

Christopher M. Bishko has served as one of PMI’s directors since May 2013. Mr. Bishko is an Investment Partner at Omidyar Network Services LLC, which he joined in September 2008. Prior to joining Omidyar, Mr. Bishko worked in investment banking at JPMorgan Securities, Inc. from October 1992 to July 2008. Mr. Bishko holds a B.S. in Biomedical Engineering from Duke University. PMI believes that Mr. Bishko’s experience as a venture capital investor in financial technology and Internet companies and his background in investment banking give him the qualifications and skills to serve as a director.

Rajeev V. Date has served as one of PMI’s directors since July 2013. Mr. Date previously served as one of PMI’s directors from January 2009 to September 2010. Mr. Date currently serves as the Managing Partner of Fenway Summer LLC, a U.S. consumer financial advisory and investment firm. From January 2012 to January 2013, Mr. Date served as the Deputy Director of the United States Consumer Financial Protection Bureau (“CFPB”). Before being appointed Deputy Director, Mr. Date was appointed the Special Advisor to the Secretary of the Treasury for the CFPB, and, in that capacity, acted as the interim leader of the CFPB. From October 2010 to August 2011, Mr. Date served as Associate Director of Research, Markets, and Regulations of the CFPB. Prior to joining the CFPB, Mr. Date served as Chairman & Executive Director of Cambridge Winter Center for Financial Institutions Policy, a non-profit nonpartisan think tank focused on financial institutions policy, from March 2009 to September 2010. From 2007 to 2009, Mr. Date served as a Managing Director in the Financial Institutions Group at Deutsche Bank Securities, where his key responsibility was acting as a coverage officer for specialty finance firms and regional banks. Before that, Mr. Date was Senior Vice President for Corporate Strategy and Development at Capital One Financial, where he led M&A development efforts across the U.S. banking and specialty finance markets. He began his business career in the financial institutions practice of the consulting firm McKinsey & Company. He has also served as an attorney, in both private practice and government. Mr. Date received a J.D., magna cum laude, from Harvard Law School and a B.S. (highest honors) from University of California, Berkeley. PMI believes that Mr. Date’s financial, business and regulatory expertise give him the qualifications and skills to serve as a director. Mr. Date qualifies as an “audit committee financial expert” under SEC guidelines.

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Patrick W. Grady has served as one of PMI’s directors since January 2013. Mr. Grady is a Partner of Sequoia Capital, a private investment partnership, which he joined in 2007. Prior to joining Sequoia Capital, Mr. Grady was an Associate at Summit Partners from 2004 to 2007. Mr. Grady holds a B.S. in Economics and Finance from Boston College. PMI believes that Mr. Grady’s experience as a venture capital investor with a focus on financial technologies and his overall management experience, give him the qualifications and skills to serve as a director. Mr. Grady qualifies as an “audit committee financial expert” under SEC guidelines.

David R. Golob has served as one of PMI’s directors since May 2014. Mr. Golob has been a Partner at Francisco Partners, a private equity firm, since 2001. Mr. Golob currently serves on the board of directors of Barracuda Networks. Mr. Golob holds an A.B. degree in chemistry from Harvard College and an M.B.A. degree from the Stanford Graduate School of Business. PMI believes that Mr. Golob’s financial and business expertise, including his experience in the private equity and venture capital industries analyzing, investing in and serving on the boards of directors of technology companies, give him the qualifications and skills to serve as a director.

Nigel W. Morris has served as one of PMI’s directors since June 2014. Mr. Morris previously served as one of PMI’s directors from December 2009 to January 2013. Mr. Morris is the managing partner of QED Investors, an investment firm he founded in 2008. Mr. Morris was also the co-founder of Capital One Financial Services, where he served as President and Chief Operating Officer and Vice Chairman from 1994 until his retirement in 2004. Mr. Morris has a BSC in Psychology from East London University in London, England and an MBA with distinction from London Business School, where he is also a fellow. PMI believes that Mr. Morris’s financial and business expertise, including his diversified background of managing and directing public companies, his experience with financial services firms, as well as his general operational and management experience, give him the qualifications and skills to serve as a director.

Board Composition and Election of Directors

PMI’s board of directors currently consists of seven members, all of whom were elected as directors pursuant to the terms of a voting rights agreement entered into among certain of PMI’s stockholders. In selecting the composition of its board of directors, PMI seeks to ensure that its board of directors collectively has a balance of expertise in the following areas: internet based business, consumer financial products and experience directing public and start-up companies. In addition, although PMI doesn’t have a separate policy regarding diversity on its board of directors, PMI considers diversity of race, ethnicity, gender, age and cultural background. Based on these criteria, PMI believes that its board of directors has been effective in identifying diverse directors. The board of directors’ composition provisions of PMI’s voting rights agreement are still in effect. Holders of the Notes offered through our marketplace, and the accompanying PMI Management Rights, will have no ability to elect or influence PMI’s directors or approve significant corporate transactions, such as a merger or other sale of PMI or its assets.

Aaron Vermut, Chief Executive Officer and a director of PMI, is the son of Stephan P. Vermut, Executive Chairman and a director of PMI.

Director Compensation

As reflected in the table below, PMI occasionally grants options and warrants to its directors for their service on its board of directors, but it does not otherwise compensate directors for their service on the board.

The following table shows compensation for the year ended December 31, 2014 to PMI’s directors who were not also named executive officers at the time they received compensation as directors (in thousands):

Name	Fees earned or paid in cash	Stock awards	Option awards(1)($)		Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Patrick W. Grady	$—	$—	$—		$—	$—	$—	$—
Rajeev V. Date	—	—	—		—	—	—	—
Christopher M. Bishko	—	—	—		—	—	—	—
David R. Golob	—	—	—		—	—	—	—
Nigel W. Morris (2)	—	—	$258	(2)	—	—	—	$258

(1)	Calculated in accordance with Financial Accounting Standards Board ASC Topic 718 using a Black-Scholes model for outstanding options to purchase shares of PMI’s common stock. The key assumptions used in PMI’s stock option valuation calculation are discussed in Note 2 of PMI’s consolidated financial statements.

(2)	Represents a warrant to acquire 75,000 shares of PMI’s common stock at $5.65 per share granted to QED Fund I, L.P. on September 9, 2014 as compensation for Mr. Morris’s service on PMI’s board of directors.

From time to time, PMI reimburses certain of its non-employee directors for travel and other expenses incurred in connection with attending board meetings.

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Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

As permitted by Delaware law, PMI’s amended and restated certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of its directors for breaches of duty to the corporation. PMI’s amended and restated certificate of incorporation and bylaws limit the liability of directors to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to PMI or PMI’s stockholders;
•	any act or omission not in good faith, believed to be contrary to the interests of PMI or its shareholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;
•	any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Delaware law, PMI’s amended and restated certificate of incorporation and bylaws also provide that:

•	PMI will indemnify its directors and officers to the fullest extent permitted by law;
•	PMI may indemnify its other employees and other agents to the same extent that PMI indemnifies its officers and directors; and
•	PMI will advance expenses to its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in PMI’s amended and restated certificate of incorporation and bylaws are not exclusive.

In addition to the indemnification provided for in PMI’s amended and restated certificate of incorporation and bylaws, PMI has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require PMI, among other things, to indemnify such persons for all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by PMI) (collectively, “Expenses”), actually and reasonably incurred by such person in connection with the investigation, defense or appeal of any proceeding to which such person may be made a party, a potential party, a non-party witness, or otherwise by reason of: (i) such person’s service as a director or officer of PMI; (ii) any action or inaction taken by such person or on such person’s part while acting as director, officer, employee or agent of PMI; or (iii) such person’s actions while serving at the request of PMI as a director, officer, employee, trustee, general partner, managing member, agent or fiduciary of PMI or any other entity, in each case, whether or not serving in any such capacity at the time any liability or expense is or was incurred. In addition, PMI is required to indemnify against any Expenses actually and reasonably incurred in connection with any action establishing or enforcing a right to indemnification or advancement of expenses under the indemnification agreement or under any directors’ and officers’ liability insurance policies maintained by PMI to the extent that such person is successful in such action. The indemnification agreements also provide that PMI agrees to indemnify such persons to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of the agreement or PMI’s amended and restated certificate of incorporation or bylaws. Moreover, the indemnification agreements provide that any future changes under Delaware law that expand the ability of a Delaware corporation to indemnify its officers and directors are automatically incorporated into the agreements.

Under the indemnification agreements, PMI is not obligated to provide indemnification on account of any proceeding unless such person acted in good faith and in a manner reasonably believed to be in the best interests of PMI, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, by itself, create the presumption that such person did not satisfy the above standards. In addition, under the indemnification agreements, PMI is not obligated to provide indemnification for: (i) any proceedings or claims initiated or brought voluntarily by such person and not by way of defense, unless such indemnification is authorized by PMI, other than a proceeding to establish such person’s right to indemnification; (ii) any expenses incurred by such person with respect to any proceeding instituted by such person to enforce and interpret the terms of his indemnification agreement, unless such person is successful in such action; (iii) which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (iv) an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); and (v) any reimbursement of PMI by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of PMI, as required in each case under the Exchange Act, as amended (including any such reimbursements that arise from an accounting restatement of PMI pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to PMI of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements).

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PMI also maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

PMI believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. To the extent these provisions permit PMI to indemnify its officers and directors for liabilities arising under the Securities Act, however, PMI has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE COMPENSATION

PROSPER FUNDING LLC

PFL does not compensate any of its officers.

PROSPER MARKETPLACE, INC.

Summary Compensation Table

The following table provides information regarding the compensation earned during the year ended December 31, 2014 and December 31, 2013 by each “of PMI’s named executive officers” (in thousands):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation	Totals ($)
Aaron Vermut (2)	2014	300	140	191	—	631
Chief Executive Officer	2013	225	—	185	—	410
Stephan P. Vermut (3)	2014	300	128	191	—	619
Executive Chairman	2013	284	—	185	—	469
Ronald Suber (4)	2014	300	128	191		619
President	2013	284	—	185	—	469
Xiaopei Lee (5)	2014	216	50	115	—	415
Chief Financial Officer	2013	—	—	—	—	—

(1)	Calculated in accordance with the Financial Accounting Board’s Topic ASC 718, Compensation -Stock Compensation (“ASC 718”) using a Black-Scholes model to purchase shares of PMI’s common stock. The key assumptions used in PMI’s ASC 718 calculation are discussed in Note 2 of PMI’s consolidated financial statements, which are incorporated by reference into this PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	Mr. Aaron Vermut joined PMI in April 2013 as its President and was promoted to Chief Executive Officer in March 2014. Mr. Aaron Vermut received awards of 1,849,089 stock options in the year ended December 31, 2013 with an exercise price of $0.10 per share and 588,132 stock options in the year ended December 31, 2014 with an exercise price of $0.57 per share, which are subject to the terms and conditions of the 2005 Plan, as set forth below.

(3)	Mr. Stephan P. Vermut joined PMI in January 2013 as its Chief Executive Officer and, in connection with Mr. Aaron Vermut’s appointment as Chief Executive Officer, was appointed PMI’s Executive Chairman in March 2014. Mr. Stephan P. Vermut received awards of 1,849,089 stock options in the year ended December 31, 2013 with an exercise price of $0.10 per share and 588,132 stock options in the year ended December 31, 2014 with an exercise price of $0.57 per share, which are subject to the terms and conditions of the 2005 Plan, as set forth below.

(4)	Mr. Ronald Suber joined PMI in January 2013 as its Head of Institutional Sales and was promoted to President in March 2014. Mr. Suber received awards of 1,849,089 stock options in the year ended December 31, 2013 with an exercise price of $0.10 per share and 588,132 stock options in the year ended December 31, 2014 with an exercise price of $0.57 per share, which are subject to the terms and conditions of the 2005 Plan, as set forth below.

(5)	Ms. Lee joined PMI in April 2014 as its Chief Financial Officer. Ms. Lee received awards of 310,828 stock options in the year ended December 31, 2014 with an exercise price of $0.57 per share, which are subject to the terms and conditions of the 2005 Plan, as set forth below. Ms. Lee resigned from her position as Chief Financial Officer of PMI in July 2015.

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Narrative Discussion of the Summary Compensation Table

At December 31, 2014, Mr. Aaron Vermut’s base salary was $300 thousand per year and he is eligible to receive an annual performance bonus. The amount of Mr. Aaron Vermut’s bonus, if any, shall be determined by PMI’s Compensation Committee in its sole discretion. Mr. Aaron Vermut is also entitled to receive all customary and usual fringe benefits available to PMI’s employees.

At December 31, 2014, Mr. Stephan P. Vermut’s base salary was $300 thousand per year and he is eligible to receive an annual performance bonus. The amount of Mr. Stephan P. Vermut’s bonus, if any, shall be determined by PMI’s Compensation Committee in its sole discretion. Mr. Stephan P. Vermut is also entitled to receive all customary and usual fringe benefits available to PMI’s employees.

At December 31, 2014, Mr. Suber’s base salary was $300 thousand per year and he is eligible to receive an annual performance bonus. The amount of Mr. Suber’s bonus, if any, shall be determined by PMI’s Compensation Committee in its sole discretion. Mr. Suber is also entitled to receive all customary and usual fringe benefits available to PMI’s employees.

At December 31, 2014, Ms. Lee’s base salary was $300 thousand per year and prior to her resignation she was eligible to receive an annual performance bonus. The amount of Ms. Lee’s bonus, if any, was to be determined by PMI’s Compensation Committee in its sole discretion. Prior to her resignation, Ms. Lee was also entitled to receive all customary and usual fringe benefits available to PMI’s employees.

The named executive officers identified above have been granted stock option awards upon employment with PMI and for merit increases as further discussed below under “Outstanding Equity Awards.” PMI has no formal incentive compensation programs in place for its officers. PMI does not believe that its compensation policies promote inappropriate or excessive risk taking. The compensation it pays to its named executive officers consists of three components: base salary, a discretionary bonus and stock option awards. Base salary is a fixed amount, and is not tied to any metric relating to the performance of PMI’s business as a whole. Discretionary bonuses, also are not tied to any specific metrics regarding PMI’s performance. PMI’s stock option awards are generally structured so that they vest over multiple years, which align the interests of the grantees with the long-term interests of PMI’s stockholders.

The options granted to Mr. Aaron Vermut, Mr. Stephan P. Vermut and Mr. Suber in the year ended December 31, 2013 vest over four years, with 1/4 vesting on the first anniversary of the vesting commencement date and 1/48 vesting each month thereafter for the following three years, except that such options will vest immediately upon a change in control. The options granted to Mr. Aaron Vermut, Mr. Stephan P. Vermut and Mr. Suber in the year ended December 31, 2014 vested in full upon the achievement of certain performance objectives. The options granted to Ms. Lee vest over four years, with 1/4 vesting on the first anniversary of the vesting commencement date and 1/48 vesting each month thereafter for the following three years, except that, upon a change in control, the portion of Ms. Lee’s options that were otherwise scheduled to vest during the twelve month period following the change in control will immediately vest and any unvested portion of Ms. Lee’s options remaining will immediately vest in full upon Ms. Lee’s involuntary termination within the twelve month period following the change in control.

PMI has granted equity awards primarily through its 2005 Plan (as defined below, which was adopted by PMI’s board of directors and stockholders to permit the grant of stock options to PMI’s officers, directors, employees and consultants. The materials terms of the Stock Plan is further described under “Employee Benefit Plans-Stock Option Plan” below. All stock options granted to PMI’s named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code, as amended. All equity awards to PMI’s employees and directors were granted at no less than the fair market value of PMI’s common stock on the date of each award. In the absence of a public trading market for PMI’s common stock, PMI’s board of directors, acting on its own or through the compensation committee has determined the fair market value of PMI’s common stock in good faith based upon consideration of a number of relevant factors including the status of PMI’s development efforts, financial status and market conditions. See “Item 15. -Note to Consolidated Financial Statements,” which is incorporated by reference from Form 10-K for the fiscal year ended December 31, 2014.

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Outstanding Equity Awards

The following table sets forth certain information regarding outstanding equity awards granted to PMI’s named executive officers that remained outstanding as of December 31, 2014.

Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying exercised Options (#) Unvested	Option Exercise Price	Option Expiration Date
Aaron Vermut	1	/28/2014	588,132	—	—	0.57	1/28/2024
	8	/20/2013	—	—	1,040,113	0.10	8/20/2023
Stephan P. Vermut	1	/28/2014	588,132	—	—	$0.57	1/28/2024
	8	/20/2013	—	—	963,068	0.10	8/20/2023
Ronald Suber	1	/28/2014	588,132	—	—	0.57	1/28/2024
	8	/20/2013	—	—	963,068	0.10	8/20/2023
Xiaopei Lee (1)		4/8/2014	—	—	310,828	0.57	4/8/2024

(1)  Ms. Lee resigned from her position as Chief Financial Officer of PMI in July 2015.

As of December 31, 2014, there were no material contracts, agreements, plans or arrangements, written or unwritten, that provided for payments or stock option awards to the named executive officers above in connection with their respective resignation, retirement or other termination. All options granted to PMI’s named executive officers, except as otherwise provided, shall be subject to the terms and conditions of the 2005 Plan as set forth below.

Employee Benefit Plans

Stock Option Plan

In 2005, PMI’s stockholders approved the adoption of the 2005 Stock Option Plan. On December 1, 2010, PMI’s stockholders approved the adoption of the Amended and Restated 2005 Stock Plan (as amended and restated, the “2005 Plan”). The 2005 Plan will terminate upon the earliest to occur of (i) December 1, 2020, (ii) the date on which all shares of common stock available for issuance under the 2005 Plan have been issued as fully vested shares of common stock, and (iii) the termination of all outstanding stock options granted pursuant to the 2005 Plan. The 2005 Plan provides for the grant of the following:

•	incentive stock options under the federal tax laws (“ISOs”), which may be granted solely to PMI’s employees, including officers; and
•	nonstatutory stock options (“NSOs”), which may be granted to PMI’s directors, consultants or employees, including officers.

Share Reserve. As of December 31, 2014, an aggregate of 14,195,253 options to purchase PMI’s common stock are authorized for issuance under the 2005 Plan, of which 4,994,998 options are outstanding, 8,312,346 options have been exercised, 600,946 shares exercised have repurchased, and the remainder of 1,488,855 options are available for grant. Shares of PMI’s common stock subject to options that have expired or otherwise terminate under the 2005 Plan without having been exercised in full will become available for grant under the 2005 Plan. Shares of PMI’s common stock issued under the 2005 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise.

Administration. The 2005 Plan is administered by PMI’s board of directors, which in turn has delegated authority to administer the plan to the Compensation Committee (the “Administrator”). Subject to the terms of the 2005 Plan, the Administrator determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Administrator will also determine the exercise price of options granted under the 2005 Plan.

Stock options. Stock options will be granted pursuant to stock option agreements. The exercise price for ISOs cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price for NSOs cannot be less than 85% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2005 Plan will vest at the rate specified in the option agreement. In general, the term of stock options granted under the 2005 Plan may not exceed ten years. Unless the terms of an option holder’s stock option agreement provide for earlier or later termination, if an option holder’s service relationship with PMI, or any affiliate of PMI, ceases due to disability or death, the option holder, or his or her beneficiary, may exercise any vested options for up to 12 months after the date the service relationship ends. If an option holder’s service relationship with PMI, or any affiliate of PMI, ceases without cause for any reason other than disability or death, the option holder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. Unvested shares of PMI’s common stock issued in connection with an option holder’s early exercise may be repurchased by PMI for up to ninety days after the date the service relationship with such person ends.

Acceptable forms of consideration for the purchase of PMI’s common stock under the 2005 Plan, to be determined at the discretion of the Administrator at the time of grant, include (i) cash, (ii) the tendering of other shares of common stock or the attestation to the ownership of shares of common stock that otherwise would be tendered to PMI in exchange for PMI’s reducing the number of shares necessary for payment in full of the option price for the shares so purchased (provided that the shares tendered or attested to in exchange for the shares issued under the 2005 Plan may not be shares of restricted stock at the time they are tendered or attested to), or (iii) any combination of (i) and (ii) above.

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Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an option holder may designate a beneficiary who may exercise the option following the option holder’s death.

Limitations. The aggregate fair market value, determined at the time of grant, of shares of PMI’s common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of PMI’s stock plans may not exceed $100 thousand. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of PMI’s total combined voting power unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and
•	the term of any ISO award must not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards will be granted pursuant to restricted stock purchase agreements. PMI shall have the right to repurchase any or all of the shares of restricted stock within such period of time and for such purchase price and upon such terms and conditions as may be specified in the restricted stock purchase agreements. Rights to acquire shares of PMI’s common stock under a restricted stock award are not transferable until the end of the applicable period of restriction. The Administrator, in its sole discretion, may impose such other restrictions on shares of restricted stock as it may deem advisable or appropriate.

Option Grants to Outside Directors. Options may be granted to outside directors in accordance with the policies established from time to time by the Administrator specifying the number of shares, if any, to be subject to each award and the time(s) at which such awards shall be granted. All options granted to outside directors shall be NSOs and, except as otherwise provided, shall be subject to the terms and conditions of the 2005 Plan.

Adjustments. In the event that there is a specified type of change in PMI’s capital structure not involving the receipt of consideration by PMI, such as a stock split or stock dividend, the number of shares reserved under the 2005 Plan and the maximum number and class of shares issuable to an individual in the aggregate, and the exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of PMI, the Administrator shall provide written notice to each participant at least 20 days prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action. The Administrator may specify the effect of a liquidation or dissolution on any award of restricted stock or other award at the time of grant of such award.

Reorganization. Upon the occurrence of a Reorganization Event (as defined below), each outstanding option shall be assumed or an equivalent option substituted by the successor corporation, except in the event that the successor corporation does not assume the option or an equivalent option is not substituted, then the Administrator shall notify the option holder that one of the following will occur:

•	all options must be exercised as of a specified time prior to the Reorganization Event or will be terminated immediately prior to the Reorganization Event; or
•	all outstanding options will terminate upon consummation of such Reorganization Event and each participant will receive, in exchange therefore, a cash payment per share equal to the difference between the acquisition price per share and the exercise price.

A “Reorganization Event” is defined as (i) a merger or consolidation of PMI with or into another entity, as a result of which all of PMI’s common stock is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of PMI’s common stock for cash, securities or other property pursuant to a share exchange transaction.

401(k) Plan

PMI has a 401(k) plan that covers all employees meeting certain eligibility requirements. The 401(k) plan is designed to provide tax-deferred retirement benefits in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Eligible employees may defer up to 90% of eligible compensation up to the annual maximum as determined by the Internal Revenue Service. PMI’s contributions to the 401(k) plan are discretionary. During the year ended December 31, 2014 PMI contributed $0.7 million to the 401(k) plan.

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TRANSACTIONS WITH RELATED PARTIES

PROSPER FUNDING LLC

Agreements with PMI

On January 22, 2013, PMI entered into an Administration Agreement with PFL (the “PMI Administration Agreement), pursuant to which PMI agreed to provide certain administrative services relating to the marketplace. Under the PMI Administration Agreement, PFL is required to pay PMI (i) an amount equal to one-twelfth (1/12) of the specified annual Corporate Administration Fees (as defined in the PMI Administration Agreement) of $1.2 million, (ii) a fee for each Borrower Loan originated through the marketplace, (iii) 90% of all servicing fees collected by or on behalf of PFL, and (iv) all nonsufficient funds fees collected by or on behalf of PFL.

Also on January 22, 2013, PFL and PMI entered into an Asset Transfer Agreement (the “Asset Transfer Agreement”) pursuant to which PMI, effective February 1, 2013 (i) transferred the marketplace and substantially all of PMI’s assets and rights related to the operation of the marketplace to PFL, and (ii) made a capital contribution to PFL in excess of $3 million. Under the Asset Transfer Agreement, PMI also transferred substantially all of its remaining assets to PFL, including (i) all outstanding Notes issued by PMI under the Indenture dated June 15, 2009 between PMI and Wells Fargo Bank, as trustee (“the Indenture”), (ii) all Borrower Loans corresponding to such Notes, (iii) all lender/borrower/group leader registration agreements related to such Notes and Borrower Loans, and (iv) all documents and information related to the foregoing. Certain hardware and agreements relevant to the development, maintenance and use of the marketplace, including in relation to the origination, funding and servicing of Borrower Loans, and the issuance, funding and payment of the Notes, were not transferred or assigned to PFL by PMI. In addition, PMI did not transfer to PFL (i) agreements with PMI’s directors, officers or employees and PMI’s financial, legal or other advisors or consultants, (ii) certain agreements with vendors to provide PMI with goods or services in the ordinary course of business (including software licensed pursuant to any “shrink wrap” or “click wrap” license), and (iii) certain cash and short-term investments.

In the Asset Transfer Agreement, PMI agreed, among other things, to:

(i)	fund any repurchase obligation with respect to the transferred Notes, and indemnify PFL for any other losses that arise out of any lender/borrower/group leader registration agreement related to the transferred Notes or Borrower Loans, including as a result of a breach by PMI of any of its representations or warranties made therein;

(ii)	fund any arbitration filing or administrative fees or arbitrator fees payable under any lender/borrower/group leader registration agreement related to the transferred Notes or Borrower Loans; and

(iii)	fund any indemnification obligations that arise under any group leader registration agreement entered into by PMI prior to the date of the asset transfer.

Holders of the transferred Notes are third party beneficiaries under the Asset Transfer Agreement and the Administration Agreement.

Under Section 4.1 of the Indenture, PMI could transfer substantially all of its assets to any person without the consent of the holders of the existing Notes, provided that the transferee expressly assumed all of PMI’s obligations under the Indenture and the existing Notes. In that case, the transferee would succeed to and be substituted for PMI, and PMI would be discharged from all of its obligations and covenants, under the Indenture and the existing Notes. Accordingly, on January 22, 2013, PMI, PFL and Wells Fargo Bank, as trustee entered an Amended and Restated Indenture, effective February 1, 2013, which (i) effected such assumption, substitution and discharge (the “Note Assumption”), and (ii) amended and restated the Indenture to reflect the Note Assumption and to make certain other amendments to the Indenture as permitted therein. Following the Note Assumption, PFL became the obligor with respect to the transferred Notes and the Amended and Restated Indenture, and PMI no longer has any obligations with respect thereto.

Agreements with PAH

On November 22, 2013, PFL and PAH entered into a Loan Sale Agreement, pursuant to which PFL agreed to sell to PAH certain unsecured consumer loans. The terms of the Loan Sale Agreement were made on terms no less favorable to PFL than PFL has obtained from unaffiliated third parties.

Participation on our Marketplace

PFL’s executive officers and directors have opened investor accounts and have made deposits to and withdrawals from their accounts, and funded portions of borrowers’ loan requests from time to time in the past via purchases of Notes and Borrower Loans, and may do so in the future. The Notes and Borrower Loans were obtained on terms and conditions that were not more favorable than those obtained by other investor members.

Indemnification Agreements

Under PFL’s organizational documents, it is required to indemnify its directors and officers in certain instances. For more information, see “Management-Prosper Funding LLC-Limitations on Officers’ and Directors’ Liability and Indemnification Agreements.”

PROSPER MARKETPLACE, INC.

Agreements with PFL

For information regarding PMI’s agreements with PFL, see “Transactions with related parties-Prosper Funding LLC Agreements with PMI.”

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Agreements with Prosper Asset Holdings LLC

On November 22, 2013, PMI entered into an Administration Agreement with Prosper Asset Holdings LLC (“PAH”), a wholly owned subsidiary of PFL (the “PAH Administration Agreement), pursuant to which PMI agreed to provide PAH certain administrative services related to PAH’s operations. Under the PAHL Administration Agreement, PAHL is required to pay PMI an annual fee in the amount of $150,000.

Also on November 22, 2013, PMI and PAH entered into a Loan Servicing Agreement, pursuant to which PMI agreed to service certain consumer loans acquired by PAH under a Loan Sale Agreement entered into on the same date between PAH and PFL. In exchange for servicing these loans, PAH agreed to pay PMI the servicing fee identified in the loan listing for each loan purchased by PAH.

Participation on our Marketplace

PMI’s executive officers, directors and certain affiliates, have opened investor accounts with PMI and have made deposits to and withdrawals from their accounts, and funded portions of borrowers’ loan requests from time to time in the past via purchases of Notes, and may do so in the future. The Notes and Borrower Loans were obtained on terms and conditions that were not more favorable than those obtained by other investor members.

Financing Arrangements with Significant Shareholders, Directors and Officers

In January 2013, PMI issued and sold an aggregate of 13,868,152 shares of PMI’s Series A convertible preferred stock for an aggregate consideration of $20 million. In connection with that sale, PMI also issued 5,117,182 shares of Series A-1 convertible preferred stock at the par value of $0.01 per share. The following table presents the number of shares issued to PMI’s (i) executive officers, (ii) directors, and (iii) holders (whether held directly or through one or more affiliates) of more than 5% any class of PMI’s voting securities at the time the transaction was consummated:

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Participant	Series A	Series A-1
Stephan Vermut	693,408	—
Ronald Suber	693,408	—
James Breyer	154,925	163,330
Aaron Vermut	693,408	—
Accel Partners (1)	1,007,307	1,061,955
Agilus Ventures (2)	486,358	512,745
Benchmark Capital Partners (3)	96,338	101,564
Crosslink Capital (4)	288,853	304,525
DAG Ventures (5)	426,007	449,118
Draper Fisher Jurvetson (6)	497,981	524,999
IDG Capital Partners (7)	664,008	700,033
Meritech Capital Partners (8)	426,007	449,120

(1)	Includes shares held by Accel Investors 2005 L.L.C., Accel IX L.P., and Accel IX Strategic Partners L.P.
(2)	Includes shares held by Agilus Ventures IV Limited Partnership and Agilus Ventures Principals IV Limited Partnership.
(3)	Includes shares held by Benchmark Capital Partners V, L.P.
(4)	Includes shares held by Crosslink Bayview VI, L.L.C., Crosslink Crossover Fund VI, L.P., Crosslink Ventures VI, L.P., Crosslink Ventures VI-B, L.P., and UBS Fund Services (Cayman) LTD TTEE Offshare Crosslink Ventures VI Unit Trust DTD 11/4/09.
(5)	Includes shares held by DAG Ventures GP Fund III, LLC, DAG Ventures III - QP, L.P., DAG Ventures III, L.P., DAG Ventures III-O, LLC, DAG Ventures III-Q, LLC, and DAG Ventures I-N, LLC.
(6)	Includes shares held by Draper Associates Riskmasters Fund III, LLC, Draper Associates Riskmasters Fund, LLC, Draper Fisher Jurvetson Fund X, L.P., and Draper Fisher Jurvetson Partners X, LLC.
(7)	Includes shares held by IDG-Accel China Growth Fund III L.P. and IDG-Accel China III Investors L.P.
(8)	Includes shares held by Meritech Capital Affiliates III L.P. and Meritech Capital Partners III L.P.

In September 2013, PMI issued and sold an aggregate of 8,288,734 shares of PMI’s Series B convertible preferred stock for an aggregate consideration of $25 million. The following table presents the number of shares issued to PMI’s (i) executive officers, (ii) directors, and (iii) holders (whether held directly or through one or more affiliates) of more than 5% any class of PMI’s voting securities at the time the transaction was consummated:

Participant	Series B
Draper Fisher Jurvetson (1)	248,677
IDG Capital Partners (2)	280,538
Accel Partners (3)	509,824
Sequoia Capital (4)	3,315,499

(1)	Includes shares held by Draper Associates Riskmasters Fund III, LLC, Draper Associates Riskmasters Fund, LLC, Draper Fisher Jurvetson Fund X, L.P., and Draper Fisher Jurvetson Partners X, LLC.
(2)	Includes shares held by IDG-Accel China Growth Fund III L.P. and IDG-Accel China III Investors L.P.
(3)	Includes shares held by Accel Investors 2005 L.L.C., Accel IX L.P., and Accel IX Strategic Partners L.P.
(4)	Includes shares held by SC Prosper Holdings LLC.

In May 2014, PMI issued and sold an aggregate of 4,880,954 shares of PMI’s Series C convertible preferred stock for an aggregate consideration of $69.9 million. None of these shares were issued to a related party.

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In June 2014, PMI issued a tender offer to purchase up to 1,392,757 shares of PMI’s Series A convertible preferred stock and Series B convertible preferred stock at a price equal to $14.36 per share. In July 2014, the tender offer expired as scheduled. Upon expiration of the tender offer, 156,508 shares of Series A convertible preferred stock and 1,133,558 shares of Series B convertible preferred stock had been validly tendered. As a result, in July 2014, PMI purchased these shares for an aggregate consideration of $18.5 million. The following table presents the number of shares sold to PMI by holders (whether held directly or through one or more affiliates) of more than 5% any class of PMI’s voting securities at the time the transaction was consummated:

Participant	Shares
Blackrock (1)	452,647
Garrison (2)	348,190

(1)	Includes shares held by Special Credit Opportunities (Offshore) Master, L.P., Special Credit Opportunities (Parallel) II, L.P., Special Credit Opportunities (Parallel) Master IV, L.P., Special Credit Opportunities - Series A, Special Credit Opportunities - Series B, and Facultas Fund, L.P.
(2)	Includes shares held by Garrison Capital Equity Holdings II LLC and GLC GOF Onshore Holdings LLC.

In April 2015, PMI issued and sold an aggregate of 4,777,728 shares of PMI’s Series D convertible preferred stock for an aggregate consideration of $165 million. The following presents the number of shares issued to PMI’s (i) executive officers, (ii) directors, and (iii) holders (whether held directly or through one or more affiliates) of more than 5% any class of PMI’s voting securities at the time the transaction was consummated. Breyer Capita LLC, an affiliate of Accel Partners and IDG Partners purchased 231,647 of the Series D convertible preferred stock issued.

For further information regarding stock ownership for executive officers, directors and security holders owning greater than 5% ownership of all PMI classes of voting securities please see “Principal Securityholders-Prosper Marketplace, Inc.”

Under the terms of the amended and restated voting agreement, dated May 15, 2014, certain investors in PMI’s convertible preferred stock, including Aaron Vermut, Stephan Vermut, Ron Suber, Accel Partners, Blackrock, Draper Fisher Jurvetson, Garrison, IDG Capital Partners, Ron Suber and Sequoia Capital, have each agreed, subject to maintaining certain ownership levels, to exercise their voting rights so as to elect one designee of Francisco Partners III, L.P., one designee of SC Prosper Holdings LLC, one designee of the Series A-1 convertible preferred stock holders, PMI’s Chief Executive Officer (“CEO”), one common director designated by the CEO, and two independent directors.

Under the terms of the amended and restated investor rights agreement, dated May 15, 2014, the holders of a majority of the registrable securities of PMI have the right to demand that PMI file a registration statement under the Securities Act, so long as the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10 million. These registration rights are subject to specified conditions and limitations. In addition, PMI is promptly required to give written notice to all holders of registrable securities prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of PMI. The amended and restated investor rights agreement also provides that if PMI registers any of its shares for public sale, stockholders with registration rights will have the right to include their shares in the registration statement, subject to specified conditions and limitations. Further, in the amended and restated investor rights agreement, if PMI receives from any holders of registrable securities a written request that PMI effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement, PMI is required to use reasonable best efforts to file a Form S-3 registration statement and to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such holder’s registrable securities as are specified in the request, so long as the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $2.5 million.

Repurchase of Common Stock

In June 2015, PMI repurchased 777,025 shares of PMI’s common stock from certain of its existing employees, including certain of its executive officers, for an aggregate consideration of $26.8 million. The following table presents the number of shares of PMI’s common stock sold to PMI by PMI’s executive officers:

Name	Number of Shares of Common Stock
Stephen P. Vermut (1)	202,691
Aaron Vermut	202,691
Ronald Suber (2)	202,691
Joshua Tonderys	89,882
Sachin Adarkar	23,464

(1) Includes shares of PMI’s common stock held by the Stephen P. Vermut and Barbara T. Vermut 2002 Trust.

(2) Includes shares of PMI’s common stock held by the RISP 2014 Gift Trust.

Indemnification Agreements

Under PMI’s organizational documents, it is required to indemnify its directors and officers in certain instances. For more information, see “Management-Prosper Marketplace Inc.-Limitations on Officers’ and Directors’ Liability and Indemnification Agreements.

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PRINCIPAL SECURITY HOLDERS

Prosper Funding LLC

PMI is the sole member of, and holds a 100% equity interest in, PFL.

Prosper Marketplace, Inc.

The following table sets forth information regarding the beneficial ownership of PMI’s common stock as of June 29, 2015, by:

•	each of PMI’s directors;
•	each of PMI’s named executive officers;
•	each person, or group of affiliated persons, who is known by PMI to beneficially own more than 5% of PMI’s common stock; and
•	all of PMI’s directors and executive officers as a group.

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Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after June 29, 2015. Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations are based on 14,006,739 shares of common stock outstanding as of June 29, 2015, assuming the conversion of all of PMI’s convertible preferred stock. Each share of PMI preferred stock is convertible at any time at the discretion of the holder. Shares of PMI’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock convert into shares of PMI common stock at a ratio of 1 to 1. Shares of PMI’s Series A-1 Preferred Stock convert into shares of PMI common stock at a ratio of 1,000,000 to 1.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, PMI deemed outstanding all shares of common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of June 29, 2015. PMI did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1.0% is denoted with an asterisk (*). Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners and officers are in care of Prosper Marketplace, Inc., 221 Main Street, 3rd Floor, San Francisco, CA 94105.

	Total Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Beneficial Ownership Percentage(1)
Directors and Executive Officers
Rajeev V. Date (2)	80,223	*
Patrick W. Grady (3)	10,249,583	42.26%
Christopher M. Bishko (4)	434,591	3.06%
David R. Golob (5)	3,482,665	19.91%
Nigel W. Morris (6)	289,794	2.06%
Stephan P. Vermut (7)	2,865,185	18.82%
Aaron Vermut (8)	2,865,185	18.82%
Ronald Suber (9)	2,756,185	18.23%
Joshua Tonderys (10)	720,169	5.04%
Xiaopei Lee (11)	310,828	2.22%
All directors and executive officers as a group (12)*	24,054,408	75.25%
5% Shareholders
Accel Partners (13)	4,864,132	28.86%
Agilus Ventures (14)	1,194,877	8.24%
Draper Fisher Jurvetson (15)	1,457,557	9.88%
IDG Capital Partners (16)	4,864,132	28.86%
Meritech Capital Partners (17)	995,084	6.83%
Sequoia Capital (18)	10,249,583	42.26%
Francisco Partners (19)	3,482,665	19.91%
Garrison (20)	1,309,559	8.55%
Phenomen Ventures (21)	1,538,849	9.90%
Institutional Venture Partners (22)	1,508,796	10.05%
Stephan Vermut (23)	2,865,185	18.82%
Aaron Vermut (24)	2,865,185	18.82%
Ronald Suber (25)	2,756,185	18.23%
Crosslink Capital (26)	845,454	5.86%
Credit Suisse (27)	1,158,238	7.64%
DAG Ventures (28)	1,495,782	6.16%

(1)	As of June 29, 2015, there were 14,006,739 shares of common stock outstanding. If all preferred stock, warrants and options were converted into shares of common stock, there would be 51,562,544 shares of common stock outstanding as of June 29, 2015. On a fully diluted as-converted basis, PMI’s officers, directors and 5% shareholders would own the following percentages of PMI’s stock, as of June 29, 2015:

•	Rajeev V. Date: *
•	Patrick W. Grady: 19.88% Christopher M. Bishko: * David R. Golob: 6.75% Nigel W. Morris: *

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•

Stephan P. Vermut: 5.56%

Aaron Vermut: 5.56%

Ronald Suber: 5.35%

Joshua Tonderys: 1.40%

Xiaopei Lee: *

All directors and executive officers as a group: 46.65%

Accel Partners: 9.43%

Agilus Ventures: 2.32%

Draper Fisher Jurvetson: 2.83%

IDG Capital Partners: 9.43%

Meritech Capital Partners: 1.93%

Sequoia Capital: 19.88%

Francisco Partners: 6.75%

Garrison: 2.54%

Phenomen Ventures: 2.98%

Institutional Venture Partners: 2.93%

Crosslink Capital: 1.64%

Credit Suisse: 2.25%

DAG Ventures: 2.03%

(2)	Consists of 75,000 shares of common stock issuable upon the exercise of stock options held by Rajeev Date.
(3)	Consists of 10,249,583 shares of common stock issuable upon the conversion of preferred stock held by Sequoia Capital through certain of its affiliates. Mr. Grady is a partner of Sequoia Capital and therefore may be deemed to share voting and investment power over these shares. Mr. Grady disclaims beneficial ownership with respect to the shares except to the extent of his pecuniary interest therein.
(4)	Consists of 217,395 shares of common stock, and 217,196 shares of common stock issuable upon the conversion of preferred stock held by Omidyar Network. Mr. Bishko is an investment partner of Omidyar Network and therefore may be deemed to share voting and investment power over these shares. Mr. Bishko disclaims beneficial ownership with respect to the shares except to the extent of his pecuniary interest therein.
(5)	Consists of 3,482,665 shares of common stock issuable upon the conversion of preferred stock held by Francisco Partners. Mr. Golob is a partner of Francisco Partners and therefore may be deemed to share voting and investment power over these shares. Mr. Golob disclaims beneficial ownership with respect to the shares except to the extent of his pecuniary interest therein.
(6)	Consists of 201,187 shares of common stock, 13,607 shares of common stock issuable upon the conversion of preferred stock and 75,000 shares of common stock issuable upon the exercise of warrants held by QED Investors. Mr. Morris is a partner of QED Investors and therefore may be deemed to share voting and investment power over these shares. Mr. Morris disclaims beneficial ownership with respect to the shares except to the extent of his pecuniary interest therein.
(7)	Consists of 1,646,398 shares of common stock, 396,655 shares of common stock issuable upon the conversion of preferred stock and 822,132 shares of common stock issuable upon the exercise of stock options held by Stephan Vermut or his affiliates, which include the Barbara T. Vermut 2014 Grandchildren Trust, Merlin Acorn L.P, Stephan P. Vermut 2014 Grandchildren Trust and the Stephan P. Vermut and Barbara T. Vermut 2012 Trust. Mr. Vermut is deemed to have voting and investment power over these shares. Mr. Vermut disclaims beneficial ownership with respect to the shares held by his affiliate except to the extent of his pecuniary interest therein. 731,932 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(8)	Consists of 1,646,398 shares of common stock, 396,655 shares of common stock issuable upon the conversion of preferred stock and 822,132 shares of common stock issuable upon the exercise of stock options held by Aaron Vermut. 808,977 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(9)	Consists of 1,646,398 shares of common stock, 396,655 shares of common stock issuable upon the conversion of preferred stock and 713,132 shares of common stock issuable upon the exercise of stock options held by Ronald Suber or his affiliates, which include the CSIP 2014 Gift Trust and the RSIP 2014 Gift Trust. Mr. Suber is deemed to have voting and investment power over these shares. Mr. Suber disclaims beneficial ownership with respect to the shares held by his affiliate except to the extent of his pecuniary interest therein. 731,932 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(10)	Consists of 428,155 shares of common stock and 292,014 shares of common stock issuable upon the exercise of stock options held by Joshua Tonderys. 143,614 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(11)	Consists of 310,828 shares of common stock held by Xiaopei Lee. 220,170 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.

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(12)	Consists of 6,096,759 shares of common stock, 15,158,239 shares of common stock issuable upon the conversion of preferred stock, 2,724,410 shares of common stock issuable upon the exercise of stock options and 75,000 shares of common stock issuable upon the exercise of warrants.
(13)	Represents 1,133,055 shares of common stock, 1,449,171 shares of common stock issuable upon the conversion of preferred stock and 7,639 shares of common stock issuable upon exercise of warrants held by Accel Partners through certain of its affiliates (collectively, the “Accel Shares”); 874,015 shares of common stock and 944,546 shares of common stock issuable upon the conversion of preferred stock held by IDG Capital Partners through certain of its affiliates (the “IDG Shares”); and 174,262 shares of common stock, 222,884 shares of common stock issuable upon the conversion of preferred stock and 1,175 shares of common stock issuable upon exercise of warrants held by the James Breyer 2011 Annuity Trust 2 and James W. Breyer 2005 Trust dated 2/25/2005 (collectively, the “Breyer Shares”). Accel Partners is deemed to have voting and investment power over the Accel Shares. Accel Partners is an affiliate of IDG Capital Partners and may also therefore be deemed to share voting and investment power over the IDG Shares. Mr. Breyer is a partner of Accel Partners and therefore Accel Partners may also be deemed to share voting and investment power over the Breyer Shares. Accel Partners disclaims beneficial ownership of the IDG Shares and Breyer Shares except to the extent of its pecuniary interest therein. The address of Accel Partners is 428 University Avenue, Palo Alto, California 94301.
(14)	Represents 708,519 shares of common stock, 486,358 shares of common stock issuable upon the conversion of preferred stock and 7,531 shares of common stock issuable upon exercise of warrants held by Agilus Ventures through certain of its affiliates. Volition Capital, LLC, manages the US portfolio of Agilus Ventures under a sub-advisory agreement and has voting and investment power over the shares held by Agilus Ventures. The address of Agilus Ventures is 82 Devonshire Street, E16B, Boston, Massachusetts 02109
(15)	Represents 710,899 shares of common stock and 746,658 shares of common stock issuable upon the conversion of preferred stock held by Draper Fisher Jurvetson through certain of its affiliates. Draper Fisher Jurvetson is deemed to have voting and investment power over these shares. The address for Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(16)	Represents 699,753 shares of common stock and 944,546 shares of common stock issuable upon the conversion of preferred stock held by IDG Capital Partners through certain of its affiliates (“IDG Shares”); 1,133,055 shares of common stock, 1,449,171 shares of common stock issuable upon the conversion of preferred stock and 7,639 shares of common stock issuable upon exercise of warrants held by Accel Partners through certain of its affiliates (collectively, the “Accel Shares”); and 174,262 shares of common stock, 222,884 shares of common stock issuable upon the conversion of preferred stock and 1,175 shares of common stock issuable upon exercise of warrants held by the James Breyer 2011 Annuity Trust 2 and James W. Breyer 2005 Trust dated 2/25/2005 (collectively, the “Breyer Shares”). IDG Capital Partners is deemed to have voting and investment power over the IDG Shares. IDG Capital Partners is an affiliate of Accel Partners and may also therefore be deemed to share voting and investment power over the Accel Shares. Mr. Breyer is a partner of Accel Partners, which is an affiliate of IDG Capital Partners, and therefore IDG Capital Partners may also be deemed to share voting and investment power over the Breyer Shares. IDG Capital Partners disclaims beneficial ownership of the Accel Shares and Breyer Shares except to the extent of its pecuniary interest therein. The address for IDG Capital Partners is 99 Queen’s Road Central, Unit 1509, The Center, Hong Kong, China.
(17)	Represents 439,333 shares of common stock, 555,751 shares of common stock issuable upon the conversion of preferred stock and 2,755 shares of common stock issuable upon the exercise of warrants held by Meritech Capital Partners through certain of its affiliates. Meritech Capital Partners is deemed to have voting and investment power over these shares. The address for Meritech Capital Partners is 245 Lytton Avenue, Suite 350, Palo Alto, California 94301.
(18)	Represents 10,249,583 shares of common stock issuable upon the conversion of preferred stock held by Sequoia Capital through certain of its affiliates. Sequoia Capital is deemed to have voting and investment power over these shares. The address for Sequoia Capital is 3000 Sand Hill Road, 4-250, Menlo Park, California 94025.
(19)	Represents 3,482,665 shares of common stock issuable upon the conversion of preferred stock held by Francisco Partners through certain of its affiliates. Francisco Partners is deemed to have voting and investment power over these shares. The address for Francisco Partners is One Letterman Drive Building C - Suite 140 San Francisco, CA 94129.
(20)	Represents 1,305,559 shares of common stock issuable upon the conversion of preferred stock held by Garrison through certain of its affiliates. Garrison is deemed to have voting and investment power over these shares. The address for Garrison is 1290 Avenue of the Americas, Suite 914, New York, NY 10019.
(21)	Represents 1,538,849 shares of common stock issuable upon the conversion of preferred stock held by Phenomen Ventures through certain of its affiliates. Phenomen Ventures is deemed to have voting and investment power over these shares. The address for Phenomen Ventures is 89 Nexus Way, Camana Bay, Cayman Islands, KY1-1007.
(22)	Represents 501,124 shares of common stock and 1,007,672 shares of common stock issuable upon the conversion of preferred stock held by Institutional Venture Partners through certain of its affiliates. Institutional Venture Partners is deemed to have voting and investment power over these shares. The address for Institutional Venture Partners is 607 Front Street, San Francisco, CA 94111.

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(23)	Consists of 1,646,398 shares of common stock, 396,655 shares of common stock issuable upon the conversion of preferred stock and 822,132 shares of common stock issuable upon the exercise of stock options held by Stephan Vermut or his affiliates, which include the Barbara T. Vermut 2014 Grandchildren Trust, Merlin Acorn L.P, Stephan P. Vermut 2014 Grandchildren Trust and the Stephan P. Vermut and Barbara T. Vermut 2012 Trust. Mr. Vermut is deemed to have voting and investment power over these shares. Mr. Vermut disclaims beneficial ownership with respect to the shares held by his affiliate except to the extent of his pecuniary interest therein. 731,932 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(24)	Consists of 1,646,398 shares of common stock, 396,655 shares of common stock issuable upon the conversion of preferred stock and 822,132 shares of common stock issuable upon the exercise of stock options held by Aaron Vermut. 808,977 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(25)	Consists of 1,646,398 shares of common stock, 396,655 shares of common stock issuable upon the conversion of preferred stock and 713,132 shares of common stock issuable upon the exercise of stock options held by Ronald Suber or his affiliates, which include the CSIP 2014 Gift Trust and the RSIP 2014 Gift Trust. Mr. Suber is deemed to have voting and investment power over these shares. Mr. Suber disclaims beneficial ownership with respect to the shares held by his affiliate except to the extent of his pecuniary interest therein. 731,932 of the shares of common stock are considered to be restricted as they were purchased through the early exercise of stock options and remain unvested.
(26)	Represents 412,357 shares of common stock and 433,097 shares of common stock issuable upon the conversion of preferred stock held by Crosslink Capital through certain of its affiliates. Crosslink Capital is deemed to have voting and investment power over these shares. The address for Crosslink Capital is Two Embarcadero Center, Suite 2200, San Francisco, California 94111.
(27)	Represents 1,158,238 shares of common stock issuable upon the conversion of preferred stock held by Credit Suisse through certain of its affiliates. Credit Suisse is deemed to have voting and investment power over these shares. The address for Credit Suisse is One Madison Avenue, 10th floor, New York, New York 10106.
(28)	Represents 442,083 shares of common stock and 627,692 shares of common stock issuable upon the conversion of preferred stock held by DAG Ventures through certain of its affiliates. DAG Ventures is deemed to have voting and investment power over these shares. The address for DAG Ventures is 251 Lytton Avenue, Suite 200, Palo Alto, California 94301.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, pages 64 to 73, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of PFL and PMI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, pages 36 to 52, which are incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the Notes and PMI Management Rights offered in this offering will be passed upon for us by Sachin Adarkar, the General Counsel and Secretary of PMI and the Secretary of PFL.

EXPERTS

The financial statements incorporated in this Prospectus by reference from Prosper Funding LLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the restatement of consolidated 2013 financial statements to correct certain misstatements). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference from Prosper Marketplace, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the restatement of consolidated 2013 financial statements to correct certain misstatements). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS

See “Item 15. Exhibits and Financial Statement Schedule” of PFL and PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, pages F-1 to F-59 which is incorporated by reference in this prospectus:

Prosper Marketplace, Inc.:

•	Reports of Independent Registered Public Accounting Firms for Prosper Marketplace, Inc.;
•	Consolidated Balance Sheets as of December 31, 2014 and 2013 (as restated);
•	Consolidated Statements of Operations for the years ended December 31, 2014 and 2013 (as restated);
•	Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended December 31, 2014 and 2013 (as restated);
•	Consolidated Statements of Cash Flows for the years ended December 31, 2014 and 2013 (as restated);
•	Notes to the Consolidated Financial Statements as of and for the years ending December 31, 2014 and 2013 (as restated).

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Prosper Funding LLC:

•	Reports of Independent Registered Public Accounting Firms for Prosper Funding LLC.;
•	Consolidated Balance Sheets as of December 31, 2014 and 2013 (as restated);
•	Consolidated Statements of Operations for the years ended December 31, 2014 and 2013 (as restated);
•	Consolidated Statements of Member’s Equity for the years ended December 31, 2014 and 2013 (as restated);
•	Consolidated Statements Cash Flows for the years ended December 31, 2014 and 2013 (as restated);
•	Notes to the Consolidated Financial Statements as of and for the years ending December 31, 2014 and 2013 (as restated).

See “Item 1. Condensed Consolidated Financial Statements” of PFL and PMI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, pages 5 to 35, which are incorporated by reference in this prospectus:

Prosper Marketplace, Inc.:

•	Balance Sheet as of March 31, 2015 (unaudited);
•	Statement of Operations for the three month periods ended March 31, 2015 and 2014 (unaudited and as restated);
•	Statement of Cash Flows for the three month periods ended March 31, 2015 and 2014 (unaudited and as restated);
•	Notes to the Financial Statements (unaudited and as restated).

Prosper Funding LLC:
•	Consolidated Balance Sheet as of March 31, 2015 (unaudited);
•	Consolidated Statement of Operations for the three month periods ended March 31, 2015 and 2014 (unaudited and as restated);
•	Consolidated Statement of Cash Flows for the three month periods ended March 31, 2015 and 2014 (unaudited and as restated);
•	Consolidated Notes to the Financial Statements (unaudited and as restated).

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table (not in thousands) indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by PMI. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$87,150
Accountants’ fees, legal fees and expenses	180,000
Blue Sky fees and expenses	56,000
Miscellaneous
Total Expenses	$323,150

Item 14.	Indemnification of Directors and Officers

Prosper Funding LLC

PFL’s Fifth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) provides that, to the fullest extent permitted by applicable law, PFL’s directors and officers will not be liable to PFL for, and shall be indemnified by PFL against, any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer or director in good faith on PFL’s behalf and in a manner reasonably believed to be within the scope of the authority conferred on the officer or director by the LLC Agreement, except for any loss, damage or claim incurred by reason of the officer’s or director’s gross negligence or willful misconduct; provided, however, that any such indemnity shall be provided out of and to the extent of PFL’s assets only. In addition, the LLC Agreement provides that, to the fullest extent permitted by applicable law, PFL may advance any expenses incurred by an officer or director defending any claim, demand, action, suit or proceeding prior to its final disposition, upon PFL’s receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is determined that the officer or director is not entitled to be indemnified under the LLC Agreement. PFL will not pay any such indemnification from any borrower loan collections that are allocable to the payment of Notes.

PFL and PMI have entered into an Amended and Restated Services and Indemnity Agreement (the “GSS Agreement”) with Global Securitization Services, LLC (“GSS”) and PFL’s independent directors, David V. DeAngelis and Bernard J. Angelo, who are employees of GSS and are described as the “GSS Representatives.” Under the GSS Agreement, PMI has agreed to indemnify the GSS Representatives and GSS (collectively, the “Indemnitees”) against any loss, damage or claim incurred by the Indemnitees as a result of the GSS Representatives’ service as independent directors for by reason of any act or omission performed or omitted by the GSS Representatives as PFL’s independent directors, except for any loss, damage or claim incurred by reason of the GSS Representative’s gross negligence or willful misconduct. If any proceeding is asserted against the Indemnitees for which they may be indemnified under the GSS Agreement, PMI will retain and direct counsel to defend such action and will be responsible for paying all reasonable fees and disbursements of such counsel. The Indemnitees have the right to approve such counsel, but may not unreasonably withhold approval. If a court of competent jurisdiction determines that an Indemnitee is not entitled to indemnification under the GSS Agreement, GSS must repay any amounts paid by PMI to or on behalf of such Indemnitee in connection with those matters as to which it has been determined that such Indemnitee is not entitled to indemnification.

PFL believes that these provisions are necessary to attract and retain qualified persons as directors and officers. To the extent these provisions permit PFL to indemnify its officers and directors for liabilities arising under the Securities Act, however, PFL has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Prosper Marketplace, Inc.

As permitted by Delaware law, PMI’s amended and restated certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of its directors for breaches of duty to the corporation. PMI’s amended and restated certificate of incorporation and bylaws limit the liability of directors to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to PMI or PMI’s stockholders;
•	any act or omission not in good faith, believed to be contrary to the interests of PMI or its shareholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;
•	any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

II-1

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Delaware law, PMI’s amended and restated certificate of incorporation and bylaws also provide that:

•	PMI will indemnify its directors and officers to the fullest extent permitted by law;
•	PMI may indemnify its other employees and other agents to the same extent that PMI indemnifies its officers and directors; and
•	PMI will advance expenses to its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in PMI’s amended and restated certificate of incorporation and bylaws are not exclusive.

In addition to the indemnification provided for in PMI’s amended and restated certificate of incorporation and bylaws, PMI has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require PMI, among other things, to indemnify such persons for all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by PMI) (collectively, “Expenses”), actually and reasonably incurred by such person in connection with the investigation, defense or appeal of any proceeding to which such person may be made a party, a potential party, a non-party witness, or otherwise by reason of: (i) such person’s service as a director or officer of PMI; (ii) any action or inaction taken by such person or on such person’s part while acting as director, officer, employee or agent of PMI; or (iii) such person’s actions while serving at the request of PMI as a director, officer, employee, trustee, general partner, managing member, agent or fiduciary of PMI or any other entity, in each case, whether or not serving in any such capacity at the time any liability or expense is or was incurred. In addition, PMI is required to indemnify against any Expenses actually and reasonably incurred in connection with any action establishing or enforcing a right to indemnification or advancement of expenses under the indemnification agreement or under any directors’ and officers’ liability insurance policies maintained by PMI to the extent that such person is successful in such action. The indemnification agreements also provide that PMI agrees to indemnify such persons to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of the agreement or PMI’s amended and restated certificate of incorporation or bylaws. Moreover, the indemnification agreements provide that any future changes under Delaware law that expand the ability of a Delaware corporation to indemnify its officers and directors are automatically incorporated into the agreements.

Under the indemnification agreements, PMI is not obligated to provide indemnification on account of any proceeding unless such person acted in good faith and in a manner reasonably believed to be in the best interests of PMI, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, by itself, create the presumption that such person did not satisfy the above standards. In addition, under the indemnification agreements, PMI is not obligated to provide indemnification for: (i) any proceedings or claims initiated or brought voluntarily by such person and not by way of defense, unless such indemnification is authorized by PMI, other than a proceeding to establish such person’s right to indemnification; (ii) any expenses incurred by such person with respect to any proceeding instituted by such person to enforce and interpret the terms of his indemnification agreement, unless such person is successful in such action; (iii) which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (iv) an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); and (v) any reimbursement of PMI by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of PMI, as required in each case under the Exchange Act, as amended (including any such reimbursements that arise from an accounting restatement of PMI pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to PMI of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements).

PMI also maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

PMI believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. To the extent these provisions permit PMI to indemnify its officers and directors for liabilities arising under the Securities Act, however, PMI has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

Prosper Funding LLC

Issuances of Equity Interest

Set forth below is information regarding equity interests issued by PFL since its inception. Also included is the consideration, if any, received by PFL for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed. No underwriters were involved in the sale of any of the securities set forth below.

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On March 1, 2012, PFL issued and sold to PMI a 100% equity interest for consideration of $100. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act as set forth in Section 4(2) of the Securities Act relative to sales by an issuer not involving a public offering.

Prosper Marketplace Inc.

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by PMI within the past three years. Also included is the consideration, if any, received by PMI for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. No underwriters were involved in the sale of any of the securities set forth below.

Issuances of Capital Stock, Warrants and Promissory Notes

In January 2013, PMI issued and sold to certain new investors and certain of its existing an aggregate of 13,868,152 shares of new Series A convertible preferred stock for an aggregate purchase price of $19.8 million net of issuance costs of $101 thousand. In connection with that sale, PMI also issued 5,117,182 shares at the par value $0.01 per share of Series A-1 convertible preferred stock to certain previous holders of PMI’s preferred stock who participated in the sale. The Series A-1 shares established certain liquidation rights, have no voting rights and are convertible into one share of PMI common stock for every one million shares of Series A-1. PMI allocated the fair value of the shares of Series A-1 Preferred Stock at the par value of $.001 per share from the proceeds of Series A. Upon issuance of the Series A and Series A-1 Preferred Stock, all of PMI’s preferred stock existing prior to such issuance was converted into PMI common stock at a 1:1 ratio if the holder of the preferred stock participated in the offering or at a 10:1 ratio if the holder of the preferred stock did not so participate.

In September 2013, PMI issued and sold an aggregate of 8,288,734 shares of new Series B convertible preferred stock in a private placement at an aggregate purchase price of $3.01613647 per share for $24.9 million, net of issuance costs of $70 thousand.

In May 2014, PMI issued and sold an aggregate of 4,880,954 shares of new Series C convertible preferred stock in a private placement at an aggregate purchase price of $ $69.9 million net of issuance costs of $117 thousand.

In April 2015, PMI issued and sold an aggregate of 4,777,728 shares of new Series D convertible preferred stock in a private placement at a an aggregate purchase price of $165 million.

During the year ended December 31, 2012, PMI granted warrants to acquire 1,266,281 shares of common stock at an exercise price of $0.17 per share to various accredited investors. During the year ended December 31, 2013, PMI granted warrants to acquire 2,460 shares of PMI’s common stock at an exercise price of $0,10 per share. During the year ended December 31, 2014, PMI granted a warrant to acquire 75,000 shares of PMI’s common stock at an exercise price of $5.65 per share.

All of these securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving a public offering.

Stock Grants

During the years ended December 31, 2014, 2013, and 2012, PMI did not grant any fully vested common shares to employees.

During the year ended December 31, 2013, PMI granted an immediately vested option to purchase 47,601 common shares at $0.10 per share to a non-employee. PMI did not grant any fully vested common shares to non-employees for services for the years ended December 31, 2014 and 2012.

These securities were sold or granted in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act regarding sales by an issuer not involving a public offering.

Item 16.	Exhibits and Financial Statements Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

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Item 17.  Undertakings

The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, Prosper Funding LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 31st day of July, 2015.

PROSPER FUNDING LLC

By:	/s/ Aaron Vermut
Aaron Vermut
Chief Executive Officer (Principal Executive Officer); Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints John Hiestand and Sachin Adarkar and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aaron Vermut	Chief Executive Officer (Principal Executive Officer); Director	July 31, 2015
Aaron Vermut

/s/ John Hiestand	Treasurer (Principal Financial Officer and	July 31, 2015
John Hiestand	Principal Accounting Officer)

/s/ Stephan Vermut	Executive Chairman and Director	July 31, 2015
Stephan Vermut

*	President; Director	July 31, 2015
Ronald Suber

*	Director	July 31, 2015
Bernard Angelo

*	Director	July 31, 2015
David DeAngelis

* By: /s/ Sachin D. Adarkar		July 31, 2015
Sachin D. Adarkar
Attorney-in-Fact

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SIGNATURES

Pursuant to the requirements of the Securities Act, Prosper Marketplace, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 31st day of July, 2015.

PROSPER MARKETPLACE, INC.

By:	/s/ Aaron Vermut
Aaron Vermut
Chief Executive Officer (Principal Executive Officer); Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints John Hiestand and Sachin D. Adarkar and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aaron Vermut	Chief Executive Officer (Principal Executive Officer); Director	July 31, 2015
Aaron Vermut

/s/ John Hiestand	Principal Financial Officer and Principal Accounting Officer	July 31, 2015
John Hiestand

/s/ Stephan Vermut	Executive Chairman and Director	July 31, 2015
Stephan Vermut

*	Director	July 31, 2015
Christopher Bishko

*	Director	July 31, 2015
Rajeev V. Date

*	Director	July 31, 2015
Patrick Grady

*	Director	July 31, 2015
David Golob

*	Director	July 31, 2015
Nigel Morris

* By: /s/ Sachin D. Adarkar		July 31, 2015
Sachin D. Adarkar
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Transfer Agreement, dated January 22, 2013, between Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 2.1 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013)

3.1	Fifth Amended and Restated Limited Liability Company Agreement of Prosper Funding LLC, dated October 21, 2013 (incorporated by reference to Exhibit 3.1 of Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, filed October 23, 2013 by PFL and PMI)

3.2	Amended and Restated Certificate of Incorporation of Prosper Marketplace, Inc. (incorporated by reference to Exhibit 3.1 of PMI’s Annual Report on Form 10-K, filed March 30, 2012)

3.3	Prosper Funding LLC Certificate of Formation (incorporated by reference to Exhibit 3.2 of Pre-Effective Amendment No. 1 to PFL and PMI’s Registration Statement on Form S-1 (File No. 333-179941), filed on April 23, 2012)

3.4	Bylaws of PMI, dated March 22, 2005 (incorporated by reference to Exhibit 3.2 of PMI’s Registration Statement on Form S-1, filed October 30, 2007)

4.1	Form of PFL Borrower Payment Dependent Note (included as Exhibit A in Exhibit 4.5)

4.2	Form of PMI Borrower Payment Dependent Note (included as Exhibit A in Exhibit 4.4)

4.3	Supplemental Indenture, dated January 22, 2013, between Prosper Marketplace, Inc., Prosper Funding LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013)

4.4	Indenture, dated June 15, 2009, between Prosper Marketplace, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of Pre-Effective Amendment No. 5 to PMI’s Registration Statement on Form S-1 (File No. 333-147019), filed June 26, 2009)

4.5	Amended and Restated Indenture, dated January 22, 2013, between Prosper Funding LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of PMI and PFL’s Current Report on Form 8-K filed on January 28, 2013)

5.1	Opinion of Sachin Adarkar, General Counsel of Prosper Marketplace, Inc. (2)

8.1	Opinion of Covington & Burling LLP (2)

10.1	Form of PFL Borrower Registration Agreement (incorporated by reference to Exhibit 10.1 of PMI and PFL’s Annual Report on Form 10-K, filed on March 31, 2014)

10.2	Form of PFL Lender Registration Agreement (incorporated by reference to Exhibit 10.2 of PMI and PFL’s Annual Report on Form 10-K, filed on March 31, 2014)

10.3	Form of PMI Borrower Registration Agreement (incorporated by reference to Exhibit 10.1 of Pre-Effective Amendment No. 1 to PMI’s Registration Statement on Form S-1 (File No. 333-182599), filed on November 19, 2012)

10.4	Form of PMI Lender Registration Agreement (Note Commitment, Purchase and Sale Agreement) (incorporated by reference to Exhibit 10.2 of Pre-Effective Amendment No. 1 to PMI’s Registration Statement on Form S-1 (File No. 333-182599) filed on November 19, 2012)

10.5	Administration Agreement between Prosper Funding LLC and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.1 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

10.6	Amendment #1 Administration Agreement between Prosper Funding LLC and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.1 of PMI and PFL’s Current Report on Form 10-Q filed on May 14, 2014)

10.7	Amendment #2 Administration Agreement between Prosper Funding LLC and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of PMI and PFL’s Annual Report on Form 10-K, filed on April 6, 2015)

10.8	Services and Indemnity Agreement, dated March 1, 2012, between Global Securitization Services, LLC, Kevin Burns, Bernard Angelo, Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.8 of Pre-Effective Amendment No. 3 to PFL and PMI’s Registration Statement on Form S-1 (File Nos. 333-179941 and 333-179941-01), filed November 21, 2012)

10.9	Second Amended and Restated Loan Sale Agreement, dated January 25, 2013, between WebBank, Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.5 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013) (1)

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Exhibit Number	Description

10.10	Stand By Loan Purchase Agreement, dated January 25, 2013, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013) (1)

10.11	Amended and Restated Loan Sale Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.4 of PMI’s Quarterly Report on Form 10-Q, filed November 12, 2010)(1)

10.12	Amended and Restated Loan Account Program Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.3 of PMI’s Quarterly Report on Form 10-Q, filed November 12, 2010)(1)

10.13	Amended and Restated Hosting Services Agreement, between FOLIOfn Investments, Inc., Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.3 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013)

10.14	Amended and Restated Services Agreement, between FOLIOfn Investments, Inc., Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.2 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013)

10.15	Amended and Restated License Agreement, between FOLIOfn Investments, Inc., Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.4 of PMI and PFL’s Current Report on Form 8-K, filed on January 28, 2013)

10.16	Hosting Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.5 of Pre-Effective Amendment No. 3 to PMI’s Registration Statement on Form S-1 (File No. 333-147019), filed April 14, 2009)

10.17	Prosper-Folio Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.6 of Pre-Effective Amendment No. 3 to PMI’s Registration Statement on Form S-1 (File No. 333-147019), filed April 14, 2009)

10.18	Prosper-Folio Software License Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of Pre-Effective Amendment No. 3 to PMI’s Registration Statement on Form S-1 (File No. 333-147019), filed April 14, 2009)

10.19	Indemnification Agreement, dated January 15, 2013, between Prosper Marketplace, Inc. and Patrick Grady (incorporated by reference to Exhibit 10.20 of PMI and PFL’s Annual Report on Form 10-K, filed on March 31, 2014)

10.20	Indemnification Agreement, dated July 18, 2013, between Prosper Marketplace, Inc. and Rajeev V. Date (incorporated by reference to Exhibit 10.21 of PMI and PFL’s Annual Report on Form 10-K, filed on April 5, 2015)

10.21	Schedule of Prosper Marketplace, Inc. Officer and Director Indemnification Agreements (included as Exhibit A in Exhibit 10.20)

10.22	Form of PMI interim Borrower Registration Agreement (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1 to PMI’s Registration Statement on Form S-1 (File No. 333-182599) filed on January 7, 2013)

10.23	Form of PMI interim Lender Registration Agreement (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 1 to PMI’s Registration Statement on Form S-1 (File No. 333-182599) filed on January 7, 2013)

10.24	Backup Servicing Agreement, dated January 9, 2014, between Prosper Funding LLC and First Associates Loan Servicing, LLC (incorporated by reference to Exhibit 10.25 of PMI and PFL’s Annual Report on Form 10-K, filed on March 31, 2014) (1)

10.25	Amended and Restated Services and Indemnity Agreement, dated May 30, 2013, between Prosper Funding LLC, Prosper Marketplace, Inc., Global Securitization Services, LLC, Bernard J. Angelo and David V. DeAngelis (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, filed June 5, 2013 by PFL and PMI)

21.1	Subsidiaries of Prosper Marketplace, Inc. (incorporated by reference to Exhibit 21.1 of PMI and PFL’s Annual Report on Form 10-K, filed on April 6, 2015)

21.2	Subsidiaries of Prosper Funding LLC (incorporated by reference to Exhibit 21.2 of PMI and PFL’s Annual Report on Form 10-K, filed on March 31, 2014)

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm

23.2	Consent of Sachin Adarkar, General Counsel at Prosper Marketplace, Inc., (included in Exhibit 5.1) (2)

23.3	Consent of Covington & Burling LLP (included in Exhibit 8.1) (2)

24.1	Power of Attorney (see pages S-1 and S-2 of this prospectus)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of CSC Trust Company of Delaware as Trustee under the Indenture (2)

(1)	Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act.
(2)	Previously filed

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